      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2007
                                            REGISTRATION STATEMENT NO. 333-69793
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 8





                    METLIFE INSURANCE COMPANY OF CONNECTICUT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





                                   CONNECTICUT
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)
                I.R.S. EMPLOYER IDENTIFICATION NUMBER: 06-0566090





                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
                                 (860) 308-1000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                             JAMES L. LIPSCOMB, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415,
    (860) 308-1000 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE OF AGENT FOR SERVICE)


                                    ---------


                                   COPIES TO:
                              DIANE E. AMBLER, ESQ.
                 KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP
                               1601 K STREET, N.W.
                             WASHINGTON, D.C. 20006



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________



If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________



If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________



          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act. of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


METLIFE INSURANCE COMPANY OF CONNECTICUT CROSS REFERENCE SHEET METLIFE RETIREMENT
  ACCOUNT






ITEM NO.   FORM S-1 REGISTRATION ITEM                     LOCATION IN PROSPECTUS
--------   --------------------------                     ----------------------


1          Forepart of the Registration Statement and     Forepart of the Registration Statement and
           Outside Front Cover Page of Prospectus         Cover Page
2          Inside Front and Outside Back Cover Pages of   Front and Back Cover Pages
           Prospectus
3          Summary Information, Risk Factors and Ratio    Summary
           of Earnings to Fixed Charges
4          Use of Proceeds                                The Annuity Period -- The Liquidity Benefit
5          Determination of Offering Price                Purchase Payments
6          Dilution                                       N/A
7          Selling Security Holders                       N/A
8          Plan of Distribution                           Distribution of the Contracts
9          Description of Securities to be Registered     Summary, The Annuity Period -- The Liquidity
                                                          Benefit
10         Interests of Named Experts and Counsel         Statement of Additional
                                                          Information -- Independent Registered Public
                                                          Accounting Firms
11         Information with Respect to Registrant         The Insurance Company,
11A        Material Changes
12         Incorporation of Certain Information by        Incorporation of Certain Documents by
           Reference                                      Reference
12A        Disclosure of Commission Position on           See Part II -- Item 14
           Indemnification for Securities Act
           Liabilities
13         N/A                                            N/A

                 METLIFE RETIREMENT ACCOUNT ANNUITY PROSPECTUS:
           METLIFE OF CT SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES
            METLIFE OF CT SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES

This prospectus describes MetLife Retirement Account Annuity, a flexible premium deferred variable annuity contract (the "Contract") issued by MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut. MetLife Life and Annuity Company does not solicit or issue insurance products in the State of New York. Refer to the first page of your Contract for the name of your issuing company. The Contract is available in connection with certain retirement plans that qualify for special Federal income tax treatment ("Qualified Contracts".) We may issue it as an individual Contract or as a group Contract. When we issue a group Contract, you will receive a certificate summarizing the Contract's provisions. For convenience, we refer to Contracts and certificates as "Contracts." The Contract is not available to new purchasers. Current Contract Owners may make additional purchase payments.

You can choose to have your premium ("Purchase Payments") and any applicable Purchase Payment Credits accumulate on a variable and, subject to availability, fixed basis in one of our funding options. Your Contract Value before the Maturity Date and the amount of monthly income afterwards will vary daily to reflect the investment experience of the Variable Funding Options you select. You bear the investment risk of investing in the Variable Funding Options. The Variable Funding Options are:



AMERICAN FUNDS INSURANCE SERIES                    Lord Abbett Mid-Cap Value
  American Funds Global Growth Fund -- Class          Portfolio -- Class B(+)
     2                                             MFS(R) Emerging Markets Equity
  American Funds Growth Fund -- Class 2               Portfolio -- Class A(+)
  American Funds Growth-Income Fund -- Class       MFS(R) Value Portfolio -- Class A
     2                                             Met/AIM Capital Appreciation
DELAWARE VIP TRUST -- STANDARD CLASS                  Portfolio -- Class A
  Delaware VIP Small Cap Value Series              Met/AIM Small Cap Growth Portfolio -- Class
DREYFUS VARIABLE INVESTMENT FUND -- INITIAL           A (+)
  SHARES                                           Neuberger Berman Real Estate
  Dreyfus Variable Investment Fund                    Portfolio -- Class A
     Appreciation Portfolio                        PIMCO Inflation Protected Bond
  Dreyfus Variable Investment Fund Developing         Portfolio -- Class A (+)
     Leaders Portfolio                             Pioneer Fund Portfolio -- Class A
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS     Pioneer Strategic Income Portfolio -- Class
  TRUST                                               A
  Templeton Developing Markets Securities          Third Avenue Small Cap Value
     Fund--- Class 2                                  Portfolio -- Class B (+)
  Templeton Foreign Securities Fund--- Class     METLIFE INVESTMENT FUNDS, INC.
     2                                             MetLife Investment Diversified Bond
JANUS ASPEN SERIES                                    Fund -- Class I
  Mid Cap Growth Portfolio -- Service Shares       MetLife Investment International Stock
LEGG MASON PARTNERS VARIABLE EQUITY TRUST             Fund -- Class I
  Legg Mason Partners Variable Aggressive          MetLife Investment Large Company Stock
     Growth Portfolio -- Class I(+)                   Fund -- Class I
  Legg Mason Partners Variable Appreciation        MetLife Investment Small Company Stock
     Portfolio -- Class I(+)                          Fund -- Class I
  Legg Mason Partners Variable Capital and       METROPOLITAN SERIES FUND, INC.
     Income Portfolio -- Class I(+)                BlackRock Aggressive Growth
  Legg Mason Partners Variable Equity Index           Portfolio -- Class D
     Portfolio -- Class II(+)                      BlackRock Bond Income Portfolio -- Class A
  Legg Mason Partners Variable Fundamental         BlackRock Money Market Portfolio -- Class A
     Value Portfolio(+) -- Class I(+)              FI Value Leaders -- Class D(+)
  Legg Mason Partners Variable Investors           FI Large Cap Portfolio -- Class A
     Portfolio(+)                                  MFS(R) Total Return Portfolio -- Class F
  Legg Mason Partners Variable Large Cap           Oppenheimer Global Equity
     Growth Portfolio(+)                              Portfolio -- Class B
  Legg Mason Partners Variable Small Cap           Western Asset Management U. S. Government
     Growth Portfolio -- Class I(+)                   Portfolio -- Class A
  Legg Mason Partners Variable Social            PIMCO VARIABLE INSURANCE
     Awareness Portfolio(+)                        TRUST -- ADMINISTRATIVE CLASS
LEGG MASON PARTNERS VARIABLE INCOME TRUST          Total Return Portfolio
  Legg Mason Partners Variable Adjustable        VAN KAMPEN LIFE INVESTMENT TRUST
     Rate Income Portfolio(+)                      Van Kampen Life Investment Trust
  Legg Mason Partners Variable High Income         Comstock Portfolio -- Class II
     Portfolio(+)                                VARIABLE INSURANCE PRODUCTS FUND -- SERVICE
MET INVESTORS SERIES TRUST                         CLASS 2
  Batterymarch Mid-Cap Value                       VIP Contrafund(R) Portfolio
     Portfolio -- Class A                          VIP Mid Cap Portfolio
  BlackRock High Yield Portfolio -- Class A      METROPOLITAN SERIES FUND, INC. -- ASSET
     (+)                                           ALLOCATION PORTFOLIOS -- CLASS B
  BlackRock Large-Cap Core Portfolio -- Class      MetLife Conservative Allocation Portfolio
     E(+)                                          MetLife Conservative to Moderate Allocation
  Dreman Small-Cap Value Portfolio -- Class A         Portfolio
  Harris Oakmark International                     MetLife Moderate Allocation Portfolio
     Portfolio -- Class A                          MetLife Moderate to Aggressive Allocation
  Janus Forty Portfolio -- Class A (+)                Portfolio
  Lazard Mid-Cap Value Portfolio -- Class B        MetLife Aggressive Allocation Portfolio
     (+)
  Legg Mason Partners Managed Assets
     Portfolio
  Lord Abbett Bond Debenture
     Portfolio -- Class A
  Lord Abbett Growth and Income
     Portfolio -- Class B




-------

(+) This Variable Funding Option has been subject to a merger, substitution, name or other change. Please see Appendix F for more information.

We also offer variable annuity Contracts that do not have Purchase Payment Credits, and therefore may have lower fees. Over time, the value of the Purchase Payment Credits could be more than offset by higher charges. You should carefully consider whether or not this Contract is the most appropriate investment for you.

The Contract, certain Contract features and/or some of the funding options may not be available in all states. This prospectus provides the information that you should know before investing in the Contract. Please keep this prospectus for future reference. You can receive additional information about your Contract by requesting a copy of the Statement of Additional Information ("SAI") dated April 30, 2007. We filed the SAI with the Securities and Exchange Commission ("SEC"), and it is incorporated by reference into this prospectus. To request a copy, write to us at MetLife Insurance Company of Connecticut, Annuity Operations and Services, One Cityplace, 185 Asylum Street, 3CP, Hartford, Connecticut 06103-3415, call 1- 800-842-9406 or access the SEC's website (http://www.sec.gov). See Appendix H for the SAI's table of contents.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

VARIABLE ANNUITY CONTRACTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                         PROSPECTUS DATED APRIL 30, 2007

                                TABLE OF CONTENTS





Glossary................................      3
Summary.................................      5
Fee Table...............................      8
Condensed Financial Information.........     14
The Annuity Contract and Your Retirement
  Plan..................................     14
The Annuity Contract....................     14
  Contract Owner Inquiries..............     15
  Purchase Payments.....................     15
  Purchase Payment Credits..............     16
  Conservation Credit...................     16
  Accumulation Units....................     16
  The Variable Funding Options..........     16
  Notice of Substitution................     18
Fixed Account...........................     25
Charges and Deductions..................     25
  General...............................     25
  Withdrawal Charge.....................     25
  Free Withdrawal Allowance.............     26
  Transfer Charge.......................     27
  Mortality and Expense Risk Charge.....     27
  Variable Funding Option Expenses......     27
  Floor Benefit/Liquidity Benefit
     Charges............................     27
  CHART Asset Allocation Program
     Charges............................     27
  Premium Tax...........................     27
  Changes in Taxes Based upon Premium or
     Value..............................     27
Transfers...............................     27
  Market Timing/Excessive Trading.......     28
CHART Asset Allocation Program..........     30
  General...............................     30
  CHART Asset Allocation Program........     30
  Program Fees - Deductions from
     Contract Value.....................     31
Access to Your Money....................     31
  Systematic Withdrawals................     32
Ownership Provisions....................     32
  Types of Ownership....................     32
     Contract Owner.....................     32
     Beneficiary........................     33
Death Benefit...........................     33
  Death Proceeds before the Maturity
     Date...............................     33
  Standard Death Benefit................     33
  Step-Up Death Benefit Value...........     34
  Optional Death Benefit and Credit.....     34
  Payment of Proceeds...................     35
  Beneficiary Contract Continuance......     35
  Planned Death Benefit.................     35
  Death Proceeds after the Maturity
     Date...............................     36
The Annuity Period......................     36
  Maturity Date.........................     36
  Liquidity Benefit.....................     36
  Allocation of Annuity.................     37
  Variable Annuity......................     37
  Fixed Annuity.........................     38
Payment Options.........................     38
  Election of Options...................     38
  Annuity Options.......................     39
Miscellaneous Contract Provisions.......     39
  Right to Return.......................     39
  Termination...........................     39
  Required Reports......................     40
  Suspension of Payments................     40
  Misstatement..........................     40
The Separate Accounts...................     40
  Performance Information...............     41
Federal Tax Considerations..............     41
  General Taxation of Annuities.........     41
  Qualified Annuity Contracts...........     42
  Taxation of Qualified Annuity
     Contracts..........................     42
  Mandatory Distributions for Qualified
     Plans..............................     42
  Individual Retirement Annuities.......     43
  Roth IRAs.............................     43
  Penalty Tax for Premature
     Distribution.......................     44
  Taxation of Death Benefit Proceeds....     44
  Treatment of Charges for Certain Asset
     Allocation Programs................     44
  Treatment of Charges for Optional
     Benefits...........................     44
Other Tax Considerations................     45
  Puerto Rico Tax Considerations........     45
  Non-Resident Aliens...................     45
  Changes to Tax Rules and
     Interpretations....................     45
  Hurricane Relief......................     45
Incorporation of Certain Documents by
  Reference.............................     46
Other Information.......................     47
  The Insurance Companies...............     47
  Financial Statements..................     47
  Distribution of the Contracts.........     47
  Conformity with State and Federal
     Laws...............................     49
  Voting Rights.........................     49
  Restrictions on Financial
     Transactions.......................     49
  Legal Proceedings.....................     50
Appendix A: Condensed Financial
  Information for Separate Account
  Five..................................    A-1
Appendix B: Condensed Financial
  Information for Separate Account Six..    B-1
Appendix C: Waiver of Withdrawal Charge
  for Nursing Home Confinement..........    C-1
Appendix D: Market Value Adjustment.....    D-1
Appendix E: What You Need To Know If You
  Are A Texas Optional Retirement
  Program Participant...................    E-1
Appendix F: Additional Information
  Regarding the Underlying Funds........    F-1
Appendix G: Portfolio Legal and
  Marketing Names.......................    G-1
Appendix H: Contents of the Statement of
  Additional Information................    H-1

                                    GLOSSARY

ACCUMULATION UNIT -- an accounting unit of measure used to calculate the value of this Contract before Annuity Payments begin.

ANNUITANT -- the person on whose life the Maturity Date and Annuity Payments depend.

ANNUITY PAYMENTS -- a series of periodic payments (a) for life; (b) for life with a minimum number of payments; (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (d) for a fixed period.

ANNUITY UNIT -- an accounting unit of measure used to calculate the amount of Annuity Payments.

CASH SURRENDER VALUE -- the Contract Value less any withdrawal charge and premium tax not previously deducted.

CODE -- the Internal Revenue Code of 1986, as amended, and all related laws and regulations that are in effect during the term of this Contract.

CONTINGENT ANNUITANT -- the individual who becomes the Annuitant when the Annuitant who is not the owner dies prior to the Maturity Date.


CONTRACT -- for convenience, means the Contract or the Certificate.



CONTRACT DATE -- the date on which the Contract is issued.


CONTRACT OWNER (you) -- the person named in the Contract (on the specifications page) as the owner of the Contract.

CONTRACT VALUE -- Purchase Payments and any associated Purchase Payment Credits, plus or minus any investment experience on the amounts allocated to the variable funds or interest on amounts allocated to the Fixed Account, adjusted by any applicable charges and withdrawals.

CONTRACT YEARS -- twelve month periods beginning with the Contract Date.

DEATH REPORT DATE -- the day on which we have received 1) Due Proof of Death and
2) written payment instructions or election of spousal or beneficiary contract continuation.

DUE PROOF OF DEATH -- (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to us.

FIXED ACCOUNT -- an account that consists of all of the assets under this Contract other than those in the Separate Account.

HOME OFFICE -- the Home Office of MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut or any other office that we may designate for the purpose of administering this Contract.

MATURITY DATE -- the date on which the Annuity Payments are to begin.

PAYMENT OPTION -- an Annuity or Income option elected under your Contract.

PURCHASE PAYMENT -- any premium paid by you to initiate or supplement this Contract.

PURCHASE PAYMENT CREDIT -- an amount credited to your Contract Value that equals a percentage of each Purchase Payment made.

QUALIFIED CONTRACT -- a contract used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408, or 414(d) of the Code.

SEPARATE ACCOUNT -- MetLife of CT Separate Account Five for Variable Annuities and MetLife of CT Separate Account Six for Variable Annuities, each a segregated account registered with the Securities and Exchange Commission ("SEC"), the assets of which are invested solely in the Underlying Funds. The assets of the Separate Account are held exclusively for the benefit of Contract Owners.

SUBACCOUNT -- that portion of the assets of a Separate Account that is allocated to a particular Underlying Fund.

UNDERLYING FUND -- a portfolio of an open-end management investment company that is registered with the SEC in which the Subaccounts invest.

VALUATION DATE -- a date on which a Subaccount is valued.

VALUATION PERIOD -- the period between successive valuations.

VARIABLE FUNDING OPTION -- an open-end diversified management investment company that serves as an investment option under the Separate Account.

WE, US, OUR -- MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut.

WRITTEN REQUEST -- written information sent to us in a form and content satisfactory to us and received at our Home Office.


YOU, YOUR -- the "You", depending on the context, may be the Participant or the Contract Owner and a natural person, a trust established for the benefit of a natural person, a charitable remainder trust, or a plan (or the employer purchaser who has purchased the Contact on behalf of the plan).

                                    SUMMARY:

                           METLIFE RETIREMENT ACCOUNT

THIS SUMMARY DETAILS SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. PLEASE READ THE ENTIRE PROSPECTUS CAREFULLY.


WHAT COMPANY WILL ISSUE MY CONTRACT? Your issuing company is either MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut, (the "Company," "we" or "us"). MetLife Life and Annuity Company of Connecticut does not solicit or issue insurance products in the State of New York. Refer to your Contract for the name of your issuing Company. Each company sponsors its own segregated account ("Separate Account"). MetLife Insurance Company of Connecticut sponsors MetLife of CT Separate Account Five for Variable Annuities ("Separate Account Five"); MetLife Life and Annuity Company of Connecticut sponsors MetLife of CT Separate Account Six for Variable Annuities ("Separate Account Six"). When we refer to the Separate Account, we are referring to either Separate Account Five or Separate Account Six, depending upon your issuing Company. The Contract may not currently be available for sale in all states. Contracts issued in your state may provide different features and benefits from and impose different costs (such as waiver of the withdrawal charge on all Annuity Payments) than those described in this prospectus.


CAN YOU GIVE ME A GENERAL DESCRIPTION OF THE CONTRACT? We designed the Contract for retirement savings or other long-term investment purposes. The Contract provides a death benefit as well as guaranteed payout options. You direct your payment(s) to one or more of the Variable Funding Options and/or to the Fixed Account that is part of our general account (the "Fixed Account"). We guarantee money directed to the Fixed Account as to principal and interest. The Variable Funding Options fluctuate with the investment performance of the Underlying Funds and are not guaranteed. You can also lose money in the Variable Funding Options.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the payout phase (annuity period). During the accumulation phase generally, your pre-tax contributions accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal, presumably when you are in a lower tax bracket. The payout phase occurs when you begin receiving payments from your Contract. The amount of money you accumulate in your Contract determines the amount of income (Annuity Payments) you receive during the payout phase.

During the payout phase, you may choose one of a number of annuity options. You may receive income payments in the form of a variable annuity, a fixed annuity, or a combination of both. If you elect variable income payments, the dollar amount of your payments may increase or decrease. Once you choose one of the annuity options and begin to receive payments, it cannot be changed.

WHO CAN PURCHASE THIS CONTRACT? The Contract is not available for purchase if the proposed owner or Annuitant is age 81 or older. The Contract is not available to new purchasers.

CAN I EXCHANGE MY CURRENT ANNUITY CONTRACT FOR THIS CONTRACT? The Code generally permits you to exchange one annuity contract for another in a "tax-free exchange." Therefore, you can transfer the proceeds from another annuity contract to make Purchase Payments under this Contract. Before making an exchange to acquire this Contract, you should carefully compare this Contract to your current contract. You may have to pay a surrender charge under your current contract to exchange it for this Contract, and this Contract has its own surrender charges that would apply to you. The other fees and charges under this Contract may be higher or lower and the benefits may be different than those of your current contract. In addition, you may have to pay federal income or penalty taxes on the exchange if it does not qualify for tax-free treatment. You should not exchange another contract for this Contract unless you determine, after evaluating all the facts, that the exchange is in your best interests. Remember that the person selling you the Contract generally will earn a commission on the sale.

WHO IS THE CONTRACT ISSUED TO? If you purchase an individual Contract, you are the Contract Owner. If a group Contract is purchased, we issue certificates to the individual participants. Where we refer to "you," we are referring to the individual Contract Owner or the group participant, as applicable. We refer to both contracts and certificates as "Contracts." If a group unallocated Contract is purchased, we issue only the Contract.

We issue group Contracts in connection with retirement plans. Depending on your Plan, certain features and/or Variable Funding Options described in this prospectus may not be available to you. Your Plan provisions supersede the prospectus. If you have any questions about your specific Plan, contact your Plan administrator.

IS THERE A RIGHT TO RETURN PERIOD? If you cancel the Contract within ten days after you receive it, you will receive a full refund of your Contract Value plus any Contract charges and premium taxes you paid (but not fees and charges assessed by the Underlying Funds). The number of days for the right to return varies by state. Depending on state law, we may refund all of your purchase payments or your Contract Value. You bear the investment risk on the Purchase Payment allocated to a Variable Funding Option during the right to return period; therefore, the Contract Value we return may be greater or less than your Purchase Payment.


If you purchased your Contract as an Individual Retirement Annuity, and you return it within the first seven days after delivery, or longer if your state permits, we will refund your full Purchase Payment. During the remainder of the right to return period, we will refund your Contract Value (including charges we assessed). We will determine your Contract Value at the close of business on the day we receive a Written Request for a refund.

During the right to return period, you will not bear any Contract fees associated with the Purchase Payment Credits. If you exercise your right to return, you will be in the same position as if you had exercised the right to return in a variable annuity Contract with no Purchase Payment Credit. You would, however, receive any gains, and we would bear any losses attributable to the Purchase Payment Credits.

CAN YOU GIVE A GENERAL DESCRIPTION OF THE VARIABLE FUNDING OPTIONS AND HOW THEY OPERATE? Through its Subaccounts, the Separate Account uses your Purchase Payments to purchase shares, at your direction, of one or more of the Variable Funding Options. In turn, each Variable Funding Option invests in an underlying mutual fund ("Underlying Fund") that holds securities consistent with its own investment policy. Depending on market conditions, you may make or lose money in any of these Variable Funding Options.

You can transfer among the Variable Funding Options as frequently as you wish without any current tax implications. Currently there is no charge for transfers, nor a limit to the number of transfers allowed. We may, in the future, charge a fee for any transfer request, or limit the number of transfers allowed. At a minimum, we would always allow one transfer every six months. We reserve the right to restrict transfers that we determine will disadvantage other Contract Owners.

WHAT EXPENSES WILL BE ASSESSED UNDER THE CONTRACT? The Contract has insurance features and investment features, and there are costs related to each. We deduct a mortality and expense risk ("M&E") charge daily from the amounts you allocate to the Separate Account. We deduct the M&E charge at an annual rate of 0.80% for the Standard Death Benefit, and 1.25% for the Optional Death Benefit. Each Underlying Fund also charges for management costs and other expenses.


We will apply a withdrawal charge to withdrawals from the Contract, and will calculate it as a percentage of the Purchase Payments and any associated Purchase Payment Credits withdrawn. The maximum percentage is 5%, decreasing to 0% in year six and later.


Upon annuitization, if you select the Variable Annuitization Floor Benefit, there is a Floor Benefit charge assessed. This charge will vary based upon market conditions, and will be set at the time you choose this option. Once established, this charge will remain the same throughout the term of the annuitization. If you select the Liquidity Benefit, there is a charge of 5% of the amounts withdrawn.


If you are a participant in the CHART Asset Allocation Program, the maximum annual charge is 0.75% deducted from amounts of the Variable Funding Options.

HOW WILL MY PURCHASE PAYMENTS AND WITHDRAWALS BE TAXED? Generally, the payments you make to a Qualified Contract during the accumulation phase are made with before-tax dollars. Generally, you will be taxed on your Purchase Payments, Purchase Payment Credits and on any earnings when you make a withdrawal or begin receiving Annuity Payments. Payments to the Contract are made with after-tax dollars, and any credits and earnings will generally accumulate tax-deferred. You will be taxed on these earnings when they are withdrawn from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the amount withdrawn. Under Non-Qualified Contracts, withdrawals are considered to be made first from taxable earnings.


For owners of Qualified Contracts, if you reach a certain age, you may be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts (see "Managed Distribution Program").

HOW MAY I ACCESS MY MONEY? You can take withdrawals any time during the accumulation phase. Withdrawal charges may apply, and income taxes, and/or a penalty tax may apply to taxable amounts withdrawn.

WHAT IS THE DEATH BENEFIT UNDER THE CONTRACT? You may choose to purchase the Standard or Optional Death Benefit. If you die before the Contract is in the payout phase, the person you have chosen as your beneficiary will receive a death benefit. We calculate the death benefit value at the close of the business day on which our Home Office receives (1) Due Proof of Death and (2) written payment instructions or the election of beneficiary contract continuance. Please refer to the Death Benefit section in the prospectus for more details.

WHERE MAY I FIND OUT MORE ABOUT ACCUMULATION UNIT VALUES? The Condensed Financial Information in Appendix A or Appendix B to this prospectus provides more information about Accumulation Unit values.

ARE THERE ANY ADDITIONAL FEATURES? This Contract has other features you may be interested in. These include:

     - DOLLAR COST AVERAGING. This is a program that allows you to invest a fixed amount of money in Variable Funding Options each month, theoretically giving you a lower average cost per unit over time than a single one-time purchase. Dollar Cost Averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. Potential investors should consider their financial ability to continue purchases through periods of low price levels.

     - SYSTEMATIC WITHDRAWAL OPTION. Before the Maturity Date, you can arrange to have money sent to you at set intervals throughout the year. Of course, any applicable income and penalty taxes will apply on amounts withdrawn. Withdrawals in excess of the free withdrawal allowance may be subject to a withdrawal charge.

     - MANAGED DISTRIBUTION PROGRAM. This program allows us to automatically calculate and distribute to you, in November of the applicable tax year, an amount that will satisfy the Internal Revenue Service's minimum distribution requirements imposed on certain Contracts once the owner reaches age 70 1/2 or retires. These minimum distributions occur during the accumulation phase.


     - ASSET ALLOCATION SERVICES. Effective February 1, 2006, the CHART Asset Allocation Program is closed. If you enrolled in the program prior to February 1, 2006, you may continue to make additional Purchase Payments into the program. If you cancel your enrollment in the program, you may not re-enroll. Participants in the program enter into a separate advisory agreement with MetLife Investment Fund Services LLC ("MIFS"), an affiliate of the Company, for the purpose of receiving asset allocation advice under MIFS's CHART program (the "program"). Under the program, participants allocate Contract Value according to asset allocation models developed by MIFS in consultation with CRA/RogersCasey, Inc., a well-known investment consulting firm. The program is not a part of the Contract issued by the Company, and is closed to new participants. The program is fully described in a separate disclosure statement prepared by MIFS.


     - BENEFICIARY CONTRACT CONTINUANCE (NOT PERMITTED FOR NON-NATURAL BENEFICIARIES). If you die before the Maturity Date, and if the value of any beneficiary's portion of the death benefit is between $20,000 and $1,000,000 as of the date of your death, that beneficiary(s) may elect to continue his/her portion of the Contract.

                                    FEE TABLE

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer Contract Value between Variable Funding Options. Expenses shown do not include premium taxes, which may be applicable.

CONTRACT OWNER TRANSACTION EXPENSES



WITHDRAWAL CHARGE                                                                   5%(1)


(as a percentage of the Purchase Payments and any applicable Purchase Payment Credits withdrawn)



TRANSFER CHARGE                                                                    $10(2)


(assessed on transfers that exceed 12 per year)



LIQUIDITY BENEFIT CHARGE                                                            5%
(During the annuity period, if you have elected the Liquidity Benefit, a surrender charge of 5% of the amount withdrawn will be assessed. See 'Liquidity Benefit').


---------
(1) The withdrawal charge declines to zero after the Purchase Payment has been in the Contract for 5 years. The charge is as follows:


     YEARS SINCE PURCHASE PAYMENT MADE        WITHDRAWAL CHARGE
------------------------------------------    -----------------
GREATER THAN OR EQUAL TO     BUT LESS THAN


         0 years                1 years               5%
         1 years                2 years               4%
         2 years                3 years               3%
         3 years                4 years               2%
         4 years                5 years               1%
        5 years+                                      0%


(2)   We do not currently assess the transfer charge.

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Underlying Fund fees and expenses.

ANNUAL SEPARATE ACCOUNT CHARGES
(as a percentage of the average daily net assets of the Separate Account)(3)

We will assess a minimum mortality and expense risk charge ("M&E") of 0.80% for the standard death benefit and 1.25% for the optional Death Benefit. Below is a summary of all maximum charges that may apply, depending on the death benefit you select and the optional features you select:


-------------------------------------------------------------------------------------------
STANDARD DEATH BENEFIT:                               OPTIONAL DEATH BENEFIT:
-------------------------------------------------------------------------------------------

Mortality and Expense Risk Charge      0.80%   Mortality and Expense Risk Charge      1.25%
Administrative Expense Charge          None    Administrative Expense Charge          None
                                       ----                                           ----
  Total Annual Separate Account                Total Annual Separate Account
     Charges                           0.80%   Charges                                1.25%
-------------------------------------------------------------------------------------------


During the annuity period, if you have elected the Variable Annuitization Floor Benefit, a total annual separate account charge of up to 3.80% or 4.25% may apply. See "Variable Annuitization Floor Benefit".


(3)   We are waiving the following amounts of the M&E charge on these
      Subaccounts: 0.15% for the Subaccount investing in the Western Asset Management U.S. Government Portfolio of the Metropolitan Series Fund, Inc. and 0.11% for the Subaccount investing in the BlackRock High Yield Portfolio of the Metropolitan Series Fund, Inc. We are also waiving an amount equal to the underlying fund expenses that are in excess of 0.91% for the Subaccount investing in the Harris Oakmark International Portfolio of the Met Investors Series Trust and an amount equal to the underlying fund expenses that are in excess of 0.87% for the Subaccount investing in the Lord Abbett Growth and Income Portfolio -- Class B of the Met Investors Series Trust; an amount equal to the underlying fund expenses that are in excess of 0.72% for the Subaccount investing in the Capital Guardian U.S. Equity Portfolio -- Class A in the Metropolitan Series Fund, Inc.; and an amount equal to the underlying fund expenses that are in excess of 0.65% for the Subaccount investing in the PIMCO Inflation Bond Portfolio -- Class A of the Met Investors Series Trust.

CHART PROGRAM

Effective February 1, 2006, the CHART Asset Allocation Program is closed to new participants. Plan participants who enrolled in the program prior to February 1, 2006, may continue to make additional Purchase Payments into the program. Plan participants who cancel enrollment in the program, may not re-enroll.

MAXIMUM ANNUAL FEE FOR CHART PROGRAM ...............................0.75%

The following table describes the annual investment advisory fee for clients who enter into an investment advisory agreement to participate in MIFS's CHART asset allocation program. The annual fee is applied to the participant's current Contract Value. Fees payable for participating in the program are deducted on a quarterly basis from the Contract as a partial surrender.



                                              MAXIMUM
    CONTRACT VALUE                        ANNUAL FEE FOR
EQUAL OR GREATER THAN    BUT LESS THAN     CHART PROGRAM
---------------------    -------------    --------------


             $0              $25,000           0.75%
        $25,000              $50,000           0.75%
        $50,000              $75,000           0.50%
        $75,000             $100,000           0.35%
       $100,000             $250,000           0.25%
       $250,000             $500,000           0.15%
       $500,00+                                0.10%




UNDERLYING FUND EXPENSES AS OF DECEMBER 31, 2006 (UNLESS OTHERWISE INDICATED):

The first table below shows the range (minimum and maximum) of the total annual operating expenses charged by all of the Underlying Funds, before any voluntary or contractual fee waivers and/or expense reimbursements. The second table shows each Underlying Fund's management fee, distribution and/or service fees (12b-1) if applicable, and other expenses. The Underlying Funds provided this information and we have not independently verified it. More detail concerning each Underlying Fund's fees and expenses is contained in the prospectus for each Underlying Fund. Current prospectuses for the Underlying Funds can be obtained by calling 1- 800-842-9406.

MINIMUM AND MAXIMUM TOTAL ANNUAL UNDERLYING FUND OPERATING EXPENSES


                                                                         MINIMUM    MAXIMUM
                                                                         -------    -------


TOTAL ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from
  Underlying Fund assets, including management fees, distribution
  and/or service fees (12b-1), and other expenses)                        0.38%      1.72%


UNDERLYING FUND FEES AND EXPENSES
(as a percentage of average daily net assets)


                                                      DISTRIBUTION                  TOTAL      CONTRACTUAL FEE    NET TOTAL
                                                         AND/OR                     ANNUAL          WAIVER          ANNUAL
                                        MANAGEMENT       SERVICE        OTHER     OPERATING     AND/OR EXPENSE    OPERATING
UNDERLYING FUND:                            FEE       (12b-1) FEES    EXPENSES     EXPENSES     REIMBURSEMENT     EXPENSES*
----------------                       ------------  --------------  ----------  -----------  -----------------  -----------


AMERICAN FUNDS INSURANCE
  SERIES -- CLASS 2
  American Funds Global Growth Fund..      0.55%          0.25%         0.03%       0.83%             --         0.83%
  American Funds Growth Fund.........      0.32%          0.25%         0.02%       0.59%             --         0.59%
  American Funds Growth-Income Fund..      0.27%          0.25%         0.01%       0.53%             --         0.53%
DELAWARE VIP TRUST -- STANDARD CLASS
  Delaware VIP Small Cap Value
     Series..........................      0.72%            --          0.11%       0.83%             --         0.83%

                                                      DISTRIBUTION                  TOTAL      CONTRACTUAL FEE    NET TOTAL
                                                         AND/OR                     ANNUAL          WAIVER          ANNUAL
                                        MANAGEMENT       SERVICE        OTHER     OPERATING     AND/OR EXPENSE    OPERATING
UNDERLYING FUND:                            FEE       (12b-1) FEES    EXPENSES     EXPENSES     REIMBURSEMENT     EXPENSES*
----------------                       ------------  --------------  ----------  -----------  -----------------  -----------

DREYFUS VARIABLE INVESTMENT
  FUND -- INITIAL SHARES
  Dreyfus Variable Investment Fund
     Appreciation Portfolio..........      0.75%            --          0.07%       0.82%             --          0.82%
  Dreyfus Variable Investment Fund
     Developing Leaders Portfolio....      0.75%            --          0.07%       0.82%             --          0.82%
FIDELITY(R) VARIABLE INSURANCE
  PRODUCTS -- SERVICE CLASS 2
  VIP Contrafund(R) Portfolio........      0.57%          0.25%         0.09%       0.91%             --          0.91%
  VIP Dynamic Capital Appreciation
     Portfolio(+)....................      0.56%          0.25%         0.24%       1.05%             --          1.05%
  VIP Mid Cap Portfolio..............      0.57%          0.25%         0.11%       0.93%             --          0.93%
FRANKLIN TEMPLETON VARIABLE INSURANCE
  PRODUCTS TRUST -- CLASS 2
  Templeton Developing Markets
     Securities Fund.................      1.23%          0.25%         0.24%       1.72%             --          1.72%
  Templeton Foreign Securities Fund..      0.63%          0.25%         0.18%       1.06%           0.03%         1.03%(1)
JANUS ASPEN SERIES -- SERVICE SHARES
  Mid Cap Growth Portfolio...........      0.64%          0.25%         0.06%       0.95%             --          0.95%
  Worldwide Growth Portfolio(+)......      0.60%            --          0.04%       0.64%             --          0.64%
LEGG MASON PARTNERS VARIABLE EQUITY
  TRUST
  Legg Mason Partners Variable
     Aggressive Growth
     Portfolio -- Class I++..........      0.75%            --          0.02%       0.77%             --          0.77%
  Legg Mason Partners Variable
     Appreciation Portfolio -- Class
     I...............................      0.70%            --          0.01%       0.71%             --          0.71%
  Legg Mason Partners Variable
     Capital and Income
     Portfolio -- Class I............      0.75%            --          0.05%       0.80%             --          0.80%(2)
  Legg Mason Partners Variable
     Dividend Strategy Portfolio(+)..      0.65%            --          0.24%       0.89%             --          0.89%
  Legg Mason Partners Variable Equity
     Index Portfolio -- Class II.....      0.31%          0.25%         0.03%       0.59%             --          0.59%
  Legg Mason Partners Variable
     Fundamental Value
     Portfolio -- Class I............      0.75%          0.02%         0.77%       0.77%             --          0.77%
  Legg Mason Partners Variable
     International All Cap
     Opportunity Portfolio+..........      0.85%            --          0.09%       0.94%             --          0.94%
  Legg Mason Partners Variable
     Investors Portfolio -- Class I..      0.65%            --          0.07%       0.72%             --          0.72%
  Legg Mason Partners Variable Large
     Cap Growth Portfolio -- Class
     I++.............................      0.75%            --          0.04%       0.79%             --          0.79%
  Legg Mason Partners Variable Small
     Cap Growth Portfolio -- Class
     I...............................      0.75%            --          0.21%       0.96%             --          0.96%
  Legg Mason Partners Variable Social
     Awareness Portfolio++...........      0.66%            --          0.12%       0.78%             --          0.78%
LEGG MASON PARTNERS VARIABLE INCOME
  TRUST
  Legg Mason Partners Variable
     Adjustable Rate Income
     Portfolio(3)....................      0.55%          0.25%         0.22%       1.02%             --          1.02%
  Legg Mason Partners Variable High
     Income Portfolio................      0.60%            --          0.06%       0.66%             --          0.66%
MET INVESTORS SERIES TRUST(3)
  Batterymarch Mid-Cap Stock
     Portfolio -- Class A............      0.70%            --          0.11%       0.81%             --          0.81%(4)
  BlackRock High Yield
     Portfolio -- Class A............      0.60%            --          0.32%       0.92%             --          0.92%(5)
  BlackRock Large-Cap Core
     Portfolio -- Class E............      0.63%          0.15%         0.22%       1.00%             --          1.00%(6)
  Dreman Small-Cap Value
     Portfolio -- Class A............      0.82%            --          0.37%       1.19%           0.09%         1.10%(7)
  Harris Oakmark International
     Portfolio -- Class A............      0.78%            --          0.13%       0.91%             --          0.91%
  Janus Forty Portfolio -- Class A...      0.65%            --          0.06%       0.71%             --          0.71%(8)
  Lazard Mid-Cap Portfolio -- Class
     B...............................      0.70%          0.25%         0.06%       1.01%             --          1.01%
  Legg Mason Partners Managed Assets
     Portfolio -- Class A............      0.50%            --          0.11%       0.61%             --          0.61%(9)
  Lord Abbett Bond Debenture
     Portfolio -- Class A............      0.50%            --          0.04%       0.54%             --          0.54%
  Lord Abbett Growth and Income
     Portfolio -- Class B............      0.50%          0.25%         0.03%       0.78%             --          0.78%
  Lord Abbett Mid-Cap Value Portfolio
     -- Class B......................      0.68%          0.25%         0.07%       1.00%             --          1.00%
  MFS(R) Emerging Markets Equity
     Portfolio -- Class A............      1.04%            --          0.29%       1.33%           0.03%         1.30%(10)

                                                      DISTRIBUTION                  TOTAL      CONTRACTUAL FEE    NET TOTAL
                                                         AND/OR                     ANNUAL          WAIVER          ANNUAL
                                        MANAGEMENT       SERVICE        OTHER     OPERATING     AND/OR EXPENSE    OPERATING
UNDERLYING FUND:                            FEE       (12b-1) FEES    EXPENSES     EXPENSES     REIMBURSEMENT     EXPENSES*
----------------                       ------------  --------------  ----------  -----------  -----------------  -----------

  MFS(R) Research International
     Portfolio -- Class B(+).........      0.72%            --          0.14%       0.86%             --          0.86%
  MFS(R) Value Portfolio -- Class A..      0.73%            --          0.23%       0.96%             --          0.96%(11)
  Met/AIM Capital Appreciation
     Portfolio -- Class A............      0.77%            --          0.09%       0.86%             --          0.86%(12)
  Met/AIM Small Cap Growth Portfolio
     -- Class A......................      0.87%            --          0.06%       0.93%             --          0.93%(13)
  Neuberger Berman Real Estate
     Portfolio -- Class A............      0.64%            --          0.04%       0.68%             --          0.68%
  PIMCO Inflation Protected Bond
     Portfolio -- Class A............      0.50%            --          0.05%       0.55%             --          0.55%
  Pioneer Fund Portfolio -- Class A..      0.75%            --          0.30%       1.05%           0.05%         1.00%(14)
  Pioneer Strategic Income
     Portfolio -- Class A............      0.70%            --          0.12%       0.82%             --          0.82%(15)
  Third Avenue Small Cap Value
     Portfolio -- Class B............      0.74%          0.25%         0.04%       1.03%             --          1.03%
METLIFE INVESTMENT FUNDS,
  INC. -- CLASS I(16)
  MetLife Investment Diversified Bond
     Fund............................      0.41%            --          0.09%       0.50%           0.01%         0.49%(17)
  MetLife Investment International
     Stock Fund......................      0.73%            --          0.20%       0.93%           0.01%         0.92%
  MetLife Investment Large Company
     Stock Fund......................      0.52%            --          0.11%       0.63%           0.01%         0.62%
  MetLife Investment Small Company
     Stock Fund......................      0.64%            --          0.14%       0.78%           0.01%         0.77%(18)
METROPOLITAN SERIES FUND, INC.
  BlackRock Aggressive Growth
     Portfolio -- Class D............      0.72%          0.10%         0.06%       0.88%             --          0.88%
  BlackRock Bond Income
     Portfolio -- Class A............      0.39%            --          0.07%       0.46%           0.01%         0.45%(19)
  BlackRock Money Market
     Portfolio -- Class A............      0.34%            --          0.04%       0.38%           0.01%         0.37%(20)
  Capital Guardian U.S. Equity
     Portfolio -- Class A(+).........      0.66%            --          0.06%       0.72%             --          0.72%
  FI Large Cap Portfolio -- Class A..      0.78%            --          0.06%       0.84%             --          0.84%(21)
  FI Value Leaders Portfolio -- Class
     D...............................      0.64%          0.10%         0.07%       0.81%             --          0.81%
  MFS(R) Total Return
     Portfolio -- Class F............      0.53%          0.20%         0.05%       0.78%             --          0.78%(22)
  Oppenheimer Global Equity Portfolio
     -- Class B......................      0.53%          0.25%         0.09%       0.87%             --          0.87%
  Western Asset Management U.S.
     Government Portfolio -- Class
     A...............................      0.50%            --          0.07%       0.57%             --          0.57%
PIMCO VARIABLE INSURANCE
  TRUST -- ADMINISTRATIVE CLASS
  Total Return Portfolio.............      0.25%          0.15%         0.25%       0.65%             --          0.65%
PUTNAM VARIABLE TRUST -- CLASS IB
  Putnam VT Discovery Growth
     Fund(+).........................      0.70%          0.25%         0.55%       1.50%             --          1.50%
VAN KAMPEN LIFE INVESTMENT
  TRUST -- CLASS II
  Comstock Portfolio.................      0.56%          0.25%         0.03%       0.84%             --          0.84%
  Enterprise Portfolio(+)............      0.50%          0.25%         0.18%       0.93%             --          0.93%
  Strategic Growth Portfolio(+)......      0.70%          0.25%         0.08%       1.03%             --          1.03%
WELLS FARGO VARIABLE TRUST
  Wells Fargo Advantage VT Small/Mid
     Cap Value Fund(+)...............      0.75%          0.25%         0.46%       1.46%           0.32%         1.14%




                                                                                                                      NET TOTAL
                                                                                                                        ANNUAL
                                                                                                                      OPERATING
                                          DISTRIBUTION                  TOTAL      CONTRACTUAL FEE     NET TOTAL       EXPENSES
                                             AND/OR                     ANNUAL          WAIVER          ANNUAL        INCLUDING
                            MANAGEMENT       SERVICE        OTHER     OPERATING     AND/OR EXPENSE     OPERATING      UNDERLYING
UNDERLYING FUND:                FEE       (12b-1) FEES    EXPENSES     EXPENSES     REIMBURSEMENT     EXPENSES**    FUND EXPENSES
----------------           ------------  --------------  ----------  -----------  -----------------  ------------  ---------------


METROPOLITAN SERIES FUND,
  INC.
  MetLife Aggressive
     Allocation
     Portfolio -- Class
     B...................      0.10%          0.25%         0.07%       0.42%           0.07%            0.35%        1.10%(23)
  MetLife Conservative
     Allocation
     Portfolio -- Class
     B...................      0.10%          0.25%         0.09%       0.44%           0.09%            0.35%        0.96%
  MetLife Conservative to
     Moderate Allocation
     Portfolio -- Class
     B...................      0.10%          0.25%         0.02%       0.37%           0.02%            0.35%        1.00%
  MetLife Moderate
     Allocation
     Portfolio -- Class
     B...................      0.10%          0.25%         0.01%       0.36%           0.01%            0.35%        1.05%
  MetLife Moderate to
     Aggressive
     Allocation
     Portfolio -- Class
     B...................      0.10%          0.25%         0.01%       0.36%           0.01%            0.35%        1.10%

---------

* New Total Annual Operating Expenses do not reflect (1) voluntary waivers of fees or expenses; (2) contractual waivers that are in effect for less than one year from the date of this Prospectus; or (3) expense reductions resulting from custodial fee credits or directed brokerage arrangements.

+     Closed to new investors.

++ Fees and Expenses are based on the Portfolio's fiscal year ended October 31, 2006.

NOTES

(1) Other Expenses include 0.03% of "Acquired Fund Fees and Expenses," which are fees and expenses attributable to underlying portfolios in which the Portfolio invested during the preceding fiscal year. The manager has agreed in advance to reduce its fee from assets invested by the Fund in a Franklin Templeton money market fund (the acquired fund) to the extent that the Fund's fees and expenses are due to those of the acquired fund. This reduction is required by the Trust's board of trustees and an exemptive order of the Securities and Exchange Commission (SEC).

(2) Other expenses have been estimated based on expenses incurred by Class II shares because no Class I shares were outstanding on December 31, 2006.

(3) Other Expenses have been restated to reflect new custodian, fund administration and transfer agent fee schedules, as if these fee schedules had been in effect for the previous fiscal year.

(4) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year.

(5) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year. The Management Fee has been restated to reflect an amended management fee agreement, as if the agreement had been in effect during the previous fiscal year.

(6) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year. The Management Fee has been restated to reflect an amended management fee agreement, as if the agreement had been in effect during the previous fiscal year. This is a new share class for this Portfolio. Operating expenses are estimated based on the expenses of the Class A shares of the Portfolio.

(7) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year. Pursuant to an expense limitation agreement, the Investment Adviser has agreed, for a period of one year commencing May 1, 2007, to limit its fee and to reimburse expenses to the extent necessary to limit total operating expenses to 1.10%, excluding 12b-1 fees.

(8) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year.

(9) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year.

(10) Pursuant to an expense limitation agreement, the Investment Adviser has agreed, for a period of one year commencing May 1, 2007, to limit its fee and to reimburse expenses to the extent necessary to limit total operating expenses to 1.30%, excluding 12b-1 fees. The fees and expenses shown in the table are annualized, based on the Portfolio's May 1, 2006 start date.

(11) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year. The Management Fee has been restated to reflect an amended management fee agreement, as if the agreement had been in effect during the previous fiscal year.

(12) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year. The Management Fee has been restated to reflect an amended management fee agreement, as if the agreement had been in effect during the previous fiscal year. The Portfolio's fiscal year end has been changed from 10/31 to 12/31. The fees and expenses shown are for the Portfolio's last fiscal year ended October 31, 2006.

(13) The Management Fee has been restated to reflect an amended management fee agreement, as if the agreement had been in effect during the previous fiscal year.

(14) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year. Pursuant to an expense limitation agreement, the Investment Adviser has agreed, for a period of one year commencing May 1, 2007, to limit its fee and to reimburse expenses to the extent necessary to limit total operating expenses to 1.00%, excluding 12b-1 fees.

(15) Other Expenses have been restated to reflect the current Met Investors Series Trust fee schedule, as if that schedule had applied to the Portfolio for the entire fiscal year. The Management Fee has been restated to reflect an amended management fee agreement, as if the agreement had been in effect during the previous fiscal year. The Portfolio's fiscal year end has been changed from 10/31 to 12/31. The fees and expenses shown are for the Portfolio's last fiscal year ended October 31, 2006.

(16) Other Expenses have been restated to reflect current fees, as if current fees had been in effect for the previous fiscal year.

(17) Assumes fee schedules were in place for the full year with Wellington Management Company LLP.

(18) Assumes fee schedules were in place for the full year with Delaware Management Company.

(19) MetLife Advisers, LLC has contractually agreed, for the period May 1, 2007 through April 30, 2008, to reduce the Management Fee to the annual rate of 0.325% for amounts over $1 billion but less than $2 billion.

(20) MetLife Advisers, LLC has contractually agreed, for the period May 1, 2007 through April 30, 2008, to reduce the Management Fee to the annual rate of 0.345% for the first $500 million of the Portfolio's average daily net assets and 0.335% for the next $500 million.

(21) The Management Fee has been restated to reflect current fees, as if fees had been in effect for the previous fiscal year.

(22) The Management Fee has been restated to reflect current fees, as if current fees had been in effect for the previous fiscal year.

(23) These Portfolios are "funds of funds" that invest substantially all of their assets in other portfolios of the Met Investors Series Trust and the Metropolitan Series Fund, Inc. Because the Portfolios invest in other underlying portfolios, each Portfolio will also bear its pro rata portion of the operating expenses of the underlying portfolios in which the Portfolio invests, including the management fee. The weighted average of the total operating expenses of the underlying portfolios, after any applicable fee waivers and expense reimbursements, as of December 31, 2006, were: 0.61% for the MetLife Conservative Allocation Portfolio, 0.65% for the MetLife Conservative to Moderate Allocation Portfolio, 0.70% for the MetLife Moderate Allocation Portfolio, 0.75% for the MetLife Moderate to Aggressive Allocation Portfolio and 0.75% for the MetLife Aggressive Strategy Portfolio. The total operating expenses of the Portfolios, including the weighted average of the total operating expenses of the underlying portfolio before any applicable fee waivers and expense reimbursements, as of December 31, 2006, were: 1.05% for the MetLife Conservative Allocation Portfolio, 1.02% for the MetLife Conservative to Moderate Allocation Portfolio, 1.07% for the MetLife Moderate Allocation Portfolio, 1.11% for the MetLife Moderate to Aggressive Allocation Portfolio and 1.18% for the MetLife Aggressive Strategy Portfolio. Contract and Policy Owners may be able to realize lower aggregate expenses by investing directly in the underlying portfolios instead of investing in the Portfolios. A Contract or Policy Owner who chooses to invest directly in the underlying portfolios would not, however, receive the asset allocation services provided by Met Investors Advisory LLC. (See the fund prospectus for a description of each Portfolio's target allocation.) MetLife Advisers, LLC has contractually agreed, for the period May 1, 2007 through April 30, 2008, to waive fees or pay all expenses (other than brokerage costs, taxes, interest and any extraordinary expenses) so as to limit net total annual operating expenses of the Portfolio to 0.10%, excluding 12b-1 fees.


EXAMPLES

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity Contracts. These costs include Contract Owner transaction expenses, Contract fees, separate account annual expenses, and Underlying Fund total annual operating expenses. These examples do not represent past or future expenses. Your actual expenses may be more or less than those shown.

These examples assume that you invest $10,000 in the Contract for the time periods indicated and that your investment has a 5% return each year. The examples reflect the annual Contract administrative charge, factoring in that the charge is waived for contracts over a certain value. Additionally, the examples are based on the minimum and maximum Underlying Fund total annual operating expenses shown above, and do not reflect any Underlying Fund fee waivers and/or expense reimbursements.

The examples assume you have elected the Optional Death Benefit and that you have allocated all of your Contract Value to either the Underlying Fund with the maximum total annual operating expenses or the Underlying Fund with the minimum total annual operating expenses. Your actual expenses will be less than those shown if you do not elect the Optional Death Benefit.

EXAMPLE 1.

MAXIMUM CHARGES (assuming you select the Optional Death Benefit)



                                                 IF CONTRACT IS SURRENDERED AT THE         IF CONTRACT IS NOT SURRENDERED OR
                                                       END OF PERIOD SHOWN:               ANNUITIZED AT END OF PERIOD SHOWN:
                                          ----------------------------------------------  ----------------------------------
FUNDING OPTION                              1 YEAR      3 YEARS     5 YEARS    10 YEARS     1 YEAR      3 YEARS     5 YEARS
--------------                            ----------  ----------  ----------  ----------  ----------  ----------  ----------


Underlying Fund with Maximum Total
Annual Operating Expenses...............     $809       $1,186      $1,687      $3,372       $385       $1,169      $1,970
Underlying Fund with Minimum Total
Annual Operating Expenses...............     $673         $775      $1,002      $2,004       $249         $767      $1,311

                                              IF
                                           CONTRACT
                                            IS NOT
                                            SURREN-
                                           DERED OR
                                          ANNUITIZED
                                           AT END OF
                                            PERIOD
                                            SHOWN:
                                          ----------
FUNDING OPTION                             10 YEARS
--------------                            ----------


Underlying Fund with Maximum Total
Annual Operating Expenses...............    $4,054
Underlying Fund with Minimum Total
Annual Operating Expenses...............    $2,794



EXAMPLE 2 -- This example assumes that you have elected the most expensive death benefit option and the CHART program at the maximum fee. Under the CHART program, you choose to enter into a separate investment advisory agreement with MIFS for the purpose of receiving asset allocation advice. The example assumes that your Contract Value is allocated to the most expensive and least expensive Underlying Funds; however, under the program, your Contract Value is currently allocated amongst four Underlying Funds, each of which is substantially less expensive than the example reflecting the maximum total operating expenses. The program is not part of the Contract issued by

THE COMPANY.



                                                 IF CONTRACT IS SURRENDERED AT THE         IF CONTRACT IS NOT SURRENDERED OR
                                                       END OF PERIOD SHOWN:               ANNUITIZED AT END OF PERIOD SHOWN:
                                          ----------------------------------------------  ----------------------------------
FUNDING OPTION                              1 YEAR      3 YEARS     5 YEARS    10 YEARS     1 YEAR      3 YEARS     5 YEARS
--------------                            ----------  ----------  ----------  ----------  ----------  ----------  ----------


Underlying Fund with Maximum Total
Annual Operating Expenses...............     $885       $1,409      $2,050      $4,054       $385       $1,169      $1,970
Underlying Fund with Minimum Total
Annual Operating Expenses...............     $749       $1,007      $1,391      $2,794       $249         $767      $1,311

                                              IF
                                           CONTRACT
                                            IS NOT
                                            SURREN-
                                           DERED OR
                                          ANNUITIZED
                                           AT END OF
                                            PERIOD
                                            SHOWN:
                                          ----------
FUNDING OPTION                             10 YEARS
--------------                            ----------


Underlying Fund with Maximum Total
Annual Operating Expenses...............    $4,054
Underlying Fund with Minimum Total
Annual Operating Expenses...............    $2,794



                         CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

See Appendices A and B.


                  THE ANNUITY CONTRACT AND YOUR RETIREMENT PLAN

--------------------------------------------------------------------------------

If you participate through a retirement plan or other group arrangement, the Contract may provide that all or some of your rights or choices as described in this Prospectus are subject to the plan's terms. For example, limitations on your rights may apply to investment choices, purchase payments, withdrawals, transfers, loans, the death benefit and Annuity options.

The Contract may provide that a plan administrative fee will be paid by making a withdrawal from your Contract Value. Also, the Contract may require that you or your beneficiary obtain a signed authorization from your employer or plan administrator to exercise certain rights. We may rely on your employer's or plan administrator's statements to us as to the terms of the plan or your entitlement to any amounts. We are not a party to your employer's retirement plan. We will not be responsible for determining what your plan says. You should consult the Contract and plan document to see how you may be affected. If you are a Texas Optional Retirement Program participant, please see Appendix E for specific information which applies to you.


                              THE ANNUITY CONTRACT

--------------------------------------------------------------------------------

MetLife Retirement Account Annuity is a Contract between the Contract Owner ("you") and the Company. This is the prospectus -- it is not the Contract. The prospectus highlights many Contract provisions to focus your attention on the Contract's essential features. Your rights and obligations under the Contract will be determined by the language of the Contract itself. When you receive your Contract, we suggest you read it promptly and carefully. There may be differences in your Contract from the descriptions in this prospectus because of the requirements of the state where we issued your Contract. We will include any such differences in your Contract.

The Company offers several different annuities that your investment professional may be authorized to offer to you. Each annuity offers different features and benefits that may be appropriate for you. In particular, the annuities differ based on variations in the standard and optional death benefit protection provided for your beneficiaries, the availability of optional living benefits, the ability to access your Contract Value if necessary and the charges that you will be subject to if you make a withdrawal or surrender the annuity. The separate account charges and other charges may be different between each annuity we offer. Optional death benefits and living benefits are subject to a separate charge for the additional protections they offer to you and your beneficiaries. Furthermore, annuities that offer greater flexibility to access your Contract Value generally are subject to higher separate account charges than annuities that deduct charges if you make a withdrawal or surrender.

We encourage you to evaluate the fees, expenses, benefits and features of this annuity against those of other investment products, including other annuity products offered by us and other insurance companies. Before purchasing this or any other investment product you should consider whether the product you purchase is consistent with your risk tolerance, investment objectives, investment time horizon, financial and tax situation, liquidity needs and how you intend to use the annuity.

You make Purchase Payments to us and we credit them to your Contract. We promise to pay you an income, in the form of Annuity Payments, beginning on a future date that you choose, the Maturity Date. The Purchase Payments accumulate tax deferred in the funding options of your choice. We offer multiple Variable Funding Options. We may also offer a Fixed Account option. Where permitted by law, we reserve the right to restrict Purchase Payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract. The Contract Owner assumes the risk of gain or loss according to the performance of the Variable Funding Options. The Contract Value is the amount of Purchase Payments and any associated Purchase Payment Credits, plus or minus any investment experience on the amounts you allocate to the Separate Account ("Separate Account Contract Value") or interest on the amounts you allocate to the Fixed Account ("Fixed Account Contract Value"). The Contract Value also reflects all withdrawals made and charges deducted. There is generally no guarantee that at the Maturity Date the Contract Value will equal or exceed the total Purchase Payments made under the Contract. The date the Contract and its benefits become effective is referred to as the Contract Date. Each 12-month period following the Contract Date is called a Contract Year.

Certain changes and elections must be made in writing to the Company. Where the term "Written Request" is used, it means that you must send written information to our Home Office in a form and content satisfactory to us.

The Contract is not available for purchase if the proposed owner or Annuitant is age 81 or older. The Contract is not open to new purchasers.

Purchase of this Contract through a tax-qualified retirement plan or IRA does not provide any additional tax deferral benefits beyond those provided by the plan or the IRA. Accordingly, if you are purchasing this Contract through a plan or IRA, you should consider purchasing this Contract for its Death Benefit, Annuity Option Benefits, and other non-tax-related benefits. You should consult with your financial adviser to determine if this Contract is appropriate for you.

CONTRACT OWNER INQUIRIES


Any questions you have about your Contract should be directed to our Home Office at 1-800-842-9406.


PURCHASE PAYMENTS

Your initial Purchase Payment is due and payable before the Contract becomes effective. The initial Purchase Payment must be at least $20,000. You may make additional payments of at least $5,000 at any time. No additional payments are allowed if this Contract is purchased with a beneficiary-directed transfer of death benefit proceeds. Under certain circumstances, we may waive the minimum Purchase Payment requirement. Purchase Payments over $1,000,000 may be made only with our prior consent.


We accept Purchase Payments made by check or cashier's check. We do not accept cash, money orders or traveler's checks. We reserve the right to refuse purchase payments made via a personal check in excess of $100,000. Purchase payments over $100,000 may be accepted in other forms, including but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions. The form in which we receive a purchase payment may determine how soon subsequent disbursement requests may be fulfilled. (See "Access To Your Money.") We will apply the initial Purchase Payment less any applicable premium tax within two business days after we receive it at our Home Office with a properly completed application or order request. If your request or other information accompanying the initial Purchase Payment is incomplete when received, we will hold the Purchase Payment for up to five business days. If we cannot obtain the necessary information within five business days, we will return the Purchase Payment in full, unless you specifically consent for us to keep it until you provide the necessary information.


We will credit subsequent Purchase Payments to a Contract on the same business day we receive it, if it is received in good order by our Home Office by 4:00 p.m. Eastern time. A business day is any day that the New York Stock Exchange is open for regular trading (except when trading is restricted due to an emergency as defined by the Securities and Exchange Commission). Purchase Payments allocated to the Fixed Account are not eligible for Purchase Payment Credits.

Where permitted by state law, we reserve the right to restrict Purchase Payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract.

We will provide you with the address of the office to which purchase payments are to be sent.


PURCHASE PAYMENT CREDITS

If, for an additional charge, you select the Optional Death Benefit, we will add a credit to your Contract with each Purchase Payment. Each credit is added to the Contract Value when the corresponding Purchase Payment is applied, and will equal 2% of each Purchase Payment. These credits are applied pro rata to the same Variable Funding Options to which your Purchase Payment was applied. Purchase Payments allocated to the Fixed Account are not eligible for Purchase Payment Credits.

You should know that over time and under certain circumstances (such as a period of poor market performance) the costs associated with the Purchase Payment Credits may more than offset the Purchase Payment Credits and related earnings. You should consider this possibility before purchasing the Optional Death Benefit.

CONSERVATION CREDIT

If you are purchasing this Contract with funds from another Contract issued by us or our affiliates, you may receive a conservation credit to your Purchase Payments. If applied, we will determine the amount of such credit.

ACCUMULATION UNITS


The period between the Contract Date and the Maturity Date is the Accumulation Period. During the Accumulation Period, and Accumulation Unit is used to calculate the value of a Contract. Each Variable Funding Option has a corresponding Accumulation Unit value. The Accumulation Units are valued each business day and their values may increase or decrease from day to day. The daily change in value of an Accumulation Unit each day is based on the investment performance of the corresponding Underlying Fund, and the deduction of separate account charges shown in the Fee Table in this prospectus. The number of Accumulation Units we will credit to your Contract once we receive a Purchase Payment or transfer request (or liquidate for a withdrawal request) is determined by dividing the amount directed to each Variable Funding Option (or taken from each funding option) by the value of its Accumulation Unit. Normally, we calculate the value of an Accumulation Unit for each Variable Funding Option as of the close of regular trading (generally 4:00 p.m. Eastern time) each day the New York Stock Exchange is open. After the value is calculated, we credit your Contract. During the Annuity Period (i.e., after the Maturity Date), you are credited with Annuity Units.


THE VARIABLE FUNDING OPTIONS


You choose the Variable Funding Options to which you allocate your Purchase Payments. From time to time we may make new Variable Funding Options available. These Variable Funding Options are Subaccounts of the Separate Account. The Subaccounts invest in the Underlying Funds. You are not investing directly in the Underlying Fund. Each Underlying Fund is a portfolio of an open-end management investment company that is registered with the SEC under the Investment Company Act of 1940. These Underlying Funds are not publicly traded and are only offered through variable annuity contracts, variable life insurance products, and maybe in some instances, certain retirement plans. They are not the same retail mutual funds as those offered outside of a variable annuity or variable life insurance product, although the investment practices and fund names may be similar and the portfolio managers may be identical. Accordingly, the performance of the retail mutual fund is likely to be different from that of the Underlying Fund.

We select the Underlying Funds offered through this Contract based on several criteria, including asset class coverage, the strength of the adviser's or subadviser's reputation and tenure, brand recognition, performance, and the capability and qualification of each investment firm. Another factor we consider during the selection process is whether the Underlying Fund's adviser or subadviser is one of our affiliates or whether the Underlying Fund, its adviser, its subadviser(s), or an affiliate will make payments to us or our affiliates. In this regard, the profit distributions we receive from our affiliated investment advisers are a component of the total revenue that we consider in configuring the features and investment choices available in the variable insurance products that we and our affiliated insurance companies issue. Since we and our affiliated insurance companies may benefit more from the allocation of assets to portfolios advised by our affiliates than those that are not, we may be more inclined to offer portfolios advised by our affiliates in the variable insurance products we issue. For additional information on these arrangements, see "Payment We Receive." We review the Underlying Funds periodically and may remove an

Underlying Fund or limit its availability to new Purchase Payments and/or transfers of Contract Value if we determine that the Underlying Fund no longer meets one or more of the selection criteria, and/or if the Underlying Fund has not attracted significant allocations from Contract Owners. In some cases, we have included Underlying Funds based on recommendations made by broker-dealer firms. When the Company develops a variable annuity product in cooperation with a fund family or distributor (e.g. a "private label" product) the Company will generally include Underlying Funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from the Company's selection criteria.



WE DO NOT PROVIDE ANY INVESTMENT ADVICE AND DO NOT RECOMMEND OR ENDORSE ANY PARTICULAR UNDERLYING FUND. YOU BEAR THE RISK OF ANY DECLINE IN THE CONTRACT VALUE OF YOUR CONTRACT RESULTING FROM THE PERFORMANCE OF THE UNDERLYING FUNDS YOU HAVE CHOSEN.





If investment in the Underlying Funds or a particular Underlying Fund is no longer possible, in our judgment becomes inappropriate for purposes of the Contract, or for any other reason in our sole discretion, we may substitute another Underlying Fund or Underlying Funds without your consent. The substituted Underlying Fund may have different fees and expenses. Substitution may be made with respect to existing investments or the investment of future Purchase Payments, or both. However, we will not make such substitution without any necessary approval of the Securities and Exchange Commission and applicable state insurance departments. Furthermore, we may close Underlying Funds to allocations of Purchase Payments or Contract Value, or both, at any time in our sole discretion.



In certain circumstances, the Company's ability to remove or replace an Underlying Fund may be limited by the terms of a five-year agreement between MetLife, Inc. (MetLife) and Legg Mason, Inc. (Legg Mason) relating to the use of certain Underlying Funds advised by Legg Mason affiliates. The agreement sets forth the conditions under which the Company can remove an Underlying Fund, which, in some cases, may differ from the Company's own selection criteria. In addition, during the term of the agreement, subject to the Company's fiduciary and other legal duties, the Company is generally obligated in the first instance to consider Underlying Funds advised by Legg Mason affiliates in seeking to make a substitution for an Underlying Fund advised by a Legg Mason affiliate. The agreement was originally entered into on July 1, 2005 by MetLife and certain affiliates of Citigroup Inc. (Citigroup) as part of MetLife's acquisition of The Travelers Insurance Company (now MetLife Insurance Company of Connecticut) and The Travelers Life and Annuity Company (now, MetLife Life and Annuity Company of Connecticut) from Citigroup. Legg Mason replaced the Citigroup affiliates as a party to the agreement when Citigroup sold its asset management business to Legg Mason. The agreement also obligates Legg Mason to continue making payments to the Company with respect to Underlying Funds advised by Legg Mason affiliates, on the same terms provided for in administrative services agreements between Citigroup's asset management affiliates and the Travelers insurance companies that predated the acquisition.



PAYMENTS WE RECEIVE. As described above, an investment adviser (other than our affiliates MetLife Advisers, LLC, and Met Investors Advisory, LLC) or subadviser of an Underlying Fund, or its affiliates, may make payments to the Company and/or certain of our affiliates. These payments may be used for a variety of purposes, including payment of expenses for certain administrative, marketing and support services with respect to the Contracts and, in the Company's role as an intermediary with respect to the Underlying Funds. The Company and its affiliates may profit from these payments. These payments may be derived, in whole or in part, from the advisory fee deducted from Underlying Fund assets. Contract Owners, through their indirect investment in the Underlying Funds, bear the costs of these advisory fees (see the Underlying Funds' prospectuses for more information). The amount of the payments we receive is based on a percentage of assets of the Underlying Funds attributable to the Contracts and certain other variable insurance products that the Company and its affiliates issue. These percentages differ and some advisers or subadvisers (or other affiliates) may pay the Company more than others. These percentages currently range up to 0.50%.


Additionally, an investment adviser or subadviser of an Underlying Fund or its affiliates may provide the Company with wholesaling services that assist in the distribution of the Contracts and may pay the Company and/or certain of our affiliates amounts to participate in sales meetings. These amounts may be significant and may provide the adviser or subadviser (or their affiliate) with increased access to persons involved in the distribution of the Contracts.


The Company and/or certain of its affiliated insurance companies have joint ownership interests in affiliated investment advisers MetLife Advisers, LLC and Met Investors Advisory, LLC, which are formed as "limited liability companies". The Company's ownership interests entitle us to profit distributions if the adviser makes a profit with respect to the advisory fees it receives from the Underlying Fund. The Company will benefit accordingly from assets allocated to the Underlying Funds to the extent they result in profits to the advisers. (See "Fee Table -- Underlying Fund Fees and Expenses" for information on the management fees paid by the Underlying Funds and the Statement of Additional Information for the Underlying Funds for information on the management fees paid by the advisers to the subadvisers.)


Certain Underlying Funds have adopted a Distribution Plan under Rule 12b-1 of the Investment Company Act of 1940. An Underlying Fund's 12b-1 Plan, if any is described in more detail in the Underlying Fund's prospectus. (See "Fee
Table -- Underlying Fund Fees and Expenses" and "Other
Information -- Distribution of the Contracts.") Any payments we receive pursuant to those 12b-1 Plans are paid to us or our distributor, MetLife Investors Distribution Company ("MLIDC"). Payments under an Underlying Fund's 12b-1 Plan decrease the Fund's investment return.



We make certain payments to American Funds Distributors, Inc., principal underwriters for the American Funds Insurance Series. (See "Distribution of Contracts").



Each Underlying Fund has different investment objectives and risks. The Underlying Fund prospectuses contain more detailed information on each Underlying Fund's investment strategy, investment advisers and its fees. You may obtain an Underlying fund prospectus by calling 1-800-842-9406 or through your registered representative. We do not guarantee the investment results of the Underlying Funds.





NOTICE OF SUBSTITUTION





MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut, (together the "Company") filed an application with the Securities and Exchange Commission ("SEC") requesting an order to allow the Company to remove the four MetLife Investment Funds ("Existing Funds") and substitute four new Underlying Funds ("Replacement Funds") as shown below. The Replacement Funds are portfolios of the Metropolitan Series Fund, Inc. Each Replacement Fund will be added as an Underlying Fund on or before the date of the substitution.



To the extent required by law, approval of the proposed substitution is being obtained from the state insurance regulators in certain jurisdictions.



The Company believes that the proposed substitutions are in the best interest of Contract Owners. Each Replacement Fund will have at least a similar investment objective and policies as the Existing Fund. The Company will bear all expenses related to the substitutions, and it will have no tax consequences for you. The Company anticipates that, if such order is granted, the proposed substitutions will occur on or about November 9, 2007.



The proposed substitution and respective subadviser is:




        EXISTING FUND AND SUBADVISERS                 REPLACEMENT FUND AND SUBADVISER
---------------------------------------------  ---------------------------------------------


METLIFE INVESTMENT LARGE COMPANY STOCK FUND    METLIFE STOCK INDEX PORTFOLIO
  Wellington Management Company LLP,             MetLife Investment Advisors Company, LLC
  ClearBridge Advisors, LLC and SsgA Funds
  Management, Inc.
METLIFE INVESTMENT SMALL COMPANY STOCK FUND    RUSSELL 2000(R) PORTFOLIO OF MET SERIES FUND
  Delaware Management Company, OFI               MetLife Investment Advisors Company, LLC
  Institutional Asset Management, Inc. and
  SsgA Funds Management, Inc.
METLIFE INVESTMENT INTERNATIONAL STOCK FUND    MORGAN STANLEY EAFE(R) INDEX PORTFOLIO
  Alliance Bernstein L.P., Oechsle               MetLife Investment Advisors Company, LLC
  International Advisors LLC and SsgA Funds
  Management, Inc.
METLIFE INVESTMENT DIVERSIFIED BOND FUND       LEHMAN BROTHERS(R) AGGREGATE BOND INDEX
  Western Asset Management Company,              PORTFOLIO
  Wellington Management Company LLP and SsgA     MetLife Investment Advisors Company, LLC
  Funds Management, Inc.






Please note that:



     - No action is required on your part at this time. You will not need to file a new election or take any immediate action if the SEC approves the substitutions.

     - The elections you have on file for allocating your Contract Value and Purchase Payments will be redirected to the Replacement Funds unless you change your elections and transfer your Contract Value before the substitutions take place.

     - You may transfer amounts in your Contract among the variable funding options and the fixed option as usual. The substitutions will not be treated as transfers for purposes of the transfer provisions of your Contract, subject to the Company's restrictions on transfers to prevent or limit "market timing" and excessive trading activities by Contract Owners or agents of Contract Owners.

     - If you make one transfer from one of the above Existing Funds before the substitution, or from the Replacement Fund after the substitution, any transfer charge that might otherwise be imposed will be waived from the date of this Notice through the date that is 30 days after the substitution.

     - On the effective date of the substitutions, your Contract Value in the variable funding options will be the same as before the substitutions. However, the number of units you receive in the Replacement Funds will be different from the number of units in your Existing Funds, due to the difference in unit values.

     -    There will be no tax consequences to you.

Following the substitutions, if you had Contract Value in an Existing Fund, we will send you a prospectus for Metropolitan Series Fund, Inc., as well as notice of the actual date of the substitutions and confirmation of the transfers. Please contact your registered representative if you have any questions.

                               *  *  *  *  *  *

The current Variable Funding Options are listed below, along with their investment advisers and any subadviser:



             FUNDING                           INVESTMENT                         INVESTMENT
              OPTION                           OBJECTIVE                      ADVISER/SUBADVISER
---------------------------------  ---------------------------------  ---------------------------------


AMERICAN FUNDS INSURANCE SERIES
  American Funds Global Growth     Seeks capital appreciation         Capital Research and Management
     Fund -- Class 2               through stocks.                    Company
  American Funds Growth            Seeks capital appreciation         Capital Research and Management
     Fund -- Class 2               through stocks.                    Company
  American Funds Growth-Income     Seeks both capital appreciation    Capital Research and Management
     Fund -- Class 2               and income.                        Company
DELAWARE VIP TRUST
  Delaware VIP Small Cap Value     Seeks capital appreciation.        Delaware Management Company
     Series -- Standard Class
DREYFUS VARIABLE INVESTMENT FUND
  Dreyfus Variable Investment      Seeks long term capital growth     The Dreyfus Corporation
     Fund Appreciation             consistent with the preservation   Subadviser:  Fayez Serofim & Co.
     Portfolio -- Initial Shares   of capital. Its secondary goal is
                                   current income.
  Dreyfus Variable Investment      Seeks capital growth.              The Dreyfus Corporation
     Fund Developing Leaders
     Portfolio -- Initial Shares
FRANKLIN TEMPLETON VARIABLE
  INSURANCE PRODUCTS TRUST
  Templeton Developing Markets     Seeks long-term capital            Templeton Asset Management Ltd.
     Securities Fund -- Class 2    appreciation.
  Templeton Foreign Securities     Seeks long-term capital growth.    Templeton Investment Counsel, LLC
     Fund -- Class 2                                                  Subadviser:  Franklin Templeton
                                                                      Investment Management Limited
JANUS ASPEN SERIES
  Mid Cap Growth                   Seeks long-term growth of          Janus Capital Management LLC
     Portfolio -- Service Shares   capital.

             FUNDING                           INVESTMENT                         INVESTMENT
              OPTION                           OBJECTIVE                      ADVISER/SUBADVISER
---------------------------------  ---------------------------------  ---------------------------------

  Worldwide Growth                 Seeks long-term growth of capital  Janus Capital Management LLC
     Portfolio -- Service Shares   in a manner consistent with the
     +                             preservation of capital.
LEGG MASON PARTNERS VARIABLE
  EQUITY TRUST
  Legg Mason Partners Variable     Seeks capital appreciation. This   Legg Mason Partners Fund Advisor,
     Aggressive Growth Portfolio   objective may be changed without   LLC ("LMPFA")
                                   shareholder approval.              Subadviser: ClearBridge Advisors,
                                                                      LLC ("CBA")
  Legg Mason Partners Variable     Seeks long-term appreciation of    LMPFA
     Appreciation                  capital. This objective may be     Subadviser: CBA
     Portfolio -- Class I          changed without shareholder
                                   approval.
  Legg Mason Partners Variable     Seeks total return (that is, a     LMPFA
     Capital and Income            combination of income and long-    Subadvisers: CBA and Western
     Portfolio -- Class I          term capital appreciation). This   Asset Management Company ("WAM")
                                   objective may be changed without
                                   shareholder approval.
  Legg Mason Partners Variable     Seeks capital appreciation,        LMPFA
     Dividend Strategy Portfolio   principally through investments    Subadviser: CBA
                                   in dividend-paying stocks. This
                                   objective may be changed without
                                   shareholder approval.
  Legg Mason Partners Variable     Seeks investment results that,     LMPFA
     Equity Index                  before expenses, correspond to     Subadviser: Batterymarch
     Portfolio -- Class II         the price and yield performance    Financial Management Inc.
                                   of the S&P 500 Index. The fund     ("Batterymarch")
                                   will hold substantially all of
                                   the stocks in the S&P 500 Index,
                                   with comparable economic sector
                                   weightings, market capitalization
                                   and liquidity. This objective may
                                   be changed without shareholder
                                   approval.
  Legg Mason Partners Variable     Seeks long-term capital growth.    LMPFA
     Fundamental Value             Current income is a secondary      Subadviser: CBA
     Portfolio -- Class I          consideration. This objective may
                                   be changed without shareholder
                                   approval.
  Legg Mason Partners Variable     Seeks total return on assets from  LMPFA
     International All Cap         growth of capital and income.      Subadviser: Brandywine Global
     Opportunity  Portfolio +      This objective may be changed      Investment Management, LLC
                                   without shareholder approval.      ("Brandywine")
  Legg Mason Partners Variable     Seeks long-term growth of          LMPFA
     Investors Portfolio -- Class  capital. Current income is a       Subadviser: CBA
     I                             secondary objective. These
                                   objectives may be changed without
                                   shareholder approval.
  Legg Mason Partners Variable     Seeks long-term growth of          LMPFA
     Large Cap Growth Portfolio    capital. This objective may be     Subadviser: CBA
                                   changed without shareholder
                                   approval.

             FUNDING                           INVESTMENT                         INVESTMENT
              OPTION                           OBJECTIVE                      ADVISER/SUBADVISER
---------------------------------  ---------------------------------  ---------------------------------

  Legg Mason Partners Variable     Seeks long-term growth of          LMPFA
     Small Cap Growth              capital. This objective may be     Subadviser: CBA
     Portfolio -- Class I          changed without shareholder
                                   approval.
  Legg Mason Partners Variable     Seeks long term capital            LMPFA
     Social Awareness Portfolio    appreciation and retention of net  Subadviser: Legg Mason Investment investment income. This objective  Counsel, LLC ("LMIC")
                                   may be changed without
                                   shareholder approval.
LEGG MASON PARTNERS VARIABLE
  INCOME TRUST
  Legg Mason Partners Variable     Seeks to provide high current      LMPFA
     Adjustable Rate Income        income and to limit the degree of  Subadviser: WAM
     Portfolio                     fluctuation of its net asset
                                   value resulting from movements in
                                   interest rates. This objective
                                   may be changed without
                                   shareholder approval.
  Legg Mason Partners Variable     Seeks high current income.         LMPFA
     High Income Portfolio         Secondarily, seeks capital         Subadviser: Western Asset
                                   appreciation. These objectives     Management Company, Ltd. ("WAML")
                                   may be changed without
                                   shareholder approval.
MET INVESTORS SERIES TRUST
  Batterymarch Mid-Cap Stock       Seeks growth of capital.           Met Investors Advisory LLC
     Portfolio -- Class A                                             ("MIA")
                                                                      Subadviser:  Batterymarch
                                                                      Financial Management, Inc.
  BlackRock High Yield Portfolio-  Seeks to maximize total return,    MIA
     Class A                       consistent with income generation  Subadviser:  BlackRock Financial
                                   and prudent investment             Management, Inc.
                                   management.
  BlackRock Large-Cap Core         Seeks long-term capital growth.    MIA
     Portfolio -- Class E                                             Subadviser: BlackRock Advisors,
                                                                      LLC
  Dreman Small-Cap Value           Seeks capital appreciation.        MIA
     Portfolio -- Class A                                             Subadviser: Dreman Value
                                                                      Management, LLC
  Harris Oakmark International     Seeks long-term capital            MIA
     Portfolio -- Class A          appreciation.                      Subadviser: Harris Associates
                                                                      L.P.
  Janus Forty Portfolio -- Class   Seeks capital appreciation.        MIA
     A                                                                Subadviser: Janus Capital
                                                                      Management LLC
  Lazard Mid-Cap                   Seeks long-term capital            MIA
     Portfolio -- Class B          appreciation.                      Subadviser: Lazard Asset
                                                                      Management LLC
  Legg Mason Partners Managed      Seeks high total return.           MIA
     Assets Portfolio -- Class A                                      Subadvisers: Batterymarch; and
                                                                      WAM

  Lord Abbett Bond Debenture       Seeks high current income and the  MIA
     Portfolio -- Class A          opportunity for capital            Subadviser: Lord, Abbett & Co.
                                   appreciation to produce a high     LLC
                                   total return.

             FUNDING                           INVESTMENT                         INVESTMENT
              OPTION                           OBJECTIVE                      ADVISER/SUBADVISER
---------------------------------  ---------------------------------  ---------------------------------

  Lord Abbett Growth and Income    Seeks growth of capital and        MIA
     Portfolio -- Class B          current income without excessive   Subadviser: Lord, Abbett & Co.
                                   fluctuations in the market value.  LLC

  Lord Abbett Mid-Cap Value        Seeks capital appreciation         MIA
     Portfolio -- Class B          through investments primarily in   Subadviser: Lord, Abbett & Co.
                                   equity securities which are        LLC
                                   believed to be undervalued in the
                                   marketplace.
  Met/AIM Capital Appreciation     Seeks capital appreciation.        MIA
     Portfolio -- Class A                                             Subadviser: AIM Capital
                                                                      Management, Inc.
  Met/AIM Small Cap Growth         Seeks long-term growth of          MIA
     Portfolio -- Class A          capital.                           Subadviser: AIM Capital
                                                                      Management, Inc.
  MFS(R) Emerging Markets Equity   Seeks capital appreciation.        MIA
     Portfolio -- Class A                                             Subadviser: Massachusetts
                                                                      Financial Services Company
                                                                      ("MFS")
  MFS(R) Research International    Seeks capital appreciation.        MIA
     Portfolio -- Class B+                                            Subadviser: MFS
  MFS(R) Value Portfolio -- Class  Seeks capital appreciation and     MIA
     A                             reasonable income.                 Subadviser: MFS
  Neuberger Berman Real Estate     Seeks to provide total return      MIA
     Portfolio -- Class A          through investment in real estate  Subadviser: Neuberger Berman
                                   securities, emphasizing both       Management, Inc.
                                   capital appreciation and current
                                   income.
  PIMCO Inflation Protected Bond   Seeks to provide maximum real      MIA
     Portfolio -- Class A          return, consistent with            Subadviser: Pacific Investment
                                   preservation of capital and        Management Company LLC
                                   prudent investment management.
  Pioneer Fund Portfolio -- Class  Seeks reasonable income and        MIA
     A                             capital growth.                    Subadviser: Pioneer Investment
                                                                      Management, Inc.
  Pioneer Strategic Income         Seeks a high level of current      MIA
     Portfolio -- Class A          income.                            Subadviser: Pioneer Investment
                                                                      Management, Inc.
  Third Avenue Small Cap Value     Seeks long-term capital            MIA
     Portfolio -- Class B          appreciation.                      Subadviser: Third Avenue
                                                                      Management LLC
METLIFE INVESTMENT FUNDS, INC.
  MetLife Investment Diversified   Seeks maximum long-term total      MetLife Investment Funds
     Bond Fund -- Class I          return (capital appreciation and   Management LLC
                                   income) by investing primarily in  Subadvisers: WAM; Wellington
                                   fixed income securities.           Management Company LLP; and  SsgA
                                                                      Funds Management, Inc.
  MetLife Investment               Seeks maximum long-term total      MetLife Investment Funds
     International Stock           return (capital appreciation and   Management LLC
     Fund -- Class I               income) by investing primarily in  Subadvisers: Alliance Bernstein common stocks of established non-  L.P.; Oechsle International
                                   U.S. companies.                    Advisors LLC; and SsgA Funds
                                                                      Management, Inc.

             FUNDING                           INVESTMENT                         INVESTMENT
              OPTION                           OBJECTIVE                      ADVISER/SUBADVISER
---------------------------------  ---------------------------------  ---------------------------------

  MetLife Investment Large         Seeks maximum long-term total      MetLife Investment Funds
     Company Stock Fund -- Class   return (capital appreciation and   Management LLC
     I                             income) by investing primarily in  Subadvisers: Wellington common stocks of well-established  Management Company LLP; CBA; and
                                   companies.                         SsgA Funds Management, Inc.
  MetLife Investment Small         Seeks to provide maximum long-     MetLife Investment Funds
     Company Stock Fund -- Class   term total return (capital         Management LLC
     I                             appreciation and income) by        Subadvisers: Delaware Management
                                   investing primarily in common      Company; OFI Institutional Asset
                                   stocks of small companies.         Management, Inc.; and SsgA Funds
                                                                      Management, Inc
METROPOLITAN SERIES FUND, INC.
  BlackRock Aggressive Growth      Seeks maximum capital              MetLife Advisers, LLC
     Portfolio -- Class D          appreciation.                      Subadviser: BlackRock Advisors,
                                                                      LLC
  BlackRock Bond Income            Seeks competitive total return     MetLife Advisers, LLC
     Portfolio -- Class A          primarily from investing in        Subadviser: BlackRock Advisors,
                                   fixed-income securities.           LLC
  BlackRock Money Market           Seeks a high level of current      MetLife Advisers, LLC
     Portfolio -- Class A          income consistent with             Subadviser: BlackRock Advisers,
                                   preservation of capital.           LLC
  Capital Guardian U. S. Equity    Seeks long-term growth of          MetLife Advisers, LLC
     Portfolio -- Class A+         capital.                           Subadviser: Capital Guardian
                                                                      Trust Company
  FI Large Cap Portfolio -- Class  Seeks long-term growth of          MetLife Advisers, LLC
     A                             capital.                           Subadviser: Fidelity Management &
                                                                      Research Company, Inc. ("FMRC")
  FI Value Leaders                 Seeks long-term growth of          MetLife Advisers, LLC
     Portfolio -- Class D          capital.                           Subadviser: FMRC
  MetLife Aggressive Allocation    Seeks growth of capital.           MetLife Advisers, LLC
     Portfolio -- Class B
  MetLife Conservative Allocation  Seeks high level of current        MetLife Advisers, LLC
     Portfolio -- Class B          income, with growth of capital as
                                   a secondary objective.
  MetLife Conservative to          Seeks high total return in the     MetLife Advisers, LLC
     Moderate Allocation           form of income and growth of
     Portfolio -- Class B          capital, with a greater emphasis
                                   on income.
  MetLife Moderate Allocation      Seeks a balance between a high     MetLife Advisers, LLC
     Portfolio -- Class B          level of current income and
                                   growth of capital, with a greater
                                   emphasis on growth of capital.
  MetLife Moderate to Aggressive   Seeks growth of capital.           MetLife Advisers, LLC
     Allocation
     Portfolio -- Class B
  MFS(R) Total Return              Seeks a favorable total return     MetLife Advisers, LLC
     Portfolio -- Class F          through investment in a            Subadviser: MFS
                                   diversified portfolio.
  Oppenheimer Global Equity        Seeks capital appreciation.        MetLife Advisers, LLC
     Portfolio -- Class B                                             Subadviser: OppenheimerFunds,
                                                                      Inc.
  Western Asset Management U.S.    Seeks to maximize total return     MetLife Advisers, LLC
     Government                    consistent with preservation of    Subadviser: WAM
     Portfolio -- Class A          capital and maintenance of
                                   liquidity.

             FUNDING                           INVESTMENT                         INVESTMENT
              OPTION                           OBJECTIVE                      ADVISER/SUBADVISER
---------------------------------  ---------------------------------  ---------------------------------

PIMCO VARIABLE INSURANCE TRUST
  Total Return                     Seeks maximum total return,        Pacific Investment Management
     Portfolio -- Administrative   consistent with preservation of    Company LLC
     Class                         capital and prudent investment
                                   management.
PUTNAM VARIABLE TRUST
  Putnam VT Discovery Growth       Seeks long-term growth of          Putnam Investment Management, LLC
     Fund -- Class IB Shares+      capital.
VAN KAMPEN LIFE INVESTMENT TRUST
  Van Kampen Life Investment       Seeks capital growth and income    Van Kampen Asset Management Inc.
     Trust Comstock                through investments in equity
     Portfolio -- Class II         securities, including common
                                   stocks, preferred stocks and
                                   securities convertible into
                                   common and preferred stocks.
  Van Kampen Life Investment       Seeks capital appreciation.        Van Kampen Asset Management Inc.
     Trust Strategic Growth
     Portfolio -- Class II+
  Van Kampen Life Investment       Seeks capital appreciation         Van Kampen Asset Management Inc.
     Trust Enterprise              through investments in securities
     Portfolio -- Class II+        believed by the Portfolio's
                                   investment adviser to have above-
                                   average potential for capital
                                   appreciation.
VARIABLE INSURANCE PRODUCTS FUND
  Contrafund(R)                    Seeks long-term capital            FMRC
     Portfolio -- Service Class 2  appreciation.
  Dynamic Capital Appreciation     Seeks capital appreciation.        FMRC
     Portfolio -- Service Class
     2+
  Mid Cap Portfolio -- Service     Seeks long-term growth of          FMRC
     Class 2                       capital.
WELLS FARGO VARIABLE TRUST
  Wells Fargo Advantage VT         Seeks long-term capital            Wells Fargo Funds Management, LLC
     Small/Mid Cap Value Fund+     appreciation.                      Subadviser: Wells Capital
                                                                      Management, Incorporated


---------
+     Closed to new investors.


ASSET ALLOCATION PORTFOLIOS


The MetLife Conservative Allocation Portfolio, the MetLife Conservative to Moderate Allocation Portfolio, the MetLife Moderate Allocation Portfolio, the MetLife Moderate to Aggressive Allocation Portfolio and the MetLife Aggressive Allocation Portfolio, also known as the "asset allocation portfolios", are "fund of funds" portfolios that invest substantially all of their assets in other portfolios of the Metropolitan Series Fund, Inc. or the Met Investors Series Trust. Therefore, each of these asset allocation portfolios will bear its pro-rata share of the fees and expenses incurred by the underlying portfolio in which it invests in addition to its own management fees and expenses. This will reduce the investment return of each of the asset allocation portfolios. The expense levels will vary over time, depending on the mix of underlying portfolios in which the asset allocation portfolio invests. Contract Owners may be able to realize lower aggregate expenses by investing directly in the Underlying Funds instead of investing in the asset allocation portfolios. A Contract Owner who chooses to invest directly in the underlying portfolios would not however, receive asset allocation services provided by MetLife Advisers. For more information regarding the asset allocation portfolios, please read the prospectus for these portfolios.

                                  FIXED ACCOUNT

--------------------------------------------------------------------------------

We may offer our Fixed Account as a funding option. Please see separate prospectus for more information.

                             CHARGES AND DEDUCTIONS

--------------------------------------------------------------------------------

GENERAL

We deduct the charges described below. The charges are for the service and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts. Services and benefits we provide include:

     - the ability for you to make withdrawals and surrenders under the Contracts

     - the death benefit paid on the death of the Contract Owner, Annuitant, or first of the joint owners

     - the available funding options and related programs (including dollar cost averaging, portfolio rebalancing, and systematic withdrawal programs)

     -    administration of the annuity options available under the Contracts

     -    the distribution of various reports to Contract Owners

Costs and expenses we incur include:

     - losses associated with various overhead and other expenses associated with providing the services and benefits provided by the Contracts

     - sales and marketing expenses including commission payments to your sales agent

     -    other costs of doing business.

Risks we assume include:

     - that Annuitants may live longer than estimated when the annuity factors under the Contracts were established

     - that the amount of the death benefit will be greater than the Contract Value

     - that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.

We may also deduct a charge for taxes.

Unless otherwise specified, charges are deducted proportionately from all funding options in which you are invested.

We may reduce or eliminate the withdrawal charge, the administrative charges and/or the mortality and expense risk charge under the Contract based upon characteristics of the group. Such characteristics include, but are not limited to, the nature of the group, size, facility by which purchase payments will be paid, and aggregate amount of anticipated persistency. The availability of a reduction or elimination of the withdrawal charge or the administrative charge will be made in a reasonable manner and will not be unfairly discriminatory to the interest of any Contract Owner.

The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designated charge. For example, the withdrawal charge we collect may not fully cover all of the sales and distribution expenses we actually incur. The amount of any fee or charge is not impacted by an outstanding loan. We may also profit on one or more of the charges. We may use any such profits for any corporate purpose, including the payment of sales expenses.

WITHDRAWAL CHARGE

We do not deduct a sales charge from Purchase Payments when they are made to the Contract. However, a withdrawal charge will apply if Purchase Payments and any applicable Purchase Payment Credits are withdrawn before they have been in the Contract for five years. We will assess the charge as a percentage of the Purchase Payment and any applicable Purchase Payment Credits withdrawn as follows:


     YEARS SINCE PURCHASE PAYMENT MADE        WITHDRAWAL CHARGE
------------------------------------------    -----------------
GREATER THAN OR EQUAL TO     BUT LESS THAN


         0 years                 1 year               5%
         1 year                 2 years               4%
         2 years                3 years               3%
         3 years                4 years               2%
         4 years                5 years               1%
        5+ years                                      0%


For purposes of the withdrawal charge calculation, withdrawals are deemed to be taken first from:

     (a) any Purchase Payment and any applicable Purchase Payment Credits to which no withdrawal charge applies then;

     (b) any remaining free withdrawal allowance (as described below) (after being reduced by (a), then;

     (c) any remaining Purchase Payment and any applicable Purchase Payment Credits to which a withdrawal charge applies (on a first-in, first-out basis), then;

     (d)  any Contract earnings.

Unless you instruct us otherwise, we will deduct the withdrawal charge from the amount requested.

IF YOU DID NOT PURCHASE YOUR CONTRACT UNDER A 457 OR 403(B) QUALIFIED PLAN, WE WILL NOT DEDUCT A WITHDRAWAL CHARGE:

     -    from payments we make due to the death of the Annuitant


     - if an annuity payout has begun, other than the Liquidity Benefit Option (See "Liquidity Benefit")

     - from amounts withdrawn which are deposited to other contracts issued by us or our affiliate, subject to our approval


     - if withdrawals are taken under our Managed Distribution Program, if elected by you (see Access to Your Money) or

     - if you are confined to an eligible nursing home, as described in Appendix C

IF YOU PURCHASED YOUR CONTRACT UNDER A 457 OR 403(B) QUALIFIED PLAN, WE WILL NOT DEDUCT A WITHDRAWAL CHARGE:

     -    from payments we make due to the death of the Annuitant


     -    if an annuity payout has begun

     - from amounts withdrawn which are deposited to other contracts issued by us or our affiliate, subject to our approval


     - if withdrawals are taken as a minimum distribution, as defined under The Code

     -    if withdrawals are taken due to a hardship, as defined under The Code

     - if withdrawals are taken due to a disability, as defined under The Code, of the Annuitant;

     - if you are confined to an eligible nursing home, as described in Appendix C (403 (B) PLANS ONLY).

FREE WITHDRAWAL ALLOWANCE


Beginning in the second Contract Year, you may withdraw up to 20% of the Contract Value annually. We calculate the available withdrawal amount as of the end of the previous Contract Year.

Any withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty may be assessed on any withdrawal if the Contract Owner is under age 59 1/2. You should consult with your tax adviser regarding the tax consequences of a withdrawal.

TRANSFER CHARGE

We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify you in writing at your last known address at least 31 days before we impose any such transfer charge.

MORTALITY AND EXPENSE RISK CHARGE

Each business day, we deduct a mortality and expense risk ("M&E") charge from amounts we hold in the Variable Funding Options. We reflect the deduction in our calculation of accumulation and Annuity Unit values. The charges stated are the maximum for this product. This charge is equal to 0.80% annually. If you choose the Optional Death Benefit, the M&E charge is 1.25% annually. This charge compensates the Company for risks assumed, benefits provided and expenses incurred, including the payment of commissions to your sales agent.

VARIABLE FUNDING OPTION EXPENSES

We summarized the charges and expenses of the Underlying Funds in the fee table. Please review the prospectus for each Underlying Fund for a more complete description of that fund and its expenses. Underlying Fund expenses are not fixed or guaranteed and are subject to change by the Fund.

FLOOR BENEFIT/LIQUIDITY BENEFIT CHARGES


If you select the Variable Annuitization Floor Benefit, we deduct a charge upon election of this benefit. This charge compensates us for guaranteeing a minimum variable Annuity Payment regardless of the performance of the Variable Funding Options you selected. This charge will vary based upon market conditions, but will never increase your annual Separate Account charge by more than 3%. The charge will be set at the time of election, and will remain level throughout the term of annuitization. If the Liquidity Benefit is selected, there is a surrender charge of 5% of the amounts withdrawn during the annuity period. Please refer to Payment Options for a description of these benefits.


CHART ASSET ALLOCATION PROGRAM FEE


If you are a participant in the CHART Program , there is an additional fee.


PREMIUM TAX

Certain state and local governments charge premium taxes ranging from 0% to 3.5%, depending upon jurisdiction. We are responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. We will deduct any applicable premium taxes from your Contract Value either upon death, surrender, annuitization, or at the time you make Purchase Payments to the Contract, but no earlier than when we have a tax liability under state law.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is any change in a law assessing taxes against the Company based upon premiums, Contract gains or value of the Contract, we reserve the right to charge you proportionately for this tax.

                                    TRANSFERS

--------------------------------------------------------------------------------

Subject to the limitations described below, you may transfer all or part of your Contract Value between Variable Funding Options at any time up to 30 days before the Maturity Date. After the Maturity Date, you may make transfers only if allowed by your Contract or with our consent. Transfer requests received at our Home Office that are in good order before the close of the New York Stock Exchange will be processed according to the value(s) next computed following the close of business. Transfer requests received on a non-business day or after the close of the New York Stock Exchange will be processed based on the value(s) next computed on the next business day.

Where permitted by state law, we reserve the right to restrict transfers from the Variable Funding Options to the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract.

Currently, there are no charges for transfers; however, we reserve the right to charge a fee for any transfer request which exceeds twelve per year. Since each Underlying Fund may have different overall expenses, a transfer of Contract Values from one Variable Funding Option to another could result in your investment becoming subject to higher or lower expenses. Also, when making transfers, you should consider the inherent risks associated with the Variable Funding Options to which your Contract Value is allocated.

MARKET TIMING/EXCESSIVE TRADING

Frequent requests from Contract Owners to transfer Contract Value may dilute the value of an Underlying Fund's shares if the frequent trading involves an attempt to take advantage of pricing inefficiencies created by a lag between a change in the value of the securities held by the Underlying Fund and the reflection of that change in the Underlying Fund's share price ("arbitrage trading"). Regardless of the existence of pricing inefficiencies, frequent transfers may also increase brokerage and administrative costs of the Underlying Funds and may disrupt fund management strategy, requiring an Underlying Fund to maintain a high cash position and possibly resulting in lost investment opportunities and forced liquidations ("disruptive trading"). Accordingly, arbitrage trading and disruptive trading activities (referred to collectively as "market timing") may adversely affect the long-term performance of the underlying funds, which may in turn adversely affect Contract Owners and other persons who may have an interest in the Contracts (e.g., annuitants and beneficiaries).


We have policies and procedures that attempt to detect and deter frequent transfers in situations where we determine there is a potential for arbitrage trading. Currently, we believe that such situations may be present in the international, small-cap, and high-yield underlying funds (i.e., American Funds Global Growth Fund, American Funds Growth Fund, American Funds Growth-Income Fund, MFS(R) Emerging Markets Equity Portfolio, Delaware VIP Small Cap Value Series, Dreyfus Variable Investment Fund Developing Leaders Portfolio, Templeton Developing Markets Securities Fund, Templeton Foreign Securities Fund, Legg Mason Partners Variable High Income Portfolio, Dreman Small-Cap Value Portfolio, Harris Oakmark International Portfolio, Lord Abbett Bond Debenture Portfolio, Met/AIM Small Cap Growth Portfolio, Pioneer Strategic Income Portfolio, MetLife Investment International Stock Fund, MetLife Investment Small Company Stock Fund, Oppenheimer Global Equity Portfolio, BlackRock High Yield Portfolio, MFS(R) Research International Portfolio, and Third Avenue Small Cap Value Portfolio -- the "Monitored Portfolios") and we monitor transfer activity in those Monitored Portfolios. In addition, as described below, we intend to treat all American Funds Insurance Series portfolios ("American Funds portfolios") as Monitored Portfolios. We employ various means to monitor transfer activity, such as examining the frequency and size of transfers into and out of the Monitored Portfolios within given periods of time. For example, we currently monitor transfer activity to determine if, for each of the Monitored Portfolios, in a three-month period there were two or more "round-trips" of a certain dollar amount or greater. A round-trip is defined as a transfer in followed by a transfer out within the next 10 calendar days or a transfer out followed by a transfer in within the next 10 calendar days. In the case of a Contract that has been restricted previously, a single round-trip of a certain dollar amount or greater will trigger the transfer restrictions described below.


We do not believe that other Underlying Funds present a significant opportunity to engage in arbitrage trading and therefore do not monitor transfer activity in those Underlying Funds. We may change the Monitored Portfolios at any time without notice in our sole discretion. In addition to monitoring transfer activity in certain Underlying Funds, we rely on the Underlying Fund to bring any potential disruptive trading activity they identify to our attention for investigation on a case-by-case basis. We will also investigate other harmful transfer activity that we identify from time to time. We may revise these policies and procedures in our sole discretion at any time without prior notice.


AMERICAN FUNDS MONITORING POLICY. As a condition to making their portfolios available in our products, American Funds requires us to treat all American Funds portfolios as Monitored Portfolios under our current market timing and excessive trading policies and procedures. Further, American Funds Distributors requires us to impose additional specified monitoring criteria for all American Funds portfolios available under the Contract, regardless of the potential for arbitrage trading. We are required to monitor transfer activity in American Funds portfolios to determine if there were two or more transfers in followed by transfers out, in each case of a certain dollar amount or greater, in any 30-day period. A first violation of the American Funds monitoring policy will result in a written notice of violation; any additional violation will result in the imposition of the transfer restrictions described below. Further, as Monitored Portfolios, American Funds portfolios also will be subject to our current market timing and excessive trading policies, procedures and restrictions, and transfer restrictions may be imposed upon a violation of either monitoring policy.


Our policies and procedures may result in transfer restrictions being applied to deter market timing. Currently, when we detect transfer activity in the Monitored Portfolios that exceeds our current transfer limits, or other transfer activity that we believe may be harmful to other Contract Owners or other persons who have an interest in the Contracts, we will exercise our contractual right to restrict your number of transfers to one every six months. In addition, we also reserve the right, but do not have the obligation, to further restrict the right to request transfers by any market timing firm or any other third party who has been authorized to initiate transfers on behalf of multiple Contract Owners. We may, among other things:

     - reject the transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or

     - reject the transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner.

Transfers made under a Dollar Cost Averaging Program, a rebalancing program or, if applicable, any asset allocation program described in this prospectus are not treated as transfers when we evaluate trading patterns for market timing.

The detection and deterrence of harmful transfer activity involves judgments that are inherently subjective, such as the decision to monitor only those underlying funds that we believe are susceptible to arbitrage trading or the determination of the transfer limits. Our ability to detect and/or restrict such transfer activity may be limited by operational and technological systems, as well as our ability to predict strategies employed by Contract Owners to avoid such detection. Our ability to restrict such transfer activity also may be limited by provisions of the Contract. Accordingly, there is no assurance that we will prevent all transfer activity that may adversely affect Contract Owners and other persons with interests in the Contracts. We do not accommodate market timing in any Underlying Funds and there are no arrangements in place to permit any Contract Owner to engage in market timing; we apply our policies and procedures without exception, waiver, or special arrangement.


The Underlying Funds may have adopted their own policies and procedures with respect to frequent purchases and redemptions of their respective shares, and we reserve the right to enforce these policies and procedures. For example, Underlying Funds may assess a redemption fee (which we reserve the right to collect) on shares held for a relatively short period. The prospectuses for the Underlying Funds describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Although we may not have the contractual authority or the operational capacity to apply the frequent trading policies and procedures of the Underlying Funds, we have entered into a written agreement, as required by SEC regulation, with each Underlying Fund or its principal underwriter that obligates us to provide to the Underlying Fund promptly upon request certain information about the trading activity of individual Contract Owners, and to execute instructions from the Underlying Fund to restrict or prohibit further purchase payments or transfers by specific Contract Owners who violate the frequent trading policies established by the Underlying Fund.

In addition, Contract Owners and other persons with interests in the Contracts should be aware that the purchase and redemption orders received by the Underlying Funds generally are "omnibus" orders from intermediaries such as retirement plans or separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Underlying Funds in their ability to apply their frequent trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Underlying Fund (and thus Contract Owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Underlying Funds. If an Underlying Fund believes that an omnibus order reflects one or more transfer requests from Contract Owners engaged in disruptive trading activity, the Underlying Fund may reject the entire omnibus order.

In accordance with applicable law, we reserve the right to modify or terminate the transfer privilege at any time. We also reserve the right to defer or restrict the transfer privilege at any time that we are unable to purchase or redeem shares of any of the Underlying Fund, including any refusal or restriction on purchases or redemptions of their shares as a result of their own policies and procedures on market timing activities (even if an entire omnibus order is rejected due to the market timing activity of a single Contract Owner. You should read the Underlying Fund prospectuses for more details.

                         CHART ASSET ALLOCATION PROGRAM

--------------------------------------------------------------------------------

GENERAL

Asset allocation is a method of investment diversification that allocates assets among asset classes with the goal of managing investment risk and potentially enhancing returns over the long term. An asset Class refers to a category of investments having similar characteristics, such as stocks/equities, bonds/ fixed income, and cash equivalents. There are often further divisions among wider asset classes, for example, classes representing company size (large cap, mid cap, and small cap), and classes representing foreign and U.S. investments. Asset allocation strategies reflect the theory that diversification among asset classes can help reduce volatility over the long term. THERE IS NO ASSURANCE THAT INVESTMENT RETURNS WILL BE BETTER THROUGH PARTICIPATION IN AN ASSET ALLOCATION PROGRAM -- INVESTMENTS MAY STILL LOSE MONEY AND EXPERIENCE VOLATILITY.

THE ASSET ALLOCATION PROGRAM DESCRIBED BELOW IS NOT A PART OF THE CONTRACT ISSUED BY THE COMPANY. THE COMPANY IS NOT REGISTERED AS AN INVESTMENT ADVISER, AND IS NOT OFFERING INVESTMENT ADVICE IN MAKING AVAILABLE THE ASSET ALLOCATION PROGRAM.

CHART ASSET ALLOCATION PROGRAM

Effective February 1, 2006, the CHART Asset Allocation Program is closed to new participants. If you enrolled in the program prior to February 1, 2006, you may continue to make additional Purchase Payments into the program. If you cancel your enrollment in the program, you may not re-enroll.


An affiliate of the Company, MIFS offers an asset allocation program to participants of qualified retirement plans who own the Contract individually or are participants in a group Contract owned by the plan (collectively, "participants"). The program, called "CHART", is available for an additional asset-based fee that is payable by the participant to MIFS for offering the program. When a participant elects the program ("program participant"), he or she must enter into an investment advisory agreement with MIFS. MIFS has a fiduciary obligation with respect to program participants.

MetLife Securities, Inc. or Metropolitan Life Insurance Company, affiliates of MIFS, may receive compensation payable by the Company for selling the Contract to your plan and for additional contributions made by plan participants. MIFS entered into a Solicitation Agreement with MetLife Securities, Inc., a broker-dealer affiliate of both the Company and Metropolitan Life Insurance Company, whereby MetLife Securities, Inc. is compensated by MIFS for referring participants who enter into investment advisory agreements with MIFS to participate in CHART. MIFS, Metropolitan Life Insurance Company and MetLife Securities, Inc. are all our affiliates.


The following is a general description of the CHART Program -- a complete description is available in the Disclosure Statement for the program. NOTE:
There are limitations on the investment advisory activities that MIFS's representatives can perform for program participants. Please refer to the Disclosure Statement and other documents that MIFS is required to provide to you.


Participants who enter into an investment advisory agreement with MIFS to participate in the program are authorizing MIFS to allocate their Contract Value according to asset allocation models developed in consultation with CRA/RogersCasey, Inc., a well-known investment consulting firm. When electing the program, a program participant must complete a questionnaire designed to evaluate his or her risk tolerance and investment time horizon. Based on the results of the questionnaire, participants are matched to an investor profile. Each investor profile establishes allocation percentages among four "program funds", each of which is a Variable Funding Option offered under the Contract. Currently, the program funds are MetLife Investment International Stock Fund, MetLife Investment Small

Company Stock Fund, MetLife Investment Large Company Stock Fund and MetLife Investment Diversified Bond Fund. Each of the program funds is advised by MetLife Investment Funds Management LLC, an affiliate of MIFS.


Periodically, MIFS reviews its investment model and each investor profile, and may make changes to the allocation percentages between the asset classes of the investor profiles, may change the number of asset classes, or may change the program funds. If, as a result of such review, a change is made to an investor profile, MIFS will notify program participants in advance of the change, and the participant will have the opportunity to reject the change.

At any time, a program participant can request a change to his or her investor profile or the allocation of his or her Contract Value amongst the Variable Funding Options, or can elect to terminate the program. Program participants are encouraged to regularly reconsider their investor profile or allocation by calling MIFS for a review at the phone number provided in the investor advisory agreement. Program participants are encouraged to do this at least once a year. In addition, program participants will receive a quarterly performance report from the Company that provides information about the Variable Funding Options.

Program participants who elect to participate in CHART are required to only allocate their Contract Value amongst the program funds. A program participant can elect to have his or her Contract Value "rebalanced" on a monthly, quarterly, semi-annual, or annual basis, to maintain the asset allocation percentages originally selected according to the model portfolio or a customized portfolio.

PROGRAM FEES -- DEDUCTIONS FROM CONTRACT VALUE

MIFS charges an annual asset-based fee to participate in the program as a percentage of the participant's Contract Value, as described in the table below.



                                              MAXIMUM
    CONTRACT VALUE                        ANNUAL FEE FOR
EQUAL OR GREATER THAN    BUT LESS THAN     CHART PROGRAM
---------------------    -------------    --------------


          $0                 $25,000           0.75%
       $25,000               $50,000           0.75%
       $50,000               $75,000           0.50%
       $75,000              $100,000           0.35%
       $100,000             $250,000           0.25%
       $250,000             $500,000           0.15%
       $500,00+                                0.10%



Please refer to the disclosure statement for the program for a detailed description of how and when the annual program fee is calculated and when it is deducted.

The annual fee to participate in the program is in addition to any Contract fees and charges. Fees payable for participating in the program are deducted on a quarterly basis from the Contract as a partial surrender. Partial surrenders made to pay program fees will reduce the participant's Contract Value, the guaranteed minimum death benefit, and the amount available for free withdrawals.

                              ACCESS TO YOUR MONEY

--------------------------------------------------------------------------------

Any time before the Maturity Date, you may redeem all or any portion of the Cash Surrender Value, that is, the Contract Value less any withdrawal charge and any premium tax not previously deducted. Unless you submit a Written Request specifying the fixed or Variable Funding Option(s) from which we are to withdraw amounts, we will make the withdrawal on a pro rata basis. We will determine the Cash Surrender Value as of the close of business after we receive your surrender request at our Home Office. The Cash Surrender Value may be more or less than the Purchase Payments you made. You may not make withdrawals during the annuity period.

For amounts allocated to the Variable Funding Options, we may defer payment of any Cash Surrender Value for a period of up to five business days after the Written Request is received. For amounts allocated to the Fixed Account, we may defer payment of any Cash Surrender Value for a period up to six months. In either case, it is our intent to pay as soon as possible. We cannot process requests for withdrawals that are not in good order. We will contact you if there is a deficiency causing a delay and will advise what is needed to act upon the withdrawal request.


We may withhold payment of Cash Surrender Value or a Participant's loan proceeds if any portion of those proceeds would be derived from a Contract Owner's check that has not yet cleared (i.e., that could still be dishonored by your banking institution). We may use telephone, fax, Internet or other means of communication to verify that payment from the Contract Owner's check has been or will be collected. We will not delay payment longer than necessary for us to verify that payment has been or will be collected. Contract Owners may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing us with a certified check.


If your Contract is issued as part of a 403(b) plan, there are restrictions on your ability to make withdrawals from your Contract. You may not withdraw contributions or earnings made to your Contract after December 31, 1988 unless you are (a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or
(e) experiencing a financial hardship. Even if you are experiencing a financial hardship, you may only withdraw contributions, not earnings. You should consult with your tax adviser before making a withdrawal from your Contract.

SYSTEMATIC WITHDRAWALS

Before the Maturity Date, you may choose to withdraw a specified dollar amount (at least $100) on a monthly, quarterly, semiannual or annual basis. We will deduct any applicable premium taxes and withdrawal charge. To elect systematic withdrawals, you must have a Contract Value of at least $15,000 and you must make the election on the form we provide. We will surrender Accumulation Units pro rata from all funding options in which you have an interest, unless you instruct us otherwise. You may begin or discontinue systematic withdrawals at any time by notifying us in writing, but you must give at least 30 days notice to change any systematic withdrawal instructions that are currently in place.

We reserve the right to discontinue offering systematic withdrawals or to assess a processing fee for this service upon 30 days written notice to Contract Owners (where allowed by state law).

Each systematic withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty tax may be assessed on systematic withdrawals if the Contract Owner is under age 59 1/2. There is no additional fee for electing systematic withdrawals. You should consult with your tax adviser regarding the tax consequences of systematic withdrawals.

MANAGED DISTRIBUTION PROGRAM. Under the systematic withdrawal option, you may choose to participate in the Managed Distribution Program. At no cost to you, you may instruct us to calculate and make minimum distributions that may be required by the IRS upon reaching age 70 1/2. (See Federal Tax Considerations") These payments will not be subject to the withdrawal charge and will be in lieu of the free withdrawal allowance. No Dollar Cost Averaging will be permitted if you are participating in the Managed Distribution Program.

                              OWNERSHIP PROVISIONS

--------------------------------------------------------------------------------

TYPES OF OWNERSHIP

CONTRACT OWNER


The Contract belongs to the Contract Owner named in the Contract (on the Specifications page). The Annuitant is the individual upon whose life the Maturity Date and the amount of monthly payments depend. You have sole power to exercise any rights and to receive all benefits given in the Contract provided you have not named an irrevocable beneficiary.


If this Contract is purchased by a beneficiary of another contract who directly transferred the death proceeds due under that contract, he/she will be granted the same rights the owner has under the Contract except that he/she cannot take a loan or make additional Purchase Payments.

BENEFICIARY

You name the beneficiary in a Written Request. The beneficiary has the right to receive any death benefit proceeds remaining under the Contract upon the death of the Contract Owner. If more than one beneficiary survives the Annuitant or Contract Owner, they will share equally in benefits unless you recorded different shares with the Company by Written Request before the death of the Contract Owner. In the case of a non-spousal beneficiary or a spousal beneficiary who has not chosen to assume the Contract, we will not transfer or otherwise remove the death benefit proceeds from either the Variable Funding Options or the Fixed Account, as most recently elected by the Contract Owner, until the Death Report Date.

Unless you have named an irrevocable beneficiary you have the right to change any beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

                                  DEATH BENEFIT

--------------------------------------------------------------------------------

Before the Maturity Date, generally, a death benefit is payable when you die. At purchase, you elect either the standard death benefit or the optional death benefit. We calculate the death benefit at the close of the business day on which our Home Office receives (1) Due Proof of Death and (2) written payment instructions or election of beneficiary contract continuance ("Death Report Date").

DEATH PROCEEDS BEFORE THE MATURITY DATE

STANDARD DEATH BENEFIT



-------------------------------------------------------------------------------------
ANNUITANT'S AGE ON THE CONTRACT
              DATE                                DEATH BENEFIT PAYABLE
--------------------------------- ---------------------------------------------------
On or Before Age 80                 Greater of:
                                    1) Contract Value on the Death Report Date, or
                                    2) Total Purchase Payments less the total amount
                                       of any partial surrenders (including
                                       associated charges, if any).
--------------------------------- ---------------------------------------------------
After Age 80                        Contract Value less any applicable premium tax.
--------------------------------- ---------------------------------------------------

OPTIONAL DEATH BENEFIT AND CREDIT

The Optional Death Benefit and Credit varies depending on the Annuitant's age on the Contract Date.



-------------------------------------------------------------------------------------
ANNUITANT'S AGE ON THE CONTRACT
              DATE                                DEATH BENEFIT PAYABLE
--------------------------------- ---------------------------------------------------
Under Age 70                        Greater of:
                                    1) Contract Value on the Death Report Date, or
                                    2) Total Purchase Payments less the total of any
                                       withdrawals (and related charges); or
                                    3) Maximum Step-Up death benefit value (described
                                       below) in effect on Death Report Date which
                                       are associated with Contract Date
                                       anniversaries beginning with the 5th, and
                                       ending with the last before the Annuitant's
                                       76th birthday.
--------------------------------- ---------------------------------------------------
Age 70-75                           Greater of:
                                    1) Contract Value on Death Report Date, or
                                    2) Total Purchase Payments less the total of any
                                       withdrawals (and related charges); or
                                    3) Step-Up death benefit value (described below)
                                       in effect on Death Report Date associated with
                                       the 5th Contract Date anniversary.
--------------------------------- ---------------------------------------------------
Age 76-80                           Greater of (1) or (2) above.
--------------------------------- ---------------------------------------------------
Age over 80                         Contract Value on Death Report Date (less any
                                    applicable premium tax)
--------------------------------- ---------------------------------------------------



STEP-UP DEATH BENEFIT VALUE

We will establish a separate Step-Up death benefit value on the fifth Contract Date anniversary and on each subsequent Contract Date anniversary on or before the Death Report Date. The Step-Up death benefit value will initially equal the Contract Value on that anniversary. After a Step-Up death benefit value has been established, we will recalculate it each time a Purchase Payment is made or a withdrawal is taken until the Death Report Date. We will recalculate Step-Up death benefit values by increasing them by the amount of each applicable Purchase Payment and by reducing them by a partial surrender reduction (as described below) for each applicable withdrawal. Recalculations of Step-Up death benefit values related to any Purchase Payments or any withdrawals will be made in the order that such Purchase Payments or partial surrender reductions occur.

PARTIAL SURRENDER REDUCTION. If you make a withdrawal, we will reduce the Step-Up value by a partial surrender reduction which equals: (1) the step-up value immediately prior to the withdrawal, multiplied by (2) the amount of the withdrawal, divided by (3) the Contract Value before the withdrawal.

For example, assume your current Contract Value is $55,000. If your step-up value immediately prior to the withdrawal is $50,000, and you decide to make a withdrawal of $10,000, we would reduce the step-up value as follows:

           50,000 x (10,000/55,000) = 9,090

Your new step-up value would be 50,000-9,090, or $40,910.

The following example shows what would happen in a declining market. Assume your current Contract Value is $30,000. If your step-up value immediately prior to the withdrawal is $50,000, and you decide to make a withdrawal of $10,000, we would reduce the step-up value as follows:

           50,000 x (10,000/30,000) = 16,666

Your new step-up value would be 50,000-16,666, or $33,334.

PAYMENT OF PROCEEDS

We describe the process of paying death benefit proceeds before the Maturity Date in the chart below. The chart does not encompass every situation and is merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person(s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.


-----------------------------------------------------------------------------------------------------
                                                                                    MANDATORY
      BEFORE THE MATURITY DATE,                 THE COMPANY WILL                   PAYOUT RULES
        UPON THE DEATH OF THE                 PAY THE PROCEEDS TO:                    APPLY*
-----------------------------------------------------------------------------------------------------

OWNER/ANNUITANT                       The beneficiary (ies), or if none,     Yes
                                      to the Contract Owner's estate.
BENEFICIARY                           No death proceeds are payable;         N/A
                                      Contract continues.
CONTINGENT BENEFICIARY                No death proceeds are payable;         N/A
                                      Contract continues.
-----------------------------------------------------------------------------------------------------


---------
* Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of the Owner. Non-spousal beneficiaries (as well as spousal beneficiaries who choose not to assume the Contract) must begin taking distributions based on the beneficiary's life expectancy within one year of death or take a complete distribution of Contract proceeds within 5 years of death. If mandatory distributions have begun, the 5 year payout option is not available.

BENEFICIARY CONTRACT CONTINUANCE (NOT PERMITTED FOR NON-NATURAL BENEFICIARIES)


If you die before the Maturity Date, and if the value of any beneficiary's portion of the death benefit is between $20,000 and $1,000,000 as of the Death Report Date, (more than $1,000,000 is subject to Home Office approval), your beneficiary(ies) may elect to continue his/her portion of the Contract subject to applicable Internal Revenue Code distribution requirements, rather than receive the death benefit in a lump sum. If the beneficiary chooses to continue the Contract, the beneficiary can extend the payout phase of the Contract enabling the beneficiary to "stretch" the death benefit distributions out over his life expectancy as permitted by the Internal Revenue Code.


If your beneficiary elects to continue the Contract, the death benefit will be calculated as of the Death Report Date. The initial Contract Value of the continued Contract (the "adjusted Contract Value") will equal the greater of the Contract Value or the death benefit calculated on the Death Report Date and will be allocated to the funding options in the same proportion as prior to the Death Report Date. If the adjusted Contract Value is allocated to the Variable Funding Options, the beneficiary bears the investment risk.

The beneficiary who continues the Contract will be granted the same rights as the owner under the original Contract, except the beneficiary cannot:

     -    take a loan

     -    make additional Purchase Payments


     -    transfer ownership of the Contract


The beneficiary may also name his/her own beneficiary ("succeeding beneficiary") and has the right to take withdrawals at any time after the Death Report Date without a withdrawal charge. All other fees and charges applicable to the original Contract will also apply to the continued Contract. All benefits and features of the continued Contract will be based on the beneficiary's age on the Death Report Date as if the beneficiary had purchased the Contract with the adjusted Contract Value on the Death Report Date.

PLANNED DEATH BENEFIT (INDIVIDUAL CONTRACTS ONLY)

You may request that rather than receive a lump-sum death benefit, the beneficiary(ies) receive all or a portion of the death benefit proceeds either:

     - through an annuity for life or a period that does not exceed the beneficiary's life expectancy or

     - under the terms of the Beneficiary Continuance provision described above. If the Beneficiary Continuance provision is selected as a planned death benefit, no surrenders will be allowed other than payments meant to satisfy minimum distribution amounts or systematic withdrawal amounts, if greater.


You must make the planned death benefit request as well as any revocation of this request in writing. Upon your death, your beneficiary(s) cannot revoke or modify this request. If the death benefit at the time we receive Due Proof of Death is less than $2,000, we will only pay a lump sum to the beneficiary. If periodic payments due under the planned death benefit election are less than $100, we reserve the right to make Annuity Payments at less frequent intervals, resulting in a payment of at least $100 per year. If no beneficiary is alive when death benefits become payable, we will pay the death benefit as provided in your Contract.


DEATH PROCEEDS AFTER THE MATURITY DATE


If any Contract Owner or the Annuitant dies on or after the Maturity Date, the Company will pay the beneficiary a death benefit consisting of any benefit remaining under the annuity option then in effect.


                               THE ANNUITY PERIOD

--------------------------------------------------------------------------------

MATURITY DATE


Under the Contract, you can receive regular payments ("Annuity Payments"). You can choose the month and the year in which those payments begin ("Maturity Date"). You can also choose among income payouts (annuity options) or elect a lump sum distribution. While the Annuitant is alive, you can change your selection any time up to the Maturity Date. Annuity Payments will begin on the Maturity Date stated in the Contract unless (1) you fully surrendered the Contract; (2) we paid the proceeds to the beneficiary before that date; or (3) you elected another date. Annuity Payments are a series of periodic payments (a) for life; (b) for life with either a minimum number of payments or a specific amount assured; or (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor. We may require proof that the Annuitant is alive before we make Annuity Payments. Not all options may be available in all states.


You may choose to annuitize at any time after you purchase your Contract. Unless you elect otherwise, the Maturity Date will be the Annuitant's 90th birthday or ten years after the effective date of the Contract, if later.

This requirement may be changed by us.

At least 30 days before the original Maturity Date, you may elect to extend the Maturity Date to any time prior to the Annuitant's 90th birthday or to a later date with our consent. You may use certain annuity options taken at the Maturity Date to meet the minimum required distribution requirements of federal tax law, or you may use a program of withdrawals instead. These mandatory distribution requirements take effect generally upon the death of the Contract Owner, or with certain Qualified Contracts upon either the later of the Contract Owner's attainment of age 70 1/2 or year of retirement; or the death of the Contract Owner. You should seek independent tax advice regarding the election of minimum required distributions.

LIQUIDITY BENEFIT (BENEFIT NOT AVAILABLE UNDER 457 PLANS)

If you select any annuity option that guarantees you payments for a minimum period of time ("period certain"), you may take a lump sum payment (equal to a portion or all of the value of the remaining payments) any time after the first Contract Year. There is a charge of 5% of the amount withdrawn under this option.

For variable Annuity Payments, we use the Assumed Net Investment Factor, ("ANIF") as the interest rate to determine the lump sum amount. If you request only a percentage of the amount available, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the period expires, your payments will increase to the level they would have been had no liquidation taken place.

For fixed Annuity Payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate used depends on the amount of time left in the annuity option you elected. The current rate will be the same rate we would give someone electing an annuity option for that same amount of time. If you request a percentage of the amount available during the period certain, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the period certain expires, your payments will increase to the level they would have been had no liquidation taken place.

The market value adjustment formula for calculating the present value described above for fixed Annuity Payments is as follows:

                                        n
               Present Value = SIGMA [Payments x (1/1 + iC)(t/365)
                                      s = 1

Where

iC = the interest rate described above

n = the number of payments remaining in the Contract Owner's period certain at the time of request for this benefit

t = the number of days remaining until that payment is made, adjusting for leap years.

See Appendix D for examples of this market value adjustment.

ALLOCATION OF ANNUITY

You may elect to receive your Annuity Payments in the form of a variable annuity, a fixed annuity, or a combination of both. If, at the time Annuity Payments begin, you have not made an election, we will apply your Contract Value to provide an annuity funded by the same funding options as you have selected during the accumulation period. At least 30 days before the Maturity Date, you may transfer the Contract Value among the funding options in order to change the basis on which we will determine Annuity Payments. (See Transfers.)

ANNUITIZATION CREDIT. This credit is applied to the Contract Value used to purchase one of the annuity options described below. The credit equals 0.5% of your Contract Value if you annuitize during Contract Years 2-5, 1% during Contract Years 6-10, and 2% after Contract Year 10. There is no credit applied to Contracts held less than 1 year.

VARIABLE ANNUITY

You may choose an annuity payout that fluctuates depending on the investment experience of the Variable Funding Options. We determine the number of Annuity Units credited to the Contract by dividing the first monthly Annuity Payment attributable to each Variable Funding Option by the corresponding Accumulation Unit value as of 14 days before the date Annuity Payments begin. We use an Annuity Unit to measure the dollar value of an Annuity Payment. The number of Annuity Units (but not their value) remains fixed during the annuity period.

DETERMINATION OF FIRST ANNUITY PAYMENT. Your Contract contains the tables we use to determine your first monthly Annuity Payment. If you elect a variable annuity, the amount we apply to it will be the Contract Value as of 14 days before the date Annuity Payments begin, less any applicable premium taxes not previously deducted.


The amount of your first monthly payment depends on the annuity option you elected and the Annuitant's adjusted age. Your Contract contains the formula for determining the adjusted age. We determine the total first monthly Annuity Payment by multiplying the benefit per $1,000 of value shown in the Contract tables by the number of thousands of dollars of Contract Value you apply to that annuity option. You may select an assumed daily net investment factor of either 3% or 5% upon each full or partial annuitization. The Contract tables factor in an assumed daily net investment factor of 3.0% or 5.0%. We call this your net investment rate. Your net investment rate of 3% or 5% corresponds to an annual interest rate of 3% or 5%. This means that if the annualized investment performance, after expenses, of your Variable Funding Options is less than 3%, or less than 5%, then the dollar amount of your variable Annuity Payments will decrease. However, if the annualized investment performance, after expenses, of your Variable Funding Options is greater than 3%, or greater than 5.0%, then the dollar amount of your variable Annuity Payments will increase.


DETERMINATION OF SECOND AND SUBSEQUENT ANNUITY PAYMENTS. The dollar amount of all subsequent Annuity Payments changes from month to month based on the investment experience, as described above, of the applicable funding options. The total amount of each Annuity Payment will equal the sum of the basic payments in each funding option.

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We determine the actual amounts of these payments by multiplying the number of
Annuity Units we credited to each funding option by the corresponding Annuity Unit value as of the date 14 days before the date the payment is due.

FIXED ANNUITY

You may choose a fixed annuity that provides payments that do not vary during the annuity period. We will calculate the dollar amount of the first fixed Annuity Payment as described under Variable Annuity, except that the amount we apply to begin the annuity will be your Contract Value as of the date Annuity Payments begin. Payout rates will not be lower than that shown in the Contract. If it would produce a larger payment, the first fixed Annuity Payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

If you have elected the Increasing Benefit Option, the payments will be calculated as above. However, the initial payment will be less than that reflected in the table and the subsequent payments will be increased by the percentage you elected.

                                 PAYMENT OPTIONS

--------------------------------------------------------------------------------

ELECTION OF OPTIONS

While the Annuitant is alive, you can change your annuity option selection any time up to the Maturity Date. Once Annuity Payments have begun, no further elections are allowed.

During the Annuitant's lifetime, if you do not elect otherwise before the Maturity Date, we will pay you (or another designated payee) the first of a series of monthly Annuity Payments based on the life of the Annuitant, in accordance with Annuity Option 2 (Life Annuity with 120 monthly payments assured). For certain Qualified Contracts, Annuity Option 4 (Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee) will be the automatic option as described in the Contract.

The minimum amount that can be placed under an annuity option will be $2,000 unless we agree to a lesser amount. If any monthly periodic payment due is less than $100, the Company reserves the right to make payments at less frequent intervals, or to pay the Contract Value in a lump-sum.

On the Maturity Date, we will pay the amount due under the Contract in accordance with the Payment Option that you select. You may choose to receive a single lump-sum payment. You must elect an option in writing, in a form satisfactory to the Company. Any election made during the lifetime of the Annuitant must be made by the Contract Owner.

VARIABLE ANNUITIZATION FLOOR BENEFIT (BENEFIT NOT AVAILABLE UNDER 457 PLANS). This benefit may not be available, or may only be available under certain annuity options, if we determine market conditions so dictate. If available, we will guarantee that, regardless of the performance of the Variable Funding Options selected by you, your Annuity Payments will never be less than a certain percentage of your first Annuity Payment. This percentage will vary depending on market conditions, but will never be less than 50%. You may not elect this benefit if you are over age 80. Additionally, you must select from certain funds available under this guarantee. Currently, these funds are the FI Value Leaders Portfolio, BlackRock Bond Portfolio and the Western Asset Management U.S. Government Portfolio. We may, at our discretion, increase or decrease the number of funds available under this benefit. This benefit is not currently available under Annuity Option 5. The benefit is not available with the 5% ANIF under any Option. If you select this benefit, you may not elect to liquidate any portion of your Contract.

There is a charge for this guarantee, which will begin upon election of this benefit. This charge will vary based upon market conditions, and will be established at the time the benefit is elected. Once established, the charge will remain level throughout the remainder of the annuitization, and will never increase your annual Separate Account charge by more than 3% per year.

We reserve the right to restrict the amount of Contract Value to be annuitized under this benefit.


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

ANNUITY OPTIONS

Subject to the conditions described in "Election of Options" above, we may pay all or any part of the Cash Surrender Value under one or more of the following annuity options. Payments under the annuity options are generally made on a monthly basis. We may offer additional options.

Option 1 -- Life Annuity -- No Refund. The Company will make Annuity Payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

Option 2 -- Life Annuity with 120, 180 or 240 Monthly Payments Assured. The Company will make monthly Annuity Payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months, as elected, we will continue making payments to the beneficiary during the remainder of the period.

Option 3 -- Joint and Last Survivor Life Annuity -- No Refund. The Company will make regular Annuity Payments during the lifetime of the Annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 4 -- Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee. The Company will make Annuity Payments during the lifetimes of the Annuitant and a second person. You will designate one as primary payee, and the other will be designated as secondary payee. On the death of the secondary payee, the Company will continue to make monthly Annuity Payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons. On the death of the primary payee, the Company will continue to make Annuity Payments to the secondary payee in an amount equal to 50% of the payments, which would have been made during the lifetime of the primary payee. No further payments will be made once both payees have died.


Option 5 -- Payments for a Fixed Period without Life Contingency. We will make periodic payments for the period selected. Please note that Option 5 may not satisfy the minimum required distribution rules for Qualified Contracts. Consult a tax advisor before electing this option.


Option 6 -- Other Annuity Options. We will make any other arrangements for Annuity Payments as may be mutually agreed upon.

                        MISCELLANEOUS CONTRACT PROVISIONS

--------------------------------------------------------------------------------

RIGHT TO RETURN


You may return the Contract for a full refund of the Contract Value plus any Contract charges and premium taxes you paid (but not any fees and charges the Underlying Fund assessed) within ten days after you receive it (the "right to return period"). The number of days for the right to return varies by state. Depending on state law, we may refund all of your purchase payments or your Contract Value. You bear the investment risk of investing in the Variable Funding Options during the right to return period; therefore, if your state only requires return of Contract Value, the Contract Value we return may be greater or less than your Purchase Payment.


If you purchase the Contract as an Individual Retirement Annuity, and return it within the first seven days after delivery, or longer if your state permits, we will refund your Purchase Payment in full; during the remainder of the right to return period, we will refund the Contract Value (including charges).

We will determine the Contract Value following the close of the business day on which we receive your Contract and a Written Request for a refund. Where state law requires a different period, or the return of Purchase Payments or other variations of this provision, we will comply. Refer to your Contract for any state-specific information.

TERMINATION


We reserve the right to terminate the Contract on any business day if your Contract Value as of that date is less than $2,000 and you have not made Purchase Payments for at least two years, unless otherwise specified by state law. Accordingly, no Contract will be terminated due solely to negative investment performance. Termination will not occur until 31 days after we have mailed notice of termination to your last known address and to any assignee of record. If we terminate the Contract, we will pay you the Cash Surrender Value less any applicable taxes. In certain states, we may be required to pay you the Contract Value.

REQUIRED REPORTS

As often as required by law, but at least once in each Contract Year before the due date of the first Annuity Payment, we will furnish a report showing the number of Accumulation Units credited to the Contract and the corresponding Accumulation Unit value(s) as of the report date for each funding option to which the Contract Owner has allocated amounts during the applicable period. The Company will keep all records required under federal and state laws.

SUSPENSION OF PAYMENTS

The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange ("the Exchange") is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists, as determined by the SEC, so that the sale of securities held in the Separate Account may not reasonably occur, or so that the Company may not reasonably determine the value the Separate Account's net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders. Payments from the Fixed Account may be delayed up to 6 months.


MISSTATEMENT

We may require proof of age of the Owner, beneficiary or Annuitant before making any payments under this Contract that are measured by the Owner's, beneficiary's or Annuitant's life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age.

Once Annuity Payments have begun, any underpayments will be deducted from or added to the payment or payments made after the adjustment. In certain states, we are required to pay interest on any underpayments.


                              THE SEPARATE ACCOUNTS

--------------------------------------------------------------------------------

MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut each sponsor Separate Accounts: Separate Account Five and Separate Account Six, respectively. Both Separate Account Five and Separate Account Six were established on March 27, 1997 and are registered with the SEC as unit investment trusts ("Separate Account") under the Investment Company Act of 1940, as amended. We will invest Separate Account assets attributable to the Contracts exclusively in the shares of the Variable Funding Options.


We hold the assets of Separate Account Five and Separate Account Six for the exclusive and separate benefit of the owners of each Separate Account, according to the laws of Connecticut. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains and losses of the Company. The assets held by the Separate Account are not chargeable with liabilities arising out of any other business that we may conduct. Obligations under the Contract are obligations of the Company. Any obligations that exceed the assets in the Separate Account are payable by the Company's general account. The amount of the guaranteed death benefit that exceeds the Contract Value is paid from the Company's general account. Benefit amounts paid from the general account are subject to the financial strength and claims paying ability of the Company.


All investment income and other distributions of the funding options are payable to the Separate Account. We reinvest all such income and/or distributions in shares of the respective funding option at net asset value. Shares of the funding options are currently sold only to life insurance company separate accounts to fund variable annuity and variable life insurance contracts or to qualified pension or retirement plans as permitted under the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

Certain variable annuity separate accounts and variable life insurance separate accounts may invest in the funding options simultaneously (called "mixed" and "shared" funding). It is conceivable that in the future it may be disadvantageous to do so. Although the Company and the Variable Funding Options do not currently foresee any such disadvantages either to variable annuity Contract Owners or variable life policy owners, each Variable Funding Option's Board of Directors intends to monitor events in order to identify any material conflicts between them and to determine what action, if any, should be taken. If a Board of Directors was to conclude that separate funds should be established for variable life and variable annuity separate accounts, the variable annuity Contract Owners would not bear any of the related expenses, but variable annuity Contract Owners and variable life insurance policy owners would no longer have the economies of scale resulting from a larger combined fund.

We reserve the right to transfer assets of the Separate Account to another separate account, and to modify the structure or operation of the Separate Account, subject to the necessary regulatory approvals. If we do so, we guarantee that the modification will not affect your Contract Value.

PERFORMANCE INFORMATION

In advertisements for the Contract, we may include performance figures to show you how a Variable Funding Option has performed in the past. These figures are rates of return or yield quotations shown as a percent. These figures show past performance of a Variable Funding Option and are not an indication of how a Variable Funding Option will perform in the future.

Our advertisements may show performance figures assuming that you do not elect any optional features such as the Optional Death Benefit. However, if you elect optional features, they involve additional charges that will serve to decrease the performance of your Variable Funding Options. You may wish to speak with your registered representative to obtain performance information specific to the optional features you may wish to select.

Performance figures for each Variable Funding Option are based in part on the performance of a corresponding Underlying Fund. In some cases, the Underlying Fund may have existed before the technical inception of the corresponding Variable Fund Option. In those cases, we can create "hypothetical historical performance" of a Variable Fund Option. These figures show the performance that the Variable Fund Option would have achieved had it been available during the entire history of the Underlying Fund.

In a low interest rate environment, yields for money market Subaccounts, after deduction of the Mortality and Expense Risk Charge, Administrative Expense Charge and the charge for any optional benefit riders (if applicable), may be negative even though the Underlying Fund's yield, before deducting for such charges, is positive. If you allocate a portion of your Contract Value to a money market Subaccount or participate in an asset allocation program where Contract Value is allocated to a money market Subaccount under the applicable asset allocation model, that portion of your Contract Value may decrease in value.

                           FEDERAL TAX CONSIDERATIONS

--------------------------------------------------------------------------------


The following general discussion of the federal income tax consequences related to the Participant's (for purposes of this section, referred to as "You") investment in this Contract is not intended to cover all situations, and is not meant to provide tax or legal advice. Because of the complexity of the law and the fact that the tax results will vary depending on many factors, you should consult your tax and/or legal adviser regarding the tax implications of purchasing this Contract based upon your individual situation. For further tax information, an additional discussion of certain tax matters may be contained in the SAI. You are responsible for determining whether your purchase of a Contract, withdrawals, Annuity Payments and any other transactions under your Contact satisfy applicable tax law. We are not responsible for determining if your employer's plan or arrangement satisfies the requirements of the Code and/or the Employee Retirement Income Security Act of 1974 (ERISA).


GENERAL TAXATION OF ANNUITIES

Congress has recognized the value of saving for retirement by providing certain tax benefits, in the form of tax deferral, for premiums paid under an annuity and permitting tax-free transfers between the various investment options offered under the Contract. The Internal Revenue Code ("Code") governs how earnings on your investment in the Contract are ultimately taxed, depending upon the type of contract, qualified or non-qualified, and the manner in which the money is distributed, as briefly described below. In analyzing the benefits of tax deferral it is important to note that the Jobs and Growth Tax Relief Reconciliation Act of 2003 amended Code Section 1 to reduce the marginal tax rates on long-term capital gains and dividends to 5% and 15%. The reduced rates apply during 2003 through 2008, and thereafter will increase to prior levels. Earnings under annuity contracts, like interest payable on fixed investments (notes, bonds, etc.) continue to be taxed as ordinary income (top rate of 35%).

Federal Estate Taxes. While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.


Generation-Skipping transfer tax. Under certain circumstances, the Code may impose a "generation skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contract Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.


To the extent permitted under Federal income tax law, the Separate Account may claim the benefit of certain tax credits attributable to taxes paid by certain of the Portfolios to foreign jurisdictions.

The rules for state and local income taxes may differ from the Federal income tax rules. Contract Owners and prospective contract owners of the Contract should consult their own tax advisors and the law of the applicable taxing jurisdiction to determine what rules and tax benefits apply to the contract.

QUALIFIED ANNUITY CONTRACTS

If you purchase your Contract with proceeds of an eligible rollover distribution from any qualified employee pension plan or individual retirement annuity (IRA), your Contract is referred to as a Qualified Contract. Some examples of Qualified Contracts are: IRAs, tax-sheltered annuities established by public school systems or certain tax-exempt organizations under Code Section 403(b), corporate sponsored pension and profit-sharing plans (including 401(k) plans), Keogh Plans (for self-employed individuals), and certain other qualified deferred compensation plans. Another type of Qualified Contract is a Roth IRA, under which after-tax contributions accumulate until maturity, when amounts (including earnings) may be withdrawn tax-free. The rights and benefits under a Qualified Contract may be limited by the terms of the retirement plan, regardless of the terms and conditions of the Contract. Plan participants making contributions to Qualified Contracts will be subject to the required minimum distribution rules as provided by the Code and described below.


All IRAs, Roth IRAs, TSAs (ERISA and non-ERISA), sec.457(b), sec.403(a), SEP and SIMPLE plans and 401(a) and 401(k) plans (hereinafter "Qualified Plans" unless otherwise specified) receive tax-deferral under the Code. Although there are no additional tax benefits by funding your Qualified Plan with an annuity, doing so does offer you additional insurance benefits, such as the availability of a guaranteed income for life.


KEOGH A Keogh plan is generally a qualified retirement plan (defined contribution or defined benefit) that covers a self-employed person. Other employees may also be covered. Special rules apply to contribution limits in the case of a self-employed person. The tax rules work similarly to the withdrawal, distribution and eligible distribution rules as under IRAs. However, there may be some differences: consult your tax advisor.

TAXATION OF QUALIFIED ANNUITY CONTRACTS


Under a qualified annuity, since amounts paid into the Contract have generally not yet been taxed, the full amount of such distributions, including the amount attributable to Purchase Payments, whether paid in the form of lump-sum withdrawals or Annuity Payments, are generally taxed at ordinary income tax rates unless the distribution is transferred to an eligible rollover account or contract. The Contract is available as a vehicle for IRA rollovers and for other Qualified Contracts. There are special rules which govern the taxation of Qualified Contracts, including withdrawal restrictions, requirements for mandatory distributions, and contribution limits. Amounts rolled over to the Contract from other qualified plan funding vehicles are generally not subject to current taxation.

MANDATORY DISTRIBUTIONS FOR QUALIFIED PLANS

Federal tax law requires that minimum annual distributions begin by April 1st of the calendar year following the calendar year in which an IRA owner attains age 70 1/2. Participants in qualified plans, 457(b) plans and 403(b) annuities may defer minimum distributions until the later of April 1st of the calendar year following the calendar year in which they attain age 70 1/2 or the year of retirement (except for 5% or more owners) . If you own more than one individual retirement annuity and/or account, you may satisfy the minimum distribution rules on an aggregate basis (i.e. determine the total amount of required distributions from all IRAs and take the required amount from any one or more IRAs). A similar aggregate approach is available to meet your 403(b) minimum distribution requirements if you have multiple 403(b) annuities. Recently promulgated Treasury regulations changed the distribution requirements; therefore, it is important that you consult your tax adviser as to the impact of these regulations on your personal situation.


Final income tax regulations regarding minimum distribution requirements were released in June 2004. These regulations affect both deferred and income annuities. Under these new rules, effective with respect to minimum distributions required for the 2006 distribution year, in general, the value of all benefits under a deferred annuity (including death benefits in excess of cash value) must be added to the Contract Value in computing the amount required to be distributed over the applicable period. We will provide You with additional information as to the amount of your interest in the Contract that is subject to required minimum distributions under this new rule and either compute the required amount for You or offer to do so at Your request. The new rules are not entirely clear and you should consult your own tax advisors as to how these rules affect your own Contract.


MINIMUM DISTRIBUTIONS FOR BENEFICIARIES UPON THE ANNUITANT'S DEATH: Upon the death of the Annuitant (a plan participant) of a Qualified Contract, the participant's remaining interest in the Contract must be completely withdrawn within 5 years from the date of death (including in a single lump sum) or minimum distributions may be taken over the life expectancy of the individual beneficiaries (and in certain situations, trusts for individuals), provided such distributions are payable at least annually and begin within one year from the date of death. Alternative rules permit a spousal beneficiary under a qualified contract to defer the minimum distribution requirements until the end of the year in which the deceased spouse would have attained age 70 1/2 or to rollover the death proceeds to his or her own IRA or to another eligible retirement plan in which he or she participates.

INDIVIDUAL RETIREMENT ANNUITIES


The Contract has not been submitted to the IRS for approval as to form as a valid IRA. Such approval would not constitute an IRS approval or endorsement of any funding options under the Contract. IRS approval as to form is not required to constitute a valid IRA. Disqualification of the Contract as an IRA could result in the immediate taxation of amounts held in the Contract and other adverse tax consequences.

To the extent of earned income for the year and not exceeding the applicable limit for the taxable year, an individual may make contributions, which may be deductible, to an individual retirement annuity (IRA). The applicable limit is $4,000 in 2007 and may be indexed for inflation in future years. Additional "catch-up contributions" may be made to an IRA by individuals age 50 or over. There are certain limits on the deductible amount based on the adjusted gross income of the individual and spouse and on their participation in a retirement plan. If an individual is married and the spouse is not employed, the individual may establish IRAs for the individual and spouse. Purchase Payments may then be made annually into IRAs for both spouses in the maximum amount of 100% of earned income up to a combined limit based on the individual limits outlined above.


Deductible contributions to an IRA and Roth IRA for the year must be aggregated for purposes of the individual Code Section 408A limits and the Code Section 219 limits (age 50+catch-up).

Partial or full distributions are treated as ordinary income, except that amounts contributed after 1986 on a non-deductible basis are not includable in income when distributed. An additional tax of 10% will apply to any taxable distribution from the IRA that is received by the participant before the age of 59 1/2 except by reason of death, disability or as part of a series of payments for life or life expectancy. Distributions must commence by April 1st of the calendar year after the close of the calendar year in which the individual attains the age of 70 1/2. Certain other mandatory distribution rules apply on the death of the individual. The individual must maintain personal and tax return records of any non-deductible contributions and distributions.


Section 408 (k) of the Code provides for the purchase of a Simplified Employee Pension (SEP) plan. A SEP is funded through an IRA and can accept an annual employer contribution limited to the lesser of $45,000 or 100% of pay for each participant in 2007.


ROTH IRAS


Section 408A of the Code permits certain individuals to contribute to a Roth IRA. Eligibility to make contributions is based upon income, and the applicable limits vary based on marital status and/or whether the contribution is a rollover contribution from another IRA or an annual contribution. Contributions to a Roth IRA, which are subject to certain limitations, (similar to the annual limits for traditional IRAs), are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A conversion of "traditional" IRA to a Roth IRA may be subject to tax and other special rules apply. You should consult a tax adviser before combining any converted amounts with other Roth IRA contributions, including any other conversion amounts from other tax years.


Qualified distributions from a Roth IRA are tax-free. A qualified distribution requires that the Roth IRA has been held for at least 5 years, and the distribution is made after age 59 1/2, on death or disability of the owner, or for a limited amount ($10,000) for a qualified first time home purchase for the owner or certain relatives. Income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during five taxable years starting with the year in which the first contribution is made to the Roth IRA.

NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403(b), 457 AS WELL AS IRA OWNERS: While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, the permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Therefore, in certain states, a portion of the contributions may not be excludible or deductible from state income taxes. Please consult your employer or tax adviser regarding this issue.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS

For Qualified Contracts, taxable distributions taken before the Contract Owner has reached the age of 59 1/2 will be subject to a 10% additional tax penalty unless the distribution is taken in a series of periodic distributions, for life or life expectancy, or unless the distribution follows the death or disability of the Contract Owner. Other exceptions may be available in certain qualified plans. The 10% additional tax is in addition to any penalties that may apply under your Contract and the normal income taxes due on the distribution.

TAXATION OF DEATH BENEFIT PROCEEDS

Amounts may be distributed from a Contract because of the death of an owner or Annuitant. Generally, such amounts are includable in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the Contract; or (ii) if distributed under a payment option, they are taxed in the same way as Annuity Payments.


Under the Code, withdrawals need not be made by a particular age. However, it is possible that the Internal Revenue Service may determine that the Contract must be surrendered or annuity payments must commence by a certain age (e.g., 85 or older) or your Contract may require that you commence payments by a certain age.


TREATMENT OF CHARGES FOR CERTAIN ASSET ALLOCATION PROGRAMS

Under various asset allocation programs that may be made available to participants in qualified employer retirement plans, note that based on our understanding of the tax law, including various IRS rulings, we do not treat charges for such programs that are paid from the Contract as taxable distributions. Consult your own tax advisor.

TREATMENT OF CHARGES FOR OPTIONAL BENEFITS

The Contract may provide one or more optional enhanced death benefits or other minimum guaranteed benefit that in some cases may exceed the greater of purchase price or the Contract Value. It is possible that the Internal Revenue Service may take the position that the charges for the optional enhanced benefit(s) are deemed to be taxable distributions to you. Although we do not believe that a charge under such optional enhanced benefit should be treated as a taxable withdrawal, you should consult with your tax adviser before selecting any rider or endorsement to the Contract.

                            OTHER TAX CONSIDERATIONS

--------------------------------------------------------------------------------

PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 1994 (the "1994 Code") taxes distributions from non-qualified annuity contracts differently than in the U.S. Distributions that are not in the form of an annuity (including partial surrenders and period certain payments) are treated under the 1994 Code first as a return of investment. Therefore, a substantial portion of the amounts distributed will generally be excluded from gross income for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis. The amount of income on annuity distributions (payable over your lifetime) is also calculated differently under the 1994 Code. Since Puerto Rico residents are also subject to U.S. income tax on all income other than income sourced to Puerto Rico and the Internal Revenue Service issued guidance in 2004 which indicated that the income from an annuity contract issued by a U.S. life insurer would be considered U.S. source income, the timing of recognition of income from an annuity contract could vary between the two jurisdictions. Although the 1994 Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax adviser regarding the tax consequences of purchasing an annuity contract and/or any proposed distribution, particularly a partial distribution or election to annuitize.

NON-RESIDENT ALIENS

Distributions to non-resident aliens ("NRAs") are subject to special and complex tax and withholding rules under the Code with respect to U.S. source income, some of which are based upon the particular facts and circumstances of the Contract Owner, the beneficiary and the transaction itself. As stated above, the IRS has taken the position that income from the Contract received by NRAs is considered U.S. source income. In addition, Annuity Payments to NRAs in many countries are exempt from U.S. tax (or subject to lower rates) based upon a tax treaty, provided that the Contract Owner complies with the applicable requirements. NRAs should seek guidance from a tax adviser regarding their personal situation.


CHANGES TO TAX RULES AND INTERPRETATIONS

Changes in applicable tax rules and interpretations can adversely affect the tax treatment of your Contract. These changes may take effect retroactively. Examples of changes that could create adverse tax consequences include:

     - Possible taxation of transfers between investment divisions or transfers from a subaccount to the Fixed Account.

     - Possible taxation as if you were the contract owner of your portion of the Separate Account's assets.

     - Possible limits on the number of funding options available or the frequency of transfers among them.

We reserve the right to amend your Contract where necessary to maintain its status as a variable annuity contract under Federal tax law and to protect you and other Contract Owners in the subaccounts from adverse tax consequences.

Tax Credits and Deductions. The Company may be entitled to certain tax benefits related to the assets of the Separate Account. These tax benefits, which may include foreign tax credits and corporate dividend received deductions, are not passed back to the Separate Account or to contract owners since the Company is the owner of the assets from which the tax benefits are derived.


HURRICANE RELIEF

DISTRIBUTIONS

Your plan may provide for "qualified hurricane distributions" pursuant to the Katrina Emergency Tax Relief Act of 2005 and the Gulf Opportunity Zone Act of 2005. Subject to an aggregate limit of $100,000 among all eligible retirement plans, a participant's qualified hurricane distributions are not subject to the 10% early withdrawal penalty that might otherwise apply to a qualified annuity under section 72(t).

To the extent a participant "repays" a qualified hurricane distribution by contributing within three years of the distribution date to an eligible retirement plan that accepts rollover contributions, it will generally be treated as a timely direct trustee-to-trustee transfer and will not be subject to income tax. To the extent a participant does not repay a qualified hurricane distribution within three years, he or she will include the distribution in gross income ratably over the three-tax year period, beginning with the tax year in which the distribution is received, unless the participant elects to opt out of three-year averaging by including the qualified hurricane distribution in gross income for the year it is received. Consult your independent tax advisor to determine if hurricane relief is available to Your particular situation.

LOANS

Your plan may provide for increased limits and delayed repayment of participant loans, where otherwise permitted by your plan, pursuant to the Katrina Emergency Tax Relief Act of 2005 and the Gulf Opportunity Zone Act of 2005. An eligible retirement plan other than an IRA may allow a plan loan to delay loan repayment by certain individuals impacted by Hurricanes Katrina, Rita and Wilma , whose principal places of abode on certain dates were located in statutorily defined disaster areas and who sustained an economic loss due to the hurricane. Generally, if the due date for any repayment with respect to such loan occurs during a period beginning on September 23, 2005 (for purposes of Hurricane Katrina) or October 23, 2005 (for purposes of Hurricanes Rita and Wilma) and ending on December 31, 2006, then such due date may be delayed for one year.
Note: For purposes of these loan rules, an individual cannot be a qualified individual with respect to more than one hurricane. Consult your independent tax advisor to determine if hurricane relief is available to Your particular situation.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

--------------------------------------------------------------------------------

Under the Securities Act of 1933, the Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts.


The Company's latest annual report on Form 10-K for both MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut have been filed with the Commission. It is incorporated by reference into this prospectus. The Form 10-K for the period ended December 31, 2006 contains additional information about the Company, including audited financial statements for the Company's latest fiscal year. MetLife Insurance Company of Connecticut filed its Form 10-K on April 2, 2007, via Edgar File No. 033-03094. MetLife Life and Annuity Company of Connecticut filed its Form 10-K on March 7, 2007 via EDGAR File No. 033-58677. All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Exchange Act (such as quarterly and periodic reports) or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year ending December 31, 2006 are also incorporated by reference into this Prospectus.


There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.


If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to the Company at 185 Asylum Street, Hartford, CT 06199-0009, Attention: Annuity Operations and Services. The telephone number is (800) 842-9406. You may also access the incorporated reports and other documents at www.metlife.com.

You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-202-551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).

                                OTHER INFORMATION

--------------------------------------------------------------------------------

THE INSURANCE COMPANIES

Please refer to your Contract to determine which Company issued your Contract.

METLIFE INSURANCE COMPANY OF CONNECTICUT is a stock insurance company chartered in 1863 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly-owned subsidiary of MetLife, Inc., a publicly traded company. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

FINANCIAL STATEMENTS

The financial statements for the Company are located in the Statement of Additional Information.

DISTRIBUTION OF THE CONTRACTS


DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT. MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut (together the "Company") have appointed MetLife Investors Distribution Company ("MLIDC") to serve as the principal underwriter and distributor of the securities offered through this prospectus, pursuant to the terms of a Distribution and Principal Underwriting Agreement. Prior to October 20, 2006, the principal underwriter and distributor was MLI Distribution LLC, which merged with and into MLIDC on that date. MLIDC, which is an affiliate of the Company, also acts as the principal underwriter and distributor of other variable annuity contracts and variable life insurance policies issued by the Company and its affiliated companies. The Company reimburses MLIDC for expenses MLIDC incurs in distributing the Contracts (e.g. commissions payable to retail broker-dealers who sell the Contracts). MLIDC does not retain any fees under the Contracts; however, MLIDC may receive 12b-1 fees from the Underlying Funds.

MLIDC's principal executive offices are located at 5 Park Plaza, Suite 1900, Irvine, CA 92614. MLIDC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

MLIDC and the Company enter into selling agreements with affiliated and unaffiliated broker-dealers who are registered with the SEC and are members of the NASD, and with entities that may offer the Contracts but are exempt from registration. Applications for the Contract are solicited by registered representatives who are associated persons of such affiliated or unaffiliated broker-dealer firms. Such representatives act as appointed agents of the Company under applicable state insurance law and must be licensed to sell variable insurance products. The Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. The Company no longer offers the Contracts to new purchasers, but it continues to accept purchase payments from existing Contract Owners.

COMPENSATION. Broker-dealers who have selling agreements with MLIDC and the Company are paid compensation for the promotion and sale of the Contracts. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm. The amount the registered representative receives depends on the agreement between the firm and the registered representative. This agreement may also provide for the payment of other types of cash and non-cash compensation and other benefits. A broker-dealer firm or registered representative of a firm may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates.

We generally pay compensation as a percentage of purchase payments invested in the Contract. Alternatively, we may pay lower compensation on purchase payments but pay periodic asset-based compensation based on all or a portion of the Contract Value. The amount and timing of compensation may vary depending on the selling agreement but is not expected to exceed 7.50% of Purchase Payments (if up-front compensation is paid to registered representatives) and up to 1.50% annually of average Contract Value (if asset-based compensation is paid to registered representatives).

The Company and MLIDC have also entered into preferred distribution arrangements with certain broker-dealer firms. These arrangements are sometimes called "shelf space" arrangements. Under these arrangements, the Company and MLIDC pay separate, additional compensation to the broker-dealer firm for services the broker-dealer provides in connection with the distribution of the Company's products. These services may include providing the Company with access to the distribution network of the broker-dealer, the hiring and training of the broker-dealer's sales personnel, the sponsoring of conferences and seminars by the broker-dealer, or general marketing services performed by the broker-dealer. The broker-dealer may also provide other services or incur other costs in connection with distributing the Company's products.

These preferred distribution arrangements will not be offered to all broker-dealer firms and the terms of such arrangements may differ between broker-dealer firms. Compensation payable under such arrangements may be based on aggregate, net or anticipated sales of the Contracts, total assets attributable to sales of the Contract by registered representatives of the broker-dealer firm or based on the length of time that a Contract Owner has owned the Contract. Any such compensation payable to a broker-dealer firm will be made by MLIDC or the Company out of their own assets and will not result in any additional direct charge to you. Such compensation may cause the broker-dealer firm and its registered representatives to favor the Company's products. The Company and MLIDC have entered into preferred distribution arrangements with their affiliate Tower Square Securities, Inc. and with the unaffiliated broker-dealer firms identified in the Statement of Additional Information. The Company and MLIDC may enter into similar arrangements with their other affiliates Metropolitan Life Insurance Company, MetLife Securities, Inc., Walnut Street Securities, Inc. and New England Securities Corporation. See the Statement of Additional Information--"DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT" for a list of the broker-dealer firms that received additional compensation during 2006, as well as the range of additional compensation paid.

The Company and MLIDC have entered into selling agreements with certain broker-dealer firms that have an affiliate that acts as investment adviser or sub-adviser to one or more Underlying Funds which may be offered in the Contracts. These investment advisory firms include Fidelity Management & Research Company, Morgan Stanley Investment Advisers Inc., Merrill Lynch Investment Managers, L.P., MetLife Investment Funds Management LLC, MetLife Advisers, LLC and Met Investors Advisory LLC. MetLife Investment Funds Management LLC, MetLife Advisers, LLC and Met Investors Advisory LLC are affiliates of the Company. Registered representatives of broker-dealer firms with an affiliated company acting as an adviser or a subadviser may favor these Funds when offering the Contracts.

SALES OF THE CONTRACTS BY AFFILIATES OF THE COMPANY. The Company and MLIDC may offer the Contracts through retail broker-dealer firms that are affiliates of the Company, including Tower Square Securities, Inc., Metropolitan Life Insurance Company, MetLife Securities, Inc., Walnut Street Securities, Inc. and New England Securities Corporation. The compensation paid to affiliated broker-dealer firms for sales of the Contracts is generally not expected to exceed, on a present value basis, the percentages described above. These broker-dealer firms pay their registered representatives all or a portion of the commissions received for their sales of Contracts; some firms may retain a portion of commissions. The amount the broker dealer firms pass on to their registered representatives is determined in accordance with their internal compensation programs. These programs may also include other types of cash compensation, such as bonuses, equity awards (such as stock options), training allowances, supplementary salary, financing arrangements, marketing support, medical and other insurance benefits, retirement benefits, non-qualified deferred compensation plans and other benefits. For registered representatives of certain affiliates, the amount of this additional cash compensation is based primarily on the amount of proprietary products sold and serviced by the representative. Proprietary products are those issued by the Company or its affiliates. The managers who supervise these registered representatives may also be entitled to additional cash compensation based on the sale of proprietary products by their representatives. Because the additional cash compensation paid to these registered representatives and their managers is primarily based on sales of proprietary products, these registered representatives and their managers have an incentive to favor the sale of proprietary products over other products issued by non-affiliates.

MetLife registered representatives receive cash payments for the products they sell and service based upon a "gross dealer concession" model. The cash payment is equal to a percentage of the gross dealer concession. For MetLife registered representatives other than those in our MetLife Resources (MLR) Division, the percentage is determined by a formula that takes into consideration the amount of premiums and purchase payments applied to proprietary products that the registered representative sells and services. The percentage could be as high as 100%. (MLR registered representatives receive compensation based upon premiums and purchase payments applied to all products sold and serviced by the representative.) In addition, all MetLife registered representative are entitled to the additional compensation described above based on sales of proprietary products. Because sales of proprietary products are a factor determining the percentage of gross dealer concession and/or the amount of additional compensation to which MetLife registered representatives are entitled, they have an incentive to favor the sale of proprietary products. In addition, because their sales managers' compensation is based on the sales made by the representatives they supervise, these sales managers also have an incentive to favor the sale of proprietary products.


The Company's affiliates also offer their registered representatives and their managers non-cash compensation incentives, such as conferences, trips, prizes and awards. Other non-cash compensation payments may be made for other services that are not directly related to the sale of products. These payments may include support services in the form of recruitment and training of personnel, production of promotional materials and similar services.


We pay American Funds Distributors, Inc., principal underwriter for the American Funds Insurance Series, a percentage of all Purchase Payments allocated to the American Funds Global Growth Fund, the American Funds Growth Fund, and the American Funds Growth-Income Fund for services it provides in marketing the Underlying Fund's shares in connection with the Contract.

From time to time, MetLife Associates LLC or Metropolitan Life Insurance Company pays organizations, associations and nonprofit organizations compensation to endorse or sponsor the Company's variable annuity contracts or for access to the organization's members. This compensation may include: the payment of fees, funding their programs, scholarships, events or awards, such as a principal of the year award; leasing their office space or paying fees for display space at their events; purchasing advertisements in their publications; or reimbursing or defraying their expenses. We also retain finders and consultants to introduce MetLife Associates LLC or Metropolitan Life Insurance Company to potential clients and for establishing and maintaining relationships between MetLife Associates LLC or Metropolitan Life Insurance Company and various organizations. We or our affiliates may pay duly licensed individuals associated with these organizations cash compensation for the sales of the Contracts.


CONFORMITY WITH STATE AND FEDERAL LAWS

The laws of the state in which the Contract is issued govern that Contract. Where a state has not approved a Contract feature or funding option, it will not be available in that state. Any paid-up annuity, Cash Surrender Value or death benefits that are available under the Contract are not less than the minimum benefits required by the statutes of the state in which we delivered the Contract. We reserve the right to make any changes, including retroactive changes, in the Contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which the Company, the Contract or the Contract Owner is subject.

VOTING RIGHTS


The Company is the legal owner of the shares of the Underlying Funds. However, we believe that when an Underlying Fund solicits proxies in conjunction with a vote of shareholders we are required to obtain from you and from other owners instructions on how to vote those shares. We will vote all shares, including those we may own on our own behalf, and those where we have not received instructions from Contract Owners, in the same proportion as shares for which we received voting instructions. The effect of this proportional voting is that a small number of Contract Owners may control the outcome of a vote. Should we determine that we are no longer required to comply with the above, we will vote on the shares in our own right. In certain limited circumstances, and when permitted by law, we may disregard voting instructions. If we do disregard voting instructions, a summary of that action and the reasons for such action would be included in the next annual report to Contract Owners.


RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

LEGAL PROCEEDINGS

In the ordinary course of business, the Company, similar to other life insurance companies, is involved in lawsuits (including class action lawsuits), arbitrations and other legal proceedings. Also, from time to time, state and federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made.


It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, the Company does not believe any such action or proceeding will have a material adverse effect upon the Separate Account or upon the ability of MLIDC to perform its contract with the Separate Account or of the Company to meet its obligations under the contracts.

                  APPENDIX A -- CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES
                      ACCUMULATION UNIT VALUES (IN DOLLARS)

The following Accumulation Unit Value ("AUV") information should be read in conjunction with the Separate Account's audited financial statement and notes, which are included in the Statement of Additional Information ("SAI"). The first table provides the AUV information for the MINIMUM Separate Account Charge available under the contract. The second table provides the AUV information for the MAXIMUM Separate Account Charge available under the contract. The Separate Account Charges that fall in between this range are included in the SAI, which is free of charge. You may request a copy of the SAI by calling the toll-free number found on the first page of this prospectus or by mailing in the coupon attached in Appendix H. Please refer to the Fee Table section of this prospectus for more information on Separate Account Charges.

                      SEPARATE ACCOUNT CHARGES 0.80% 3% AIR



                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


AIM Variable Insurance Funds

  AIM V.I. Core Equity Subaccount (Series I)
  (1/70)...........................................  2006        1.000            1.086                --
  AIM V.I. Premier Equity Subaccount (Series I)
     (5/01)........................................  2006        0.839            0.883                --
                                                     2005        0.800            0.839                --
                                                     2004        0.763            0.800                --
                                                     2003        0.615            0.763                --
                                                     2002        0.888            0.615                --
                                                     2001        1.000            0.888                --

American Funds Insurance Series

  American Funds Global Growth Subaccount (Class 2)
  (5/04)...........................................  2006        1.255            1.499             3,790
                                                     2005        1.109            1.255             4,216
                                                     2004        1.000            1.109                --

  American Funds Growth Subaccount (Class 2)
  (5/04)...........................................  2006        1.258            1.375           102,812
                                                     2005        1.091            1.258           115,038
                                                     2004        1.000            1.091            14,605

  American Funds Growth-Income Subaccount (Class 2)
  (5/04)...........................................  2006        1.136            1.299           111,459
                                                     2005        1.082            1.136            77,329
                                                     2004        1.000            1.082            18,354

Capital Appreciation Fund

  Capital Appreciation Fund (5/00).................  2006        0.700            0.694                --
                                                     2005        0.597            0.700           571,867
                                                     2004        0.503            0.597           286,860
                                                     2003        0.406            0.503           148,185
                                                     2002        0.547            0.406           213,843
                                                     2001        0.745            0.547             6,402
                                                     2000        1.000            0.745                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Credit Suisse Trust

  Credit Suisse Trust Emerging Markets Subaccount
  (10/99)..........................................  2006        1.793            2.357            16,897
                                                     2005        1.412            1.793            16,897
                                                     2004        1.140            1.412            11,251
                                                     2003        0.804            1.140            11,251
                                                     2002        0.916            0.804            11,251
                                                     2001        1.022            0.916                --
                                                     2000        1.506            1.022                --
                                                     1999        1.000            1.506                --

Delaware VIP Trust

  Delaware VIP REIT Subaccount (Standard Class)
  (9/00)...........................................  2006        2.517            3.312                --
                                                     2005        2.368            2.517            74,750
                                                     2004        1.816            2.368            85,371
                                                     2003        1.366            1.816            31,398
                                                     2002        1.318            1.366            19,794
                                                     2001        1.221            1.318                --
                                                     2000        1.000            1.221                --

  Delaware VIP Small Cap Value Subaccount (Standard
  Class) (10/99)...................................  2006        2.225            2.565            92,019
                                                     2005        2.050            2.225            83,441
                                                     2004        1.701            2.050            22,455
                                                     2003        1.208            1.701            22,455
                                                     2002        1.289            1.208            10,600
                                                     2001        1.162            1.289                --
                                                     2000        0.991            1.162                --
                                                     1999        1.000            0.991                --

Dreyfus Variable Investment Fund

  Dreyfus VIF Appreciation Subaccount (Initial
  Shares) (7/99)...................................  2006        1.027            1.187           139,246
                                                     2005        0.992            1.027           181,885
                                                     2004        0.952            0.992           123,030
                                                     2003        0.792            0.952            42,639
                                                     2002        0.958            0.792            54,702
                                                     2001        1.065            0.958            27,197
                                                     2000        1.081            1.065            24,552
                                                     1999        1.000            1.081            24,552

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Dreyfus VIF Developing Leaders Subaccount
  (Initial Shares) (10/99).........................  2006        1.577            1.624           180,088
                                                     2005        1.503            1.577           167,125
                                                     2004        1.360            1.503           102,644
                                                     2003        1.041            1.360            57,302
                                                     2002        1.298            1.041            58,130
                                                     2001        1.394            1.298            13,264
                                                     2000        1.240            1.394             3,246
                                                     1999        1.000            1.240                --

Franklin Templeton Variable Insurance Products
  Trust

  FTVIPT Mutual Shares Securities Subaccount (Class
  2) (5/03)........................................  2006        1.475            1.732                --
                                                     2005        1.345            1.475                --
                                                     2004        1.204            1.345             6,200
                                                     2003        1.000            1.204             6,200

  FTVIPT Templeton Developing Markets Securities
  Subaccount (Class 2) (5/04)......................  2006        1.560            1.982            79,346
                                                     2005        1.234            1.560            66,766
                                                     2004        1.000            1.234                --

  FTVIPT Templeton Foreign Securities Subaccount
  (Class 2) (5/04).................................  2006        1.264            1.523           114,148
                                                     2005        1.156            1.264           100,149
                                                     2004        1.000            1.156            19,656

  FTVIPT Templeton Growth Securities Subaccount
  (Class 2) (5/04).................................  2006        1.216            1.470                --
                                                     2005        1.126            1.216           247,616
                                                     2004        1.000            1.126            38,090

High Yield Bond Trust

  High Yield Bond Trust (9/99).....................  2006        1.538            1.576                --
                                                     2005        1.530            1.538           117,330
                                                     2004        1.418            1.530           100,536
                                                     2003        1.107            1.418            27,244
                                                     2002        1.067            1.107                --
                                                     2001        0.982            1.067                --
                                                     2000        0.980            0.982                --
                                                     1999        1.000            0.980                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Janus Aspen Series

  Janus Aspen Balanced Subaccount (Service Shares)
  (5/01)...........................................  2006        1.154            1.195                --
                                                     2005        1.080            1.154            25,695
                                                     2004        1.005            1.080            25,695
                                                     2003        0.891            1.005            25,695
                                                     2002        0.962            0.891                --
                                                     2001        1.000            0.962                --

  Janus Aspen Mid Cap Growth Subaccount (Service
  Shares) (5/01)...................................  2006        0.978            1.099            85,976
                                                     2005        0.880            0.978            85,976
                                                     2004        0.736            0.880            64,111
                                                     2003        0.551            0.736             5,302
                                                     2002        0.772            0.551            33,784
                                                     2001        1.000            0.772                --

  Janus Aspen Worldwide Growth Subaccount (Service
  Shares) (5/00)...................................  2006        0.604            0.707                --
                                                     2005        0.577            0.604             5,661
                                                     2004        0.556            0.577             5,661
                                                     2003        0.453            0.556             5,661
                                                     2002        0.615            0.453             5,661
                                                     2001        0.801            0.615             5,661
                                                     2000        1.000            0.801                --

Lazard Retirement Series, Inc.

  Lazard Retirement Small Cap Subaccount (5/04)....  2006        1.162            1.314                --
                                                     2005        1.127            1.162             7,320
                                                     2004        1.000            1.127                --

Legg Mason Partners Investment Series

  LMPIS Dividend Strategy Subaccount (5/01)........  2006        0.819            0.959             6,455
                                                     2005        0.828            0.819             6,455
                                                     2004        0.807            0.828             6,455
                                                     2003        0.659            0.807             6,455
                                                     2002        0.897            0.659                --
                                                     2001        1.000            0.897                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  LMPIS Premier Selections All Cap Growth
  Subaccount (5/01)................................  2006        0.935            0.996                --
                                                     2005        0.887            0.935                --
                                                     2004        0.869            0.887                --
                                                     2003        0.652            0.869                --
                                                     2002        0.898            0.652                --
                                                     2001        1.000            0.898                --

Legg Mason Partners Variable Portfolios V

  LMPVPV Small Cap Growth Opportunities Subaccount
  (5/01)...........................................  2006        1.176            1.318            14,993
                                                     2005        1.130            1.176            13,085
                                                     2004        0.986            1.130            29,945
                                                     2003        0.700            0.986                --
                                                     2002        0.949            0.700                --
                                                     2001        1.000            0.949                --

Legg Mason Partners Variable Portfolios I, Inc.

  LMPVPI All Cap Subaccount (Class I) (4/00).......  2006        1.648            1.931             5,450
                                                     2005        1.596            1.648             5,450
                                                     2004        1.486            1.596             5,450
                                                     2003        1.077            1.486             3,532
                                                     2002        1.449            1.077                --
                                                     2001        1.433            1.449                --
                                                     2000        1.000            1.433                --

  LMPVPI Investors Subaccount (Class I) (10/99)....  2006        1.372            1.609             6,680
                                                     2005        1.298            1.372             6,680
                                                     2004        1.185            1.298             6,680
                                                     2003        0.903            1.185                --
                                                     2002        1.183            0.903             6,424
                                                     2001        1.244            1.183                --
                                                     2000        1.088            1.244                --
                                                     1999        1.000            1.088            13,535

  LMPVPI Small Cap Growth Subaccount (Class I)
  (5/01)...........................................  2006        1.107            1.239            15,664
                                                     2005        1.064            1.107             5,985
                                                     2004        0.932            1.064                --
                                                     2003        0.631            0.932                --
                                                     2002        0.974            0.631                --
                                                     2001        1.000            0.974                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  LMPVPI Total Return Subaccount (Class I) (9/00)..  2006        1.239            1.384                --
                                                     2005        1.209            1.239                --
                                                     2004        1.121            1.209                --
                                                     2003        0.975            1.121                --
                                                     2002        1.055            0.975                --
                                                     2001        1.072            1.055                --
                                                     2000        1.000            1.072                --

Legg Mason Partners Variable Portfolios II

  LMPVPII Appreciation Subaccount (5/01)...........  2006        1.065            1.213            33,806
                                                     2005        1.029            1.065            53,220
                                                     2004        0.954            1.029            53,728
                                                     2003        0.772            0.954            45,111
                                                     2002        0.943            0.772            20,346
                                                     2001        1.000            0.943             3,353

  LMPVPII Equity Index Subaccount (Class II)
  (7/99)...........................................  2006        0.978            1.117           447,334
                                                     2005        0.945            0.978           432,014
                                                     2004        0.864            0.945           140,723
                                                     2003        0.682            0.864           126,629
                                                     2002        0.886            0.682            47,426
                                                     2001        1.019            0.886            23,609
                                                     2000        1.133            1.019            14,389
                                                     1999        1.000            1.133            13,350

  LMPVPII Fundamental Value Subaccount (5/01)......  2006        1.107            1.283            37,151
                                                     2005        1.065            1.107            85,744
                                                     2004        0.992            1.065           157,189
                                                     2003        0.722            0.992           157,189
                                                     2002        0.924            0.722            30,684
                                                     2001        1.000            0.924                --

Legg Mason Partners Variable Portfolios III, Inc.

  LMPVPIII Adjustable Rate Income Subaccount
  (9/03)...........................................  2006        1.020            1.054                --
                                                     2005        1.005            1.020                --
                                                     2004        1.001            1.005             1,000
                                                     2003        1.000            1.001             1,000

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  LMPVPIII Aggressive Growth Subaccount (5/01).....  2006        1.022            1.103           308,734
                                                     2005        0.923            1.022           319,390
                                                     2004        0.846            0.923           328,219
                                                     2003        0.634            0.846           251,625
                                                     2002        0.949            0.634            15,408
                                                     2001        1.000            0.949             2,646

  LMPVPIII High Income Subaccount (8/99)...........  2006        1.187            1.307            41,449
                                                     2005        1.166            1.187            61,681
                                                     2004        1.065            1.166            63,799
                                                     2003        0.842            1.065            22,349
                                                     2002        0.877            0.842            20,231
                                                     2001        0.918            0.877            20,231
                                                     2000        1.007            0.918            20,231
                                                     1999        1.000            1.007            20,231

  LMPVPIII International All Cap Growth Subaccount
  (12/99)..........................................  2006        0.978            1.221                --
                                                     2005        0.883            0.978            17,480
                                                     2004        0.755            0.883            39,904
                                                     2003        0.597            0.755             3,291
                                                     2002        0.810            0.597             3,291
                                                     2001        1.186            0.810             3,291
                                                     2000        1.569            1.186             3,291
                                                     1999        1.000            1.569                --

  LMPVPIII Large Cap Growth Subaccount (10/99).....  2006        1.030            1.068            33,827
                                                     2005        0.987            1.030            53,253
                                                     2004        0.991            0.987            40,912
                                                     2003        0.677            0.991             5,766
                                                     2002        0.907            0.677                --
                                                     2001        1.045            0.907                --
                                                     2000        1.132            1.045                --
                                                     1999        1.000            1.132                --

  LMPVPIII Social Awareness Stock Subaccount
  (7/99)...........................................  2006        0.957            1.023             4,305
                                                     2005        0.925            0.957            18,473
                                                     2004        0.877            0.925            18,473
                                                     2003        0.686            0.877            18,473
                                                     2002        0.921            0.686            14,167
                                                     2001        1.100            0.921            14,167
                                                     2000        1.115            1.100            14,167
                                                     1999        1.000            1.115            14,167

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Lord Abbett Series Fund, Inc.

  Lord Abbett Growth and Income Subaccount (Class
  VC) (5/04).......................................  2006        1.138            1.323            46,483
                                                     2005        1.111            1.138            28,886
                                                     2004        1.000            1.111                --

  Lord Abbett Mid-Cap Value Subaccount (Class VC)
  (5/04)...........................................  2006        1.251            1.392            10,015
                                                     2005        1.165            1.251                --
                                                     2004        1.000            1.165                --

Managed Assets Trust

  Managed Assets Trust (6/99)......................  2006        1.243            1.286                --
                                                     2005        1.206            1.243           107,946
                                                     2004        1.111            1.206            41,606
                                                     2003        0.918            1.111            25,510
                                                     2002        1.013            0.918            25,510
                                                     2001        1.076            1.013            25,510
                                                     2000        1.102            1.076            20,767
                                                     1999        1.000            1.102            13,609

Met Investors Series Trust

  MIST Batterymarch Mid-Cap Stock Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.899            20,578

  MIST BlackRock Large-Cap Core Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.130                --

  MIST Dreman Small-Cap Value Subaccount (Class A)
  (1/70)...........................................  2006        1.000            1.072                --

  MIST Harris Oakmark International Subaccount
  (Class A) (1/70)*................................  2006        1.000            1.346             1,727

  MIST Janus Capital Appreciation Subaccount (Class
  A) (1/70)........................................  2006        1.000            0.716           565,464

  MIST Legg Mason Partners Managed Assets
  Subaccount (Class A) (1/70)......................  2006        1.000            1.366            77,621

  MIST Lord Abbett Bond Debenture Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.166                --

  MIST Lord Abbett Growth and Income Subaccount
  (Class B) (1/70) *...............................  2006        1.000            1.083             5,088

  MIST Met/AIM Capital Appreciation Subaccount
  (Class A) (1/70).................................  2006        1.000            1.015             6,755

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  MIST Met/AIM Small Cap Growth Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.030                --

  MIST MFS(R) Value Subaccount (Class A) (1/70)....  2006        1.000            1.432           229,224

  MIST Neuberger Berman Real Estate Subaccount
  (Class A) (1/70).................................  2006        1.000            1.227           227,280

  MIST Pioneer Fund Subaccount (Class A) (1/70)....  2006        1.000            1.024            34,912

  MIST Pioneer Mid-Cap Value Subaccount (Class A)
  (1/70)...........................................  2006        1.000            1.118                --

  MIST Pioneer Strategic Income Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.534           187,233

  MIST Third Avenue Small Cap Value Subaccount
  (Class B) (1/70).................................  2006        1.000            1.343            31,734

MetLife Investment Funds, Inc.

  MetLife Investment Diversified Bond Subaccount
  (Class I) (9/99).................................  2006        1.377            1.425         1,575,036
                                                     2005        1.360            1.377         1,482,566
                                                     2004        1.310            1.360           764,591
                                                     2003        1.251            1.310           481,357
                                                     2002        1.157            1.251           470,261
                                                     2001        1.092            1.157                --
                                                     2000        0.979            1.092            12,041
                                                     1999        1.000            0.979            37,502

  MetLife Investment International Stock Subaccount
  (Class I) (7/99).................................  2006        1.165            1.462           496,825
                                                     2005        1.024            1.165           484,883
                                                     2004        0.899            1.024           349,627
                                                     2003        0.697            0.899           291,178
                                                     2002        0.904            0.697           223,222
                                                     2001        1.160            0.904                --
                                                     2000        1.272            1.160             1,916
                                                     1999        1.000            1.272             6,933

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  MetLife Investment Large Company Stock Subaccount
  (Class I) (9/99).................................  2006        0.789            0.881         1,054,352
                                                     2005        0.746            0.789           977,381
                                                     2004        0.683            0.746           656,590
                                                     2003        0.537            0.683           525,471
                                                     2002        0.702            0.537           430,013
                                                     2001        0.840            0.702                --
                                                     2000        0.995            0.840            10,384
                                                     1999        1.000            0.995            21,459

  MetLife Investment Small Company Stock Subaccount
  (Class I) (9/99).................................  2006        2.101            2.369           175,234
                                                     2005        1.974            2.101           154,209
                                                     2004        1.732            1.974           107,116
                                                     2003        1.220            1.732            83,489
                                                     2002        1.612            1.220            66,192
                                                     2001        1.600            1.612                --
                                                     2000        1.465            1.600             1,472
                                                     1999        1.000            1.465             6,201

Metropolitan Series Fund, Inc.

  MSF BlackRock Aggressive Growth Subaccount (Class
  D) (1/70)........................................  2006        1.000            1.095            44,628

  MSF BlackRock Bond Income Subaccount (Class A)
  (1/70)...........................................  2006        1.000            1.349            19,379

  MSF BlackRock Money Market Subaccount (Class A)
  (1/70)...........................................  2006        1.000            1.196           323,370

  MSF FI Large Cap Subaccount (Class A) (1/70).....  2006        1.000            0.968           124,183

  MSF FI Value Leaders Subaccount (Class D)
  (1/70)...........................................  2006        1.000            1.396           474,781

  MSF MetLife Aggressive Allocation Subaccount
  (1/70)...........................................  2006        1.000            1.081                --
                                                     2005        1.000            1.000                --

  MSF MetLife Conservative Allocation Subaccount
  (1/70)...........................................  2006        1.000            1.047                --
                                                     2005        1.000            1.000                --

  MSF MetLife Conservative to Moderate Allocation
  Subaccount (1/70)................................  2006        1.000            1.053            10,264
                                                     2005        1.000            1.000                --

  MSF MetLife Moderate Allocation Subaccount
  (1/70)...........................................  2006        1.000            1.058                --
                                                     2005        1.000            1.000                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  MSF MetLife Moderate to Aggressive Allocation
  Subaccount (1/70)................................  2006        1.000            1.112                --
                                                     2005        1.000            1.000                --

  MSF MFS(R) Total Return Subaccount (Class F)
  (1/70)...........................................  2006        1.000            1.558           923,199

  MSF Oppenheimer Global Equity Subaccount (Class
  B) (1/70)*.......................................  2006        1.000            1.056           333,798

  MSF Western Asset Management High Yield Bond
  Subaccount (Class A) (1/70)......................  2006        1.000            1.684           122,596

  MSF Western Asset Management U.S. Government
  Subaccount (Class A) (1/70)*.....................  2006        1.000            1.453           255,141

Money Market Portfolio

  Money Market Subaccount (9/99)...................  2006        1.151            1.164                --
                                                     2005        1.127            1.151           775,320
                                                     2004        1.125            1.127           236,987
                                                     2003        1.125            1.125           289,912
                                                     2002        1.119            1.125           264,365
                                                     2001        1.087            1.119            77,342
                                                     2000        1.032            1.087            76,073
                                                     1999        1.000            1.032            36,453

Oppenheimer Variable Account Funds

  Oppenheimer Main Street/VA Subaccount ( Service
  Shares) (5/04)...................................  2006        1.131            1.198                --
                                                     2005        1.078            1.131                --
                                                     2004        1.000            1.078                --

PIMCO Variable Insurance Trust

  PIMCO VIT Real Return Subaccount (Administrative
  Class) (10/05)...................................  2006        1.012            1.011                --
                                                     2005        1.008            1.012                --

  PIMCO VIT Total Return Subaccount (Administrative
  Class) (5/01)....................................  2006        1.260            1.298           116,821
                                                     2005        1.240            1.260           123,296
                                                     2004        1.192            1.240           152,147
                                                     2003        1.144            1.192             6,319
                                                     2002        1.057            1.144             7,538
                                                     2001        1.000            1.057                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Putnam Variable Trust

  Putnam VT Discovery Growth Subaccount (Class IB)
  (5/01)...........................................  2006        0.839            0.925                --
                                                     2005        0.789            0.839                --
                                                     2004        0.739            0.789                --
                                                     2003        0.564            0.739                --
                                                     2002        0.808            0.564                --
                                                     2001        1.000            0.808                --

  Putnam VT International Equity Subaccount (Class
  IB) (5/01).......................................  2006        1.150            1.457                --
                                                     2005        1.033            1.150                --
                                                     2004        0.897            1.033             6,667
                                                     2003        0.703            0.897             6,667
                                                     2002        0.861            0.703                --
                                                     2001        1.000            0.861                --

  Putnam VT Small Cap Value Subaccount (Class IB)
  (5/01)...........................................  2006        1.749            2.035            44,194
                                                     2005        1.647            1.749            77,457
                                                     2004        1.315            1.647            63,465
                                                     2003        0.886            1.315            43,406
                                                     2002        1.093            0.886            40,852
                                                     2001        1.000            1.093                --

The Travelers Series Trust

  Travelers AIM Capital Appreciation Subaccount
  (5/01)...........................................  2006        0.957            1.022                --
                                                     2005        0.887            0.957             6,755
                                                     2004        0.840            0.887             6,755
                                                     2003        0.654            0.840                --
                                                     2002        0.867            0.654                --
                                                     2001        1.000            0.867                --

  Travelers Convertible Securities Subaccount
  (5/04)...........................................  2006        1.035            1.106                --
                                                     2005        1.040            1.035                --
                                                     2004        1.000            1.040                --

  Travelers Disciplined Mid Cap Stock Subaccount
  (8/99)...........................................  2006        1.812            1.984                --
                                                     2005        1.625            1.812            44,834
                                                     2004        1.406            1.625            46,180
                                                     2003        1.060            1.406            38,942
                                                     2002        1.247            1.060            22,864
                                                     2001        1.310            1.247             4,950
                                                     2000        1.132            1.310             4,950
                                                     1999        1.000            1.132             4,950

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Travelers Equity Income Subaccount (7/99)........  2006        1.285            1.354                --
                                                     2005        1.240            1.285           484,509
                                                     2004        1.137            1.240           294,106
                                                     2003        0.874            1.137           192,847
                                                     2002        1.024            0.874           151,978
                                                     2001        1.105            1.024           109,815
                                                     2000        1.021            1.105            12,381
                                                     1999        1.000            1.021            12,381

  Travelers Federated Stock Subaccount (11/01).....  2006        1.163            1.208                --
                                                     2005        1.113            1.163             4,216
                                                     2004        1.015            1.113             4,216
                                                     2003        0.802            1.015             4,216
                                                     2002        1.002            0.802             4,216
                                                     2001        1.000            1.002                --

  Travelers Large Cap Subaccount (7/99)............  2006        0.919            0.949                --
                                                     2005        0.852            0.919            99,935
                                                     2004        0.807            0.852           111,168
                                                     2003        0.652            0.807            96,847
                                                     2002        0.851            0.652            96,847
                                                     2001        1.038            0.851            96,847
                                                     2000        1.224            1.038            52,127
                                                     1999        1.000            1.224            12,719

  Travelers Mercury Large Cap Core Subaccount
  (6/00)...........................................  2006        0.997            1.061                --
                                                     2005        0.897            0.997                --
                                                     2004        0.780            0.897                --
                                                     2003        0.649            0.780                --
                                                     2002        0.874            0.649                --
                                                     2001        1.136            0.874                --
                                                     2000        1.000            1.136                --

  Travelers MFS(R) Mid Cap Growth Subaccount
  (10/99)..........................................  2006        1.052            1.116                --
                                                     2005        1.029            1.052            57,026
                                                     2004        0.909            1.029            59,981
                                                     2003        0.668            0.909            47,678
                                                     2002        1.317            0.668            45,675
                                                     2001        1.739            1.317            33,694
                                                     2000        1.603            1.739            30,494
                                                     1999        1.000            1.603                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Travelers MFS(R) Total Return Subaccount (7/99)..  2006        1.400            1.449                --
                                                     2005        1.371            1.400           659,159
                                                     2004        1.240            1.371           337,809
                                                     2003        1.073            1.240           153,776
                                                     2002        1.141            1.073           135,391
                                                     2001        1.150            1.141            53,295
                                                     2000        0.994            1.150                --
                                                     1999        1.000            0.994                --

  Travelers MFS(R) Value Subaccount (5/04).........  2006        1.190            1.289                --
                                                     2005        1.127            1.190           142,445
                                                     2004        1.000            1.127            21,046

  Travelers Mondrian International Stock Subaccount
  (8/99)...........................................  2006        1.055            1.215                --
                                                     2005        0.971            1.055             6,318
                                                     2004        0.846            0.971             6,318
                                                     2003        0.663            0.846             6,318
                                                     2002        0.768            0.663             6,318
                                                     2001        1.049            0.768             4,591
                                                     2000        1.194            1.049             4,591
                                                     1999        1.000            1.194             4,591

  Travelers Pioneer Fund Subaccount (8/99).........  2006        0.890            0.947                --
                                                     2005        0.847            0.890            36,743
                                                     2004        0.768            0.847            18,862
                                                     2003        0.625            0.768            31,058
                                                     2002        0.903            0.625            24,128
                                                     2001        1.183            0.903                --
                                                     2000        0.959            1.183                --
                                                     1999        1.000            0.959                --

  Travelers Pioneer Mid Cap Value Subaccount
  (1/70)...........................................  2006        1.001            1.057                --
                                                     2005        1.000            1.001                --

  Travelers Pioneer Strategic Income Subaccount
  (1/01)...........................................  2006        1.455            1.473                --
                                                     2005        1.415            1.455           143,490
                                                     2004        1.285            1.415            32,760
                                                     2003        1.084            1.285            32,760
                                                     2002        1.032            1.084            27,083
                                                     2001        1.000            1.032                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Travelers Quality Bond Subaccount (8/99).........  2006        1.300            1.292                --
                                                     2005        1.290            1.300            39,391
                                                     2004        1.259            1.290            40,044
                                                     2003        1.186            1.259            36,759
                                                     2002        1.130            1.186            19,941
                                                     2001        1.063            1.130            19,941
                                                     2000        1.002            1.063            19,941
                                                     1999        1.000            1.002            19,941

  Travelers Strategic Equity Subaccount (7/99).....  2006        0.871            0.911                --
                                                     2005        0.861            0.871            70,166
                                                     2004        0.787            0.861            81,278
                                                     2003        0.598            0.787            67,954
                                                     2002        0.908            0.598            67,954
                                                     2001        1.057            0.908            67,954
                                                     2000        1.303            1.057            56,806
                                                     1999        1.000            1.303            17,222

  Travelers Style Focus Series: Small Cap Growth
  Subaccount (1/70)................................  2006        1.000            1.032                --
                                                     2005        1.000            1.000                --

  Travelers Style Focus Series: Small Cap Value
  Subaccount (1/70)................................  2006        1.000            1.000                --
                                                     2005        1.000            1.000                --

  Travelers U.S. Government Securities Subaccount
  (8/99)...........................................  2006        1.445            1.396                --
                                                     2005        1.396            1.445           480,652
                                                     2004        1.326            1.396           357,708
                                                     2003        1.301            1.326           328,667
                                                     2002        1.154            1.301           366,169
                                                     2001        1.099            1.154            20,423
                                                     2000        0.968            1.099            20,423
                                                     1999        1.000            0.968            20,423

Van Kampen Life Investment Trust

  Van Kampen LIT Comstock Subaccount (Class II)
  (5/03)...........................................  2006        1.512            1.741            14,254
                                                     2005        1.464            1.512            14,254
                                                     2004        1.257            1.464                --
                                                     2003        1.000            1.257                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Van Kampen LIT Enterprise Subaccount (Class II)
  (5/01)...........................................  2006        0.875            0.926                --
                                                     2005        0.817            0.875                --
                                                     2004        0.794            0.817                --
                                                     2003        0.637            0.794                --
                                                     2002        0.911            0.637                --
                                                     2001        1.000            0.911                --

  Van Kampen LIT Strategic Growth Subaccount (Class
  II) (5/01).......................................  2006        0.778            0.792                --
                                                     2005        0.729            0.778                --
                                                     2004        0.688            0.729                --
                                                     2003        0.546            0.688                --
                                                     2002        0.817            0.546                --
                                                     2001        1.000            0.817                --

Variable Insurance Products Fund

  VIP Asset Manager Subaccount (Service Class 2)
  (5/00)...........................................  2006        1.019            1.057                --
                                                     2005        0.990            1.019                --
                                                     2004        0.949            0.990            23,009
                                                     2003        0.813            0.949            23,009
                                                     2002        0.900            0.813            51,769
                                                     2001        0.949            0.900                --
                                                     2000        1.000            0.949                --

  VIP Contrafund(R) Subaccount (Service Class 2)
  (5/01)...........................................  2006        1.432            1.583           161,039
                                                     2005        1.238            1.432           138,871
                                                     2004        1.083            1.238           124,888
                                                     2003        0.852            1.083            75,992
                                                     2002        0.950            0.852            14,509
                                                     2001        1.000            0.950                --

  VIP Dynamic Capital Appreciation Subaccount
  (Service Class 2) (5/01).........................  2006        1.157            1.306                --
                                                     2005        0.966            1.157             9,176
                                                     2004        0.962            0.966            12,814
                                                     2003        0.776            0.962            12,814
                                                     2002        0.846            0.776            12,814
                                                     2001        1.000            0.846             2,853

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  VIP Mid Cap Subaccount (Service Class 2) (5/01)..  2006        1.830            2.040           256,022
                                                     2005        1.563            1.830           246,839
                                                     2004        1.264            1.563            92,254
                                                     2003        0.921            1.264            47,487
                                                     2002        1.032            0.921             9,533
                                                     2001        1.000            1.032                --

Wells Fargo Variable Trust

  Wells Fargo Advantage VT Small/Mid Cap Value
  Subaccount (3/00)................................  2006        1.358            1.559                --
                                                     2005        1.175            1.358             8,864
                                                     2004        1.014            1.175             8,864
                                                     2003        0.739            1.014             8,864
                                                     2002        0.969            0.739             8,864
                                                     2001        0.938            0.969                --
                                                     2000        1.000            0.938                --



                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                      SEPARATE ACCOUNT CHARGES 1.25% 140 FL



                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Legg Mason Partners Variable Portfolios II

  LMPVPII Equity Index Subaccount (Class II)
  (7/99)...........................................  2006        0.862            0.967             --
                                                     2005        0.850            0.862             --
                                                     2004        0.791            0.850             --
                                                     2003        0.636            0.791             --
                                                     2002        0.841            0.636             --
                                                     2001        0.986            0.841             --
                                                     2000        1.117            0.986             --
                                                     1999        1.000            1.117             --



                                      NOTES

The date next to each funding option name reflects the date money first came into the funding option through the Separate Account. Funding options not listed above had no amounts allocated to them or were not available as of December 31, 2006. Number of Units outstanding at the end of the period may include units for Contracts Owners in payout phase, where appropriate.

If an accumulation unit value has no assets and units across all sub-accounts within the Separate Account, and has had no assets and units for the history displayed on the Condensed Financial Information in the past, then it may not be displayed.

Variable Funding Option mergers and substitutions that occurred between January 1, 2005 and December 31, 2006, are displayed below. Please see Appendix F for more information on Variable Funding Option name changes, mergers and substitutions.

Effective on or about 02/25/05, The Travelers Series Trust -- MFS(R) Emerging Growth Portfolio merged into Travelers Series Trust -- MFS(R) Mid Cap Growth Portfolio and is no longer available as a funding option.

Effective on or about 05/01/06, AIM Variable Insurance Funds -- AIM V.I. Premier Equity Fund merged into AIM Variable Insurance Funds -- AIM V.I. Core Equity Portfolio and is no longer available as a funding option.

Effective on or about 05/01/06, Capital Appreciation Fund merged into Met Investors Series Trust -- Janus Capital Appreciation Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, Managed Assets Trust merged into Metropolitan Series Fund, Inc. -- Legg Mason Partners Managed Assets Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, Money Market Portfolio merged into Metropolitan Series Fund, Inc. -- Black Rock Money Market Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, High Yield Bond Trust merged into Metropolitan Series Fund, Inc. -- Western Asset Management High Yield Bond Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Disciplined Mid-Cap Stock Portfolio merged into Met Investors Series Trust -- Batterymarch Mid-Cap Stock Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Style Focus
Series: Small Cap Value Portfolio merged into Met Investors Series
Trust -- Dreman Small-Cap Value Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Mondrian International Stock Portfolio merged into Met Investors Series Trust -- Harris Oakmark International Stock Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Convertible Securities Portfolio merged into Met Investors Series Trust -- Lord Abbett Bond Debenture Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Federated Stock Portfolio merged into Met Investors Series Trust -- Lord Abbett Growth and Income Portfolio -- Class B and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Mercury Large Cap Core Portfolio merged into Met Investors Series Trust -- Mercury Large-Cap Core Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Met AIM Capital Appreciation Portfolio merged into Met Investors Series Trust -- Met/AIM Capital Appreciation Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- MFS(R) Value Portfolio merged into Met Investors Series Trust -- MFS(R) Value
Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Pioneer Fund Portfolio merged into Met Investors Series Trust -- Pioneer Fund
Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Pioneer Mid-Cap Value Portfolio merged into Met Investors Series Trust -- Pioneer Mid-Cap Value Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Pioneer Strategic Income Portfolio -- Class A merged into Met Investors Series Trust -- Pioneer Strategic Income Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- MFS(R) Mid Cap Growth Portfolio merged into Metropolitan Series Fund, Inc. -- BlackRock Aggressive Growth Portfolio -- Class D and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Travelers Quality Bond Portfolio merged into Metropolitan Series Fund, Inc. -- BlackRock Bond Income Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Large Cap Portfolio merged into Metropolitan Series Fund, Inc. -- FI Large Cap Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Strategic Equity Portfolio Trust merged into Metropolitan Series Fund, Inc. -- FI Large Cap Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Equity Income Portfolio merged into Metropolitan Series Fund, Inc. -- FI Value Leaders Portfolio -- Class D and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- MFS(R) Total Return merged into Metropolitan Series Fund, Inc. -- MFS(R) Total Return Portfolio -- Class F and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- U.S. Government Securities Portfolio merged into Metropolitan Series Fund, Inc. -- Western Asset Management U.S. Government Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, Oppenheimer Variable Account
Funds -- Oppenheimer Main Street Fund/VA -- Service Shares was replaced Met Investors Series Trust -- Lord Abbett Growth and Income Portfolio -- Class B and is no longer available as a funding option.

Effective on or about 05/01/06, Franklin Templeton Variable Insurance Products Trust -- Mutual Shares Securities Fund -- Class 2 Shares was replaced by Met Investors Series Trust -- Lord Abbett Growth and Income Portfolio and is no longer available as a funding option.

Effective on or about 05/01/06, Delaware VIP Trust -- Mutual VIP REIT
Series -- Standard Class was replaced by Met Investors Series Trust -- Neuberger Berman Real Estate Portfolio and is no longer available as a funding option.

Effective on or about 05/01/06, Fidelity Variable Insurance Products -- Fidelity Asset Manager Portfolio -- Service Class 2 was replaced by Metropolitan Series Fund, Inc. -- MFS(R) Total Return Portfolio -- Class F and is no longer available as a funding option.

Effective on or about 05/01/06, Janus Aspen Series -- Janus Aspen Balanced Portfolio -- Service Shares was replaced by Metropolitan Series Fund,
Inc. -- MFS(R) Total Return Portfolio -- Class F and is no longer available as a funding option.

Effective on or about 05/01/06, Franklin Templeton Variable Insurance Products Trust -- Franklin Templeton Growth Securities Fund -- Class 2 Shares was replaced by Metropolitan Series Fund, Inc. -- Oppenheimer Global Equity Portfolio -- Class B and is no longer available as a funding option.

Effective on or about 05/01/06, Fidelity Variable Insurance Products Fund -- VIP Asset Manager Portfolio was replaced by Metropolitan Series Fund, Inc. -- MFS(R) Total Return Portfolio -- Class F and is no longer available as a funding option.

Effective on or about 11/13/06, Lazard Retirement Series, Inc. -- Lazard Small Cap Portfolio was replaced by Met Investors Series Trust -- Third Avenue Small Cap Portfolio and is no longer available as a funding option.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                  APPENDIX B -- CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

            THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES
                      ACCUMULATION UNIT VALUES (IN DOLLARS)


The following Accumulation Unit Value ("AUV") information should be read in conjunction with the Separate Account's audited financial statement and notes, which are included in the Statement of Additional Information ("SAI"). The first table provides the AUV information for the MINIMUM Separate Account Charge available under the contract. The second table provides the AUV information for the MAXIMUM Separate Account Charge available under the contract. The Separate Account Charges that fall in between this range are included in the SAI, which is free of charge. You may request a copy of the SAI by calling the toll-free number found on the first page of this prospectus or by mailing in the coupon attached in Appendix H. Please refer to the Fee Table section of this prospectus for more information on Separate Account Charges.

                      SEPARATE ACCOUNT CHARGES 0.80% 3% AIR



                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


AIM Variable Insurance Funds

  AIM V.I. Core Equity Subaccount (Series I)
  (1/70)...........................................  2006        1.000            1.086                --

  AIM V.I. Premier Equity Subaccount (Series I)
  (7/01)...........................................  2006        0.839            0.883                --
                                                     2005        0.800            0.839                --
                                                     2004        0.763            0.800           103,702
                                                     2003        0.615            0.763           103,682
                                                     2002        0.888            0.615            55,895
                                                     2001        1.000            0.888                --

American Funds Insurance Series

  American Funds Global Growth Subaccount (Class 2)
  (5/04)...........................................  2006        1.255            1.499           197,638
                                                     2005        1.109            1.255           119,722
                                                     2004        1.010            1.109            31,153

  American Funds Growth Subaccount (Class 2)
  (5/04)...........................................  2006        1.258            1.375           198,092
                                                     2005        1.091            1.258           157,801
                                                     2004        0.970            1.091            16,521

  American Funds Growth-Income Subaccount (Class 2)
  (5/04)...........................................  2006        1.136            1.299           560,986
                                                     2005        1.082            1.136           385,501
                                                     2004        0.979            1.082           104,915

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Capital Appreciation Fund

  Capital Appreciation Fund (5/00).................  2006        0.700            0.694                --
                                                     2005        0.597            0.700         1,713,108
                                                     2004        0.503            0.597         1,555,826
                                                     2003        0.406            0.503         1,630,081
                                                     2002        0.547            0.406         1,837,286
                                                     2001        0.745            0.547         1,046,590
                                                     2000        1.000            0.745         1,006,482

Credit Suisse Trust

  Credit Suisse Trust Emerging Markets Subaccount
  (5/99)...........................................  2006        1.793            2.357            26,390
                                                     2005        1.412            1.793            35,759
                                                     2004        1.140            1.412            44,528
                                                     2003        0.804            1.140            46,418
                                                     2002        0.916            0.804            45,812
                                                     2001        1.022            0.916            54,766
                                                     2000        1.506            1.022            71,391
                                                     1999        1.000            1.506            54,662

Delaware VIP Trust

  Delaware VIP REIT Subaccount (Standard Class)
  (7/99)...........................................  2006        2.517            3.312                --
                                                     2005        2.368            2.517           312,481
                                                     2004        1.816            2.368           330,738
                                                     2003        1.366            1.816           282,138
                                                     2002        1.318            1.366           242,450
                                                     2001        1.221            1.318           128,487
                                                     2000        0.937            1.221           102,023
                                                     1999        1.000            0.937                --

  Delaware VIP Small Cap Value Subaccount (Standard
  Class) (4/99)....................................  2006        2.225            2.565           234,566
                                                     2005        2.050            2.225           232,445
                                                     2004        1.701            2.050           203,692
                                                     2003        1.208            1.701           177,208
                                                     2002        1.289            1.208           139,177
                                                     2001        1.162            1.289            13,468
                                                     2000        0.991            1.162             5,110
                                                     1999        1.000            0.991                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Dreyfus Variable Investment Fund

  Dreyfus VIF Appreciation Subaccount (Initial
  Shares) (3/99)...................................  2006        1.027            1.187           274,576
                                                     2005        0.992            1.027           318,098
                                                     2004        0.952            0.992           330,399
                                                     2003        0.792            0.952           331,736
                                                     2002        0.958            0.792           356,023
                                                     2001        1.065            0.958           396,091
                                                     2000        1.081            1.065           311,873
                                                     1999        1.000            1.081           244,529

  Dreyfus VIF Developing Leaders Subaccount
  (Initial Shares) (4/99)..........................  2006        1.577            1.624           410,979
                                                     2005        1.503            1.577           463,289
                                                     2004        1.360            1.503           619,182
                                                     2003        1.041            1.360           589,418
                                                     2002        1.298            1.041           540,784
                                                     2001        1.394            1.298           388,047
                                                     2000        1.240            1.394           305,761
                                                     1999        1.000            1.240            45,091

Franklin Templeton Variable Insurance Products
  Trust

  FTVIPT Mutual Shares Securities Subaccount (Class
  2) (8/03)........................................  2006        1.475            1.732                --
                                                     2005        1.345            1.475            61,250
                                                     2004        1.204            1.345            23,498
                                                     2003        1.000            1.204            17,090

  FTVIPT Templeton Developing Markets Securities
  Subaccount (Class 2) (6/04)......................  2006        1.560            1.982           108,900
                                                     2005        1.234            1.560           102,975
                                                     2004        0.972            1.234                --

  FTVIPT Templeton Foreign Securities Subaccount
  (Class 2) (5/04).................................  2006        1.264            1.523           240,063
                                                     2005        1.156            1.264           193,399
                                                     2004        0.962            1.156            40,991

  FTVIPT Templeton Growth Securities Subaccount
  (Class 2) (6/04).................................  2006        1.216            1.470                --
                                                     2005        1.126            1.216           196,213
                                                     2004        1.021            1.126            57,703

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


High Yield Bond Trust

  High Yield Bond Trust (5/99).....................  2006        1.538            1.576                --
                                                     2005        1.530            1.538           359,521
                                                     2004        1.418            1.530           368,425
                                                     2003        1.107            1.418           381,556
                                                     2002        1.067            1.107           411,756
                                                     2001        0.982            1.067           314,101
                                                     2000        0.980            0.982           101,750
                                                     1999        1.000            0.980            92,789

Janus Aspen Series

  Janus Aspen Balanced Subaccount (Service Shares)
  (5/01)...........................................  2006        1.154            1.195                --
                                                     2005        1.080            1.154           157,215
                                                     2004        1.005            1.080           157,215
                                                     2003        0.891            1.005           123,022
                                                     2002        0.962            0.891            83,565
                                                     2001        1.000            0.962                --

  Janus Aspen Mid Cap Growth Subaccount (Service
  Shares) (8/01)...................................  2006        0.978            1.099            23,960
                                                     2005        0.880            0.978            23,960
                                                     2004        0.736            0.880                --
                                                     2003        0.551            0.736                --
                                                     2002        0.772            0.551                --
                                                     2001        1.000            0.772                --

  Janus Aspen Worldwide Growth Subaccount (Service
  Shares) (5/00)...................................  2006        0.604            0.707           159,300
                                                     2005        0.577            0.604           254,343
                                                     2004        0.556            0.577           303,997
                                                     2003        0.453            0.556           319,311
                                                     2002        0.615            0.453           382,579
                                                     2001        0.801            0.615           441,531
                                                     2000        1.000            0.801           424,750

Lazard Retirement Series, Inc.

  Lazard Retirement Small Cap Subaccount (5/04)....  2006        1.162            1.314                --
                                                     2005        1.127            1.162             3,023
                                                     2004        1.009            1.127                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Legg Mason Partners Investment Series

  LMPIS Dividend Strategy Subaccount (5/01)........  2006        0.819            0.959            21,723
                                                     2005        0.828            0.819            23,093
                                                     2004        0.807            0.828            23,093
                                                     2003        0.659            0.807            20,096
                                                     2002        0.897            0.659            20,096
                                                     2001        1.000            0.897            20,096

  LMPIS Premier Selections All Cap Growth
  Subaccount (6/01)................................  2006        0.935            0.996             1,526
                                                     2005        0.887            0.935             2,816
                                                     2004        0.869            0.887             2,816
                                                     2003        0.652            0.869                --
                                                     2002        0.898            0.652                --
                                                     2001        1.000            0.898                --

Legg Mason Partners Variable Portfolios V

  LMPVPV Small Cap Growth Opportunities Subaccount
  (5/01)...........................................  2006        1.176            1.318            23,728
                                                     2005        1.130            1.176            27,437
                                                     2004        0.986            1.130             2,533
                                                     2003        0.700            0.986                --
                                                     2002        0.949            0.700                --
                                                     2001        1.000            0.949                --

Legg Mason Partners Variable Portfolios I, Inc.

  LMPVPI All Cap Subaccount (Class I) (3/99).......  2006        1.648            1.931           199,969
                                                     2005        1.596            1.648           338,497
                                                     2004        1.486            1.596           344,257
                                                     2003        1.077            1.486           357,262
                                                     2002        1.449            1.077           340,827
                                                     2001        1.433            1.449           172,311
                                                     2000        1.222            1.433            70,934
                                                     1999        1.000            1.222            13,279

  LMPVPI Investors Subaccount (Class I) (3/99).....  2006        1.372            1.609           116,024
                                                     2005        1.298            1.372           128,604
                                                     2004        1.185            1.298           149,763
                                                     2003        0.903            1.185           151,723
                                                     2002        1.183            0.903           140,603
                                                     2001        1.244            1.183           102,276
                                                     2000        1.088            1.244            20,655
                                                     1999        1.000            1.088             5,119

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  LMPVPI Small Cap Growth Subaccount (Class I)
  (6/01)...........................................  2006        1.107            1.239             5,596
                                                     2005        1.064            1.107             5,596
                                                     2004        0.932            1.064                --
                                                     2003        0.631            0.932                --
                                                     2002        0.974            0.631                --
                                                     2001        1.000            0.974               997

  LMPVPI Total Return Subaccount (Class I) (3/99)..  2006        1.239            1.384            19,523
                                                     2005        1.209            1.239            23,410
                                                     2004        1.121            1.209            29,201
                                                     2003        0.975            1.121            13,990
                                                     2002        1.055            0.975            10,605
                                                     2001        1.072            1.055             7,423
                                                     2000        1.002            1.072             5,470
                                                     1999        1.000            1.002                --

Legg Mason Partners Variable Portfolios II

  LMPVPII Appreciation Subaccount (8/01)...........  2006        1.065            1.213           217,023
                                                     2005        1.029            1.065           264,932
                                                     2004        0.954            1.029           162,864
                                                     2003        0.772            0.954           100,091
                                                     2002        0.943            0.772            82,395
                                                     2001        1.000            0.943            14,712

  LMPVPII Equity Index Subaccount (Class II)
  (3/99)...........................................  2006        0.978            1.117         1,635,266
                                                     2005        0.945            0.978         1,770,764
                                                     2004        0.864            0.945         1,899,361
                                                     2003        0.682            0.864         1,719,505
                                                     2002        0.886            0.682         1,579,821
                                                     2001        1.019            0.886         1,055,882
                                                     2000        1.133            1.019           842,129
                                                     1999        1.000            1.133           207,054

  LMPVPII Fundamental Value Subaccount (5/01)......  2006        1.107            1.283           526,606
                                                     2005        1.065            1.107           584,303
                                                     2004        0.992            1.065           630,507
                                                     2003        0.722            0.992           637,061
                                                     2002        0.924            0.722           486,577
                                                     2001        1.000            0.924           106,535

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Legg Mason Partners Variable Portfolios III, Inc.

  LMPVPIII Adjustable Rate Income Subaccount
  (10/03)..........................................  2006        1.020            1.054            76,332
                                                     2005        1.005            1.020            65,137
                                                     2004        1.001            1.005            56,767
                                                     2003        1.000            1.001            12,265

  LMPVPIII Aggressive Growth Subaccount (5/01).....  2006        1.022            1.103           731,816
                                                     2005        0.923            1.022           833,193
                                                     2004        0.846            0.923           947,296
                                                     2003        0.634            0.846           829,147
                                                     2002        0.949            0.634           372,023
                                                     2001        1.000            0.949           148,073

  LMPVPIII High Income Subaccount (5/99)...........  2006        1.187            1.307            45,580
                                                     2005        1.166            1.187            46,658
                                                     2004        1.065            1.166            12,147
                                                     2003        0.842            1.065            20,424
                                                     2002        0.877            0.842            17,421
                                                     2001        0.918            0.877            26,499
                                                     2000        1.007            0.918            12,407
                                                     1999        1.000            1.007                --

  LMPVPIII International All Cap Growth Subaccount
  (3/99)...........................................  2006        0.978            1.221           113,853
                                                     2005        0.883            0.978           131,177
                                                     2004        0.755            0.883           176,162
                                                     2003        0.597            0.755           182,229
                                                     2002        0.810            0.597           184,371
                                                     2001        1.186            0.810           202,204
                                                     2000        1.569            1.186            76,324
                                                     1999        1.000            1.569            33,821

  LMPVPIII Large Cap Growth Subaccount (3/99)......  2006        1.030            1.068           256,366
                                                     2005        0.987            1.030           269,310
                                                     2004        0.991            0.987           338,275
                                                     2003        0.677            0.991           414,434
                                                     2002        0.907            0.677           335,753
                                                     2001        1.045            0.907           323,325
                                                     2000        1.132            1.045           265,016
                                                     1999        1.000            1.132           100,647

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  LMPVPIII Social Awareness Stock Subaccount
  (3/99)...........................................  2006        0.957            1.023           159,985
                                                     2005        0.925            0.957           142,054
                                                     2004        0.877            0.925           210,284
                                                     2003        0.686            0.877           190,338
                                                     2002        0.921            0.686           205,434
                                                     2001        1.100            0.921           252,885
                                                     2000        1.115            1.100           338,770
                                                     1999        1.000            1.115           204,232

Lord Abbett Series Fund, Inc.

  Lord Abbett Growth and Income Subaccount (Class
  VC) (5/04).......................................  2006        1.138            1.323            92,757
                                                     2005        1.111            1.138            87,476
                                                     2004        0.968            1.111                --

  Lord Abbett Mid-Cap Value Subaccount (Class VC)
  (7/04)...........................................  2006        1.251            1.392            77,035
                                                     2005        1.165            1.251            97,239
                                                     2004        1.007            1.165            34,410

Managed Assets Trust

  Managed Assets Trust (3/99)......................  2006        1.243            1.286                --
                                                     2005        1.206            1.243           979,865
                                                     2004        1.111            1.206           946,294
                                                     2003        0.918            1.111           968,180
                                                     2002        1.013            0.918         1,042,680
                                                     2001        1.076            1.013         1,174,637
                                                     2000        1.102            1.076           913,007
                                                     1999        1.000            1.102           232,345

Met Investors Series Trust

  MIST Batterymarch Mid-Cap Stock Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.899           242,970

  MIST BlackRock Large-Cap Core Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.130            47,332

  MIST Dreman Small-Cap Value Subaccount (Class A)
  (1/70)...........................................  2006        1.000            1.072                --

  MIST Harris Oakmark International Subaccount
  (Class A) (1/70)*................................  2006        1.000            1.346            67,105

  MIST Janus Capital Appreciation Subaccount (Class
  A) (1/70)........................................  2006        1.000            0.716         1,648,856

  MIST Legg Mason Partners Managed Assets
  Subaccount (Class A) (1/70)......................  2006        1.000            1.366           892,153

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  MIST Lord Abbett Bond Debenture Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.166             5,612

  MIST Lord Abbett Growth and Income Subaccount
  (Class B) (1/70)*................................  2006        1.000            1.083           220,648

  MIST Met/AIM Capital Appreciation Subaccount
  (Class A) (1/70).................................  2006        1.000            1.015            47,120

  MIST Met/AIM Small Cap Growth Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.030                --

  MIST MFS(R) Value Subaccount (Class A) (1/70)....  2006        1.000            1.432            27,241

  MIST Neuberger Berman Real Estate Subaccount
  (Class A) (1/70).................................  2006        1.000            1.227           824,805

  MIST Pioneer Fund Subaccount (Class A) (1/70)....  2006        1.000            1.024            62,738

  MIST Pioneer Mid-Cap Value Subaccount (Class A)
  (1/70)...........................................  2006        1.000            1.118                --

  MIST Pioneer Strategic Income Subaccount (Class
  A) (1/70)........................................  2006        1.000            1.534           177,407

  MIST Third Avenue Small Cap Value Subaccount
  (Class B) (1/70).................................  2006        1.000            1.343            11,926

MetLife Investment Funds, Inc.

  MetLife Investment Diversified Bond Subaccount
  (Class I) (3/99).................................  2006        1.377            1.425         4,163,264
                                                     2005        1.360            1.377         4,657,584
                                                     2004        1.310            1.360         4,115,266
                                                     2003        1.251            1.310         3,142,575
                                                     2002        1.157            1.251         3,360,816
                                                     2001        1.092            1.157         2,080,975
                                                     2000        0.979            1.092           601,543
                                                     1999        1.000            0.979           139,623

  MetLife Investment International Stock Subaccount
  (Class I) (3/99).................................  2006        1.165            1.462         1,877,384
                                                     2005        1.024            1.165         2,279,498
                                                     2004        0.899            1.024         2,148,904
                                                     2003        0.697            0.899         2,010,293
                                                     2002        0.904            0.697         2,025,194
                                                     2001        1.160            0.904         1,238,125
                                                     2000        1.272            1.160           474,746
                                                     1999        1.000            1.272            90,221

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  MetLife Investment Large Company Stock Subaccount
  (Class I) (3/99).................................  2006        0.789            0.881         4,176,636
                                                     2005        0.746            0.789         4,775,451
                                                     2004        0.683            0.746         4,498,084
                                                     2003        0.537            0.683         4,110,325
                                                     2002        0.702            0.537         3,575,681
                                                     2001        0.840            0.702         2,080,499
                                                     2000        0.995            0.840           959,029
                                                     1999        1.000            0.995           228,230

  MetLife Investment Small Company Stock Subaccount
  (Class I) (3/99).................................  2006        2.101            2.369           824,371
                                                     2005        1.974            2.101           940,105
                                                     2004        1.732            1.974           879,208
                                                     2003        1.220            1.732           844,568
                                                     2002        1.612            1.220           739,822
                                                     2001        1.600            1.612           542,731
                                                     2000        1.465            1.600           462,418
                                                     1999        1.000            1.465           113,574

Metropolitan Series Fund, Inc.

  MSF BlackRock Aggressive Growth Subaccount (Class
  D) (1/70)........................................  2006        1.000            1.095           166,266

  MSF BlackRock Bond Income Subaccount (Class A)
  (1/70)...........................................  2006        1.000            1.349           424,506

  MSF BlackRock Money Market Subaccount (Class A)
  (1/70)...........................................  2006        1.000            1.196           541,103

  MSF FI Large Cap Subaccount (Class A) (1/70).....  2006        1.000            0.968           872,082

  MSF FI Value Leaders Subaccount (Class D)
  (1/70)...........................................  2006        1.000            1.396         1,157,148

  MSF MetLife Aggressive Allocation Subaccount
  (1/70)...........................................  2006        1.000            1.081                --
                                                     2005        1.000            1.000                --

  MSF MetLife Conservative Allocation Subaccount
  (1/70)...........................................  2006        1.000            1.047                --
                                                     2005        1.000            1.000                --

  MSF MetLife Conservative to Moderate Allocation
  Subaccount (1/70)................................  2006        1.000            1.053                --
                                                     2005        1.000            1.000                --

  MSF MetLife Moderate Allocation Subaccount
  (1/70)...........................................  2006        1.000            1.058                --
                                                     2005        1.000            1.000                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  MSF MetLife Moderate to Aggressive Allocation
  Subaccount (1/70)................................  2006        1.000            1.112                --
                                                     2005        1.000            1.000                --

  MSF MFS(R) Total Return Subaccount (Class F)
  (1/70)...........................................  2006        1.000            1.558         1,461,415

  MSF Oppenheimer Global Equity Subaccount (Class
  B) (1/70)*.......................................  2006        1.000            1.056           269,938

  MSF Western Asset Management High Yield Bond
  Subaccount (Class A) (1/70)......................  2006        1.000            1.684           270,148

  MSF Western Asset Management U.S. Government
  Subaccount (Class A) (1/70)*.....................  2006        1.000            1.453           574,277

Money Market Portfolio

  Money Market Subaccount (4/99)...................  2006        1.151            1.164                --
                                                     2005        1.127            1.151           847,943
                                                     2004        1.125            1.127         1,106,052
                                                     2003        1.125            1.125         1,753,058
                                                     2002        1.119            1.125         1,258,377
                                                     2001        1.087            1.119           990,283
                                                     2000        1.032            1.087           700,403
                                                     1999        1.000            1.032           239,890

Oppenheimer Variable Account Funds

  Oppenheimer Main Street/VA Subaccount ( Service
  Shares) (5/04)...................................  2006        1.131            1.198                --
                                                     2005        1.078            1.131            14,297
                                                     2004        0.975            1.078            10,342

PIMCO Variable Insurance Trust

  PIMCO VIT Real Return Subaccount (Administrative
  Class) (7/05)....................................  2006        1.012            1.011            72,677
                                                     2005        1.000            1.012            42,479

  PIMCO VIT Total Return Subaccount (Administrative
  Class) (6/01)....................................  2006        1.260            1.298           539,536
                                                     2005        1.240            1.260           569,639
                                                     2004        1.192            1.240           378,880
                                                     2003        1.144            1.192           385,107
                                                     2002        1.057            1.144           388,046
                                                     2001        1.000            1.057            42,621

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Putnam Variable Trust

  Putnam VT Discovery Growth Subaccount (Class IB)
  (12/01)..........................................  2006        0.839            0.925            11,671
                                                     2005        0.789            0.839            11,671
                                                     2004        0.739            0.789            11,671
                                                     2003        0.564            0.739            11,671
                                                     2002        0.808            0.564            11,671
                                                     2001        1.000            0.808                --

  Putnam VT International Equity Subaccount (Class
  IB) (5/01).......................................  2006        1.150            1.457            65,112
                                                     2005        1.033            1.150            81,614
                                                     2004        0.897            1.033            85,063
                                                     2003        0.703            0.897            88,330
                                                     2002        0.861            0.703            89,130
                                                     2001        1.000            0.861            36,530

  Putnam VT Small Cap Value Subaccount (Class IB)
  (6/01)...........................................  2006        1.749            2.035           278,813
                                                     2005        1.647            1.749           319,412
                                                     2004        1.315            1.647           205,632
                                                     2003        0.886            1.315           173,137
                                                     2002        1.093            0.886           235,414
                                                     2001        1.000            1.093             1,734

The Travelers Series Trust

  Travelers AIM Capital Appreciation Subaccount
  (11/01)..........................................  2006        0.957            1.022                --
                                                     2005        0.887            0.957            51,831
                                                     2004        0.840            0.887            72,426
                                                     2003        0.654            0.840            35,106
                                                     2002        0.867            0.654            38,688
                                                     2001        1.000            0.867                --

  Travelers Convertible Securities Subaccount
  (5/04)...........................................  2006        1.035            1.106                --
                                                     2005        1.040            1.035             5,612
                                                     2004        0.990            1.040                --

  Travelers Disciplined Mid Cap Stock Subaccount
  (6/99)...........................................  2006        1.812            1.984                --
                                                     2005        1.625            1.812           288,657
                                                     2004        1.406            1.625           300,148
                                                     2003        1.060            1.406           298,395
                                                     2002        1.247            1.060           244,570
                                                     2001        1.310            1.247           156,409
                                                     2000        1.132            1.310            87,378
                                                     1999        1.000            1.132                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Travelers Equity Income Subaccount (3/99)........  2006        1.285            1.354                --
                                                     2005        1.240            1.285         1,344,215
                                                     2004        1.137            1.240         1,226,765
                                                     2003        0.874            1.137         1,133,992
                                                     2002        1.024            0.874         1,011,873
                                                     2001        1.105            1.024           343,935
                                                     2000        1.021            1.105           212,588
                                                     1999        1.000            1.021           216,322

  Travelers Federated Stock Subaccount (4/99)......  2006        1.163            1.208                --
                                                     2005        1.113            1.163            59,781
                                                     2004        1.015            1.113            60,043
                                                     2003        0.802            1.015            60,043
                                                     2002        1.002            0.802            52,941
                                                     2001        0.993            1.002            24,072
                                                     2000        0.965            0.993             4,126
                                                     1999        1.000            0.965                --

  Travelers Large Cap Subaccount (3/99)............  2006        0.919            0.949                --
                                                     2005        0.852            0.919           512,059
                                                     2004        0.807            0.852           512,693
                                                     2003        0.652            0.807           524,562
                                                     2002        0.851            0.652           448,487
                                                     2001        1.038            0.851           409,069
                                                     2000        1.224            1.038           334,348
                                                     1999        1.000            1.224           247,021

  Travelers Mercury Large Cap Core Subaccount
  (3/99)...........................................  2006        0.997            1.061                --
                                                     2005        0.897            0.997            49,017
                                                     2004        0.780            0.897            15,265
                                                     2003        0.649            0.780            15,265
                                                     2002        0.874            0.649            16,447
                                                     2001        1.136            0.874            17,029
                                                     2000        1.213            1.136            80,150
                                                     1999        1.000            1.213                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Travelers MFS(R) Mid Cap Growth Subaccount
  (5/99)...........................................  2006        1.052            1.116                --
                                                     2005        1.029            1.052           189,859
                                                     2004        0.909            1.029           247,955
                                                     2003        0.668            0.909           256,356
                                                     2002        1.317            0.668           249,539
                                                     2001        1.739            1.317           238,188
                                                     2000        1.603            1.739           201,277
                                                     1999        1.000            1.603            22,378

  Travelers MFS(R) Total Return Subaccount (4/99)..  2006        1.400            1.449                --
                                                     2005        1.371            1.400         1,402,006
                                                     2004        1.240            1.371         1,303,774
                                                     2003        1.073            1.240         1,112,494
                                                     2002        1.141            1.073           994,730
                                                     2001        1.150            1.141           458,197
                                                     2000        0.994            1.150           177,102
                                                     1999        1.000            0.994            56,338

  Travelers MFS(R) Value Subaccount (5/04).........  2006        1.190            1.289                --
                                                     2005        1.127            1.190            25,099
                                                     2004        0.969            1.127                --

  Travelers Mondrian International Stock Subaccount
  (4/99)...........................................  2006        1.055            1.215                --
                                                     2005        0.971            1.055            80,241
                                                     2004        0.846            0.971            81,385
                                                     2003        0.663            0.846            57,438
                                                     2002        0.768            0.663            39,307
                                                     2001        1.049            0.768            43,074
                                                     2000        1.194            1.049            43,159
                                                     1999        1.000            1.194            13,922

  Travelers Pioneer Fund Subaccount (5/99).........  2006        0.890            0.947                --
                                                     2005        0.847            0.890            62,738
                                                     2004        0.768            0.847           128,011
                                                     2003        0.625            0.768           139,015
                                                     2002        0.903            0.625           177,705
                                                     2001        1.183            0.903           175,971
                                                     2000        0.959            1.183           136,065
                                                     1999        1.000            0.959            52,624

  Travelers Pioneer Mid Cap Value Subaccount
  (7/05)...........................................  2006        1.001            1.057                --
                                                     2005        1.000            1.001                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Travelers Pioneer Strategic Income Subaccount
  (6/99)...........................................  2006        1.455            1.473                --
                                                     2005        1.415            1.455            99,903
                                                     2004        1.285            1.415            48,519
                                                     2003        1.084            1.285            37,669
                                                     2002        1.032            1.084            29,999
                                                     2001        0.998            1.032            17,469
                                                     2000        1.010            0.998                --
                                                     1999        1.000            1.010                --

  Travelers Quality Bond Subaccount (3/99).........  2006        1.300            1.292                --
                                                     2005        1.290            1.300           453,665
                                                     2004        1.259            1.290           428,682
                                                     2003        1.186            1.259           336,903
                                                     2002        1.130            1.186           324,873
                                                     2001        1.063            1.130           229,303
                                                     2000        1.002            1.063            89,190
                                                     1999        1.000            1.002            30,445

  Travelers Strategic Equity Subaccount (3/99).....  2006        0.871            0.911                --
                                                     2005        0.861            0.871           578,902
                                                     2004        0.787            0.861           781,329
                                                     2003        0.598            0.787           861,404
                                                     2002        0.908            0.598           907,697
                                                     2001        1.057            0.908         1,013,052
                                                     2000        1.303            1.057           787,876
                                                     1999        1.000            1.303           274,568

  Travelers Style Focus Series: Small Cap Growth
  Subaccount (1/70)................................  2006        1.000            1.032                --
                                                     2005        1.000            1.000                --

  Travelers Style Focus Series: Small Cap Value
  Subaccount (1/70)................................  2006        1.000            1.000                --
                                                     2005        1.000            1.000                --

  Travelers U.S. Government Securities Subaccount
  (3/99)...........................................  2006        1.445            1.396                --
                                                     2005        1.396            1.445           664,291
                                                     2004        1.326            1.396           612,998
                                                     2003        1.301            1.326           641,656
                                                     2002        1.154            1.301           674,168
                                                     2001        1.099            1.154           329,688
                                                     2000        0.968            1.099           147,364
                                                     1999        1.000            0.968            81,239

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


Van Kampen Life Investment Trust

  Van Kampen LIT Comstock Subaccount (Class II)
  (8/03)...........................................  2006        1.512            1.741            18,593
                                                     2005        1.464            1.512            32,763
                                                     2004        1.257            1.464            35,463
                                                     2003        1.000            1.257            15,449

  Van Kampen LIT Enterprise Subaccount (Class II)
  (10/01)..........................................  2006        0.875            0.926                --
                                                     2005        0.817            0.875                --
                                                     2004        0.794            0.817                --
                                                     2003        0.637            0.794                --
                                                     2002        0.911            0.637                --
                                                     2001        1.000            0.911                --

  Van Kampen LIT Strategic Growth Subaccount (Class
  II) (1/02).......................................  2006        0.778            0.792                --
                                                     2005        0.729            0.778                --
                                                     2004        0.688            0.729                --
                                                     2003        0.546            0.688                --
                                                     2002        0.817            0.546                --
                                                     2001        1.000            0.817                --

Variable Insurance Products Fund

  VIP Asset Manager Subaccount (Service Class 2)
  (6/00)...........................................  2006        1.019            1.057                --
                                                     2005        0.990            1.019           229,844
                                                     2004        0.949            0.990           291,168
                                                     2003        0.813            0.949           262,244
                                                     2002        0.900            0.813           227,798
                                                     2001        0.949            0.900           178,530
                                                     2000        1.000            0.949           133,640

  VIP Contrafund(R) Subaccount (Service Class 2)
  (9/01)...........................................  2006        1.432            1.583           382,235
                                                     2005        1.238            1.432           307,737
                                                     2004        1.083            1.238           274,073
                                                     2003        0.852            1.083           244,184
                                                     2002        0.950            0.852           208,513
                                                     2001        1.000            0.950                --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)

                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  VIP Dynamic Capital Appreciation Subaccount
  (Service Class 2) (5/01).........................  2006        1.157            1.306            14,225
                                                     2005        0.966            1.157            16,820
                                                     2004        0.962            0.966            16,820
                                                     2003        0.776            0.962             5,993
                                                     2002        0.846            0.776             5,993
                                                     2001        1.000            0.846                --

  VIP Mid Cap Subaccount (Service Class 2) (7/01)..  2006        1.830            2.040           383,405
                                                     2005        1.563            1.830           373,612
                                                     2004        1.264            1.563           181,421
                                                     2003        0.921            1.264           103,818
                                                     2002        1.032            0.921           100,887
                                                     2001        1.000            1.032                --

Wells Fargo Variable Trust

  Wells Fargo Advantage VT Small/Mid Cap Value
  Subaccount (7/99)................................  2006        1.358            1.559             6,351
                                                     2005        1.175            1.358             6,351
                                                     2004        1.014            1.175             6,351
                                                     2003        0.739            1.014             9,511
                                                     2002        0.969            0.739             9,511
                                                     2001        0.938            0.969             6,351
                                                     2000        0.877            0.938             6,351
                                                     1999        1.000            0.877             6,351



                      SEPARATE ACCOUNT CHARGES 1.25% 140 FL


                                                                                             NUMBER OF UNITS
                                                             UNIT VALUE AT    UNIT VALUE AT   OUTSTANDING AT
PORTFOLIO NAME                                       YEAR  BEGINNING OF YEAR   END OF YEAR     END OF YEAR
--------------                                       ----  -----------------  -------------  ---------------


  Legg Mason Partners Variable Portfolios II
  LMPVPII Equity Index Subaccount (Class II)
  (3/99)...........................................  2006        0.862            0.967             --
                                                     2005        0.850            0.862             --
                                                     2004        0.791            0.850             --
                                                     2003        0.636            0.791             --
                                                     2002        0.841            0.636             --
                                                     2001        0.986            0.841             --
                                                     2000        1.117            0.986             --
                                                     1999        1.000            1.117             --

                                      NOTES

The date next to each funding option name reflects the date money first came into the funding option through the Separate Account. Funding options not listed above had no amounts allocated to them or were not available as of December 31, 2006. Number of Units outstanding at the end of the period may include units for Contracts Owners in payout phase, where appropriate.

If an accumulation unit value has no assets and units across all sub-accounts within the Separate Account, and has had no assets and units for the history displayed on the Condensed Financial Information in the past, then it may not be displayed.

Variable Funding Option mergers and substitutions that occurred between January 1, 2005 and December 31, 2006, are displayed below. Please see Appendix F for more information on Variable Funding Option name changes, mergers and substitutions.

Effective on or about 02/25/05, The Travelers Series Trust -- MFS(R) Emerging Growth Portfolio merged into Travelers Series Trust -- MFS(R) Mid Cap Growth Portfolio and is no longer available as a funding option.

Effective on or about 05/01/06, AIM Variable Insurance Funds -- AIM V.I. Premier Equity Fund merged into AIM Variable Insurance Funds -- AIM V.I. Core Equity Portfolio and is no longer available as a funding option.

Effective on or about 05/01/06, Capital Appreciation Fund merged into Met Investors Series Trust -- Janus Capital Appreciation Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, Managed Assets Trust merged into Metropolitan Series Fund, Inc. -- Legg Mason Partners Managed Assets Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, Money Market Portfolio merged into Metropolitan Series Fund, Inc. -- BlackRock Money Market Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, High Yield Bond Trust merged into Metropolitan Series Fund, Inc. -- Western Asset Management High Yield Bond Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Disciplined Mid-Cap Stock Portfolio merged into Met Investors Series Trust -- Batterymarch Mid-Cap Stock Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Style Focus
Series: Small Cap Value Portfolio merged into Met Investors Series
Trust -- Dreman Small-Cap Value Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Mondrian International Stock Portfolio merged into Met Investors Series Trust -- Harris Oakmark International Stock Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Convertible Securities Portfolio merged into Met Investors Series Trust -- Lord Abbett Bond Debenture Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Federated Stock Portfolio merged into Met Investors Series Trust -- Lord Abbett Growth and Income Portfolio -- Class B and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Mercury Large Cap Core Portfolio merged into Met Investors Series Trust -- Mercury Large-Cap Core Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Met AIM Capital Appreciation Portfolio merged into Met Investors Series Trust -- Met/AIM Capital Appreciation Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- MFS(R) Value Portfolio merged into Met Investors Series Trust -- MFS(R) Value
Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Pioneer Fund Portfolio merged into Met Investors Series Trust -- Pioneer Fund
Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Pioneer Mid-Cap Value Portfolio merged into Met Investors Series Trust -- Pioneer Mid-Cap Value Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Pioneer Strategic Income Portfolio -- Class A merged into Met Investors Series Trust -- Pioneer Strategic Income Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- MFS(R) Mid Cap Growth Portfolio merged into Metropolitan Series Fund, Inc. -- BlackRock Aggressive Growth Portfolio -- Class D and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Travelers Quality Bond Portfolio merged into Metropolitan Series Fund, Inc. -- BlackRock Bond Income Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Large Cap Portfolio merged into Metropolitan Series Fund, Inc. -- FI Large Cap Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Strategic Equity Portfolio Trust merged into Metropolitan Series Fund, Inc. -- FI Large Cap Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- Equity Income Portfolio merged into Metropolitan Series Fund, Inc. -- FI Value Leaders Portfolio -- Class D and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- MFS(R) Total Return merged into Metropolitan Series Fund, Inc. -- MFS(R) Total Return Portfolio -- Class F and is no longer available as a funding option.

Effective on or about 05/01/06, The Travelers Series Trust -- U.S. Government Securities Portfolio merged into Metropolitan Series Fund, Inc. -- Western Asset Management U.S. Government Portfolio -- Class A and is no longer available as a funding option.

Effective on or about 05/01/06, Oppenheimer Variable Account
Funds -- Oppenheimer Main Street Fund/VA -- Service Shares was replaced Met Investors Series Trust -- Lord Abbett Growth and Income Portfolio -- Class B and is no longer available as a funding option.

Effective on or about 05/01/06, Franklin Templeton Variable Insurance Products Trust -- Mutual Shares Securities Fund -- Class 2 Shares was replaced by Met Investors Series Trust -- Lord Abbett Growth and Income Portfolio and is no longer available as a funding option.

Effective on or about 05/01/06, Delaware VIP Trust -- Mutual VIP REIT
Series -- Standard Class was replaced by Met Investors Series Trust -- Neuberger Berman Real Estate Portfolio and is no longer available as a funding option.

Effective on or about 05/01/06, Fidelity Variable Insurance Products -- Fidelity Asset Manager Portfolio -- Service Class 2 was replaced by Metropolitan Series Fund, Inc. -- MFS(R) Total Return Portfolio -- Class F and is no longer available as a funding option.

Effective on or about 05/01/06, Janus Aspen Series -- Janus Aspen Balanced Portfolio -- Service Shares was replaced by Metropolitan Series Fund,
Inc. -- MFS(R) Total Return Portfolio -- Class F and is no longer available as a funding option.

Effective on or about 05/01/06, Franklin Templeton Variable Insurance Products Trust -- Franklin Templeton Growth Securities Fund -- Class 2 Shares was replaced by Metropolitan Series Fund, Inc. -- Oppenheimer Global Equity Portfolio -- Class B and is no longer available as a funding option.

Effective on or about 05/01/06, Fidelity Variable Insurance Products Fund -- VIP Asset Manager Portfolio was replaced by Metropolitan Series Fund, Inc. -- MFS(R) Total Return Portfolio -- Class F and is no longer available as a funding option.

Effective on or about 11/13/06, Lazard Retirement Series, Inc. -- Lazard Small Cap Portfolio was replaced by Met Investors Series Trust -- Third Avenue Small Cap Portfolio and is no longer available as a funding option.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX C

--------------------------------------------------------------------------------

            WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME CONFINEMENT
                      NOT AVAILABLE UNDER SECTION 457 PLANS
         NOT AVAILABLE IF OWNER IS AGE 71 OR OLDER ON THE CONTRACT DATE.
       PLEASE REFER TO YOUR CONTRACT FOR STATE VARIATIONS OF THIS WAIVER.

If, after the first Contract Year and before the Maturity Date, the Annuitant begins confinement in an eligible nursing home, you may surrender or make withdrawal, subject to the maximum withdrawal amount described below, without incurring a withdrawal charge. In order for the Company to waive the withdrawal charge, the withdrawal must be made during continued confinement in an eligible nursing home after the qualifying period has been satisfied, or within sixty
(60) days after such confinement ends. The qualifying period is confinement in an eligible nursing home for ninety (90) consecutive days. We will require proof of confinement in a form satisfactory to us, which may include certification by a licensed physician that such confinement is medically necessary.

An eligible nursing home is defined as an institution or special nursing unit of a hospital which:

     (a)  is Medicare approved as a provider of skilled nursing care services;
          and

     (b) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

                                       OR

Meets all of the following standards:

     (a) is licensed as a nursing care facility by the state in which it is licensed;

     (b) is either a freestanding facility or a distinct part of another facility such as a ward, wing, unit or swing-bed of a hospital or other facility;

     (c) provides nursing care to individuals who are not able to care for themselves and who require nursing care;

     (d) provides, as a primary function, nursing care and room and board; and charges for these services;

     (e) provides care under the supervision of a licensed physician, registered nurse (RN) or licensed practical nurse (LPN);

     (f) may provide care by a licensed physical, respiratory, occupational or speech therapist; and

     (g) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

FILING A CLAIM: You must provide the Company with written notice of a claim during continued confinement after the 90-day qualifying period, or within sixty days after such confinement ends.

The maximum withdrawal amount for which we will waive the withdrawal charge is the Contract Value on the next Valuation Date following written proof of claim, less any Purchase Payments made within a one-year period before confinement in an eligible nursing home begins, less any Purchase Payments made on or after the Annuitant's 71st birthday.

We will pay any withdrawal requested under the scope of this waiver as soon as we receive proper written proof of your claim, and we will pay the withdrawal in a lump sum. You should consult with your personal tax adviser regarding the tax impact of any withdrawals taken from your Contract.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX D

--------------------------------------------------------------------------------

                             MARKET VALUE ADJUSTMENT

If you have selected any period certain option, you may elect to surrender a payment equal to a portion of the present value of the remaining period certain payments any time after the first Contract Year. There is a surrender charge of 5% of the amount withdrawn under this option.

For fixed Annuity Payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate is the then current annual rate of return offered by Us on a new Fixed Annuity Period Certain Only annuitizations for the amount of time remaining in the certain period. If the period of time remaining is less that the minimum length of time for which we offer a new Fixed Annuity Period Certain Only annuitization, then the interest rate will be the rate of return for that minimum length of time.

The formula for calculating the Present Value is as follows:

                                        N
              Present Value = [SIGMA] [Payments x (1/1 + iC)(t/365)
                                      s = 1

Where

           iC = the interest rate described above

           n = the number of payments remaining in the Contract Owner's certain period at the time of request for this benefit

           t = number of days remaining until that payment is made, adjusting for leap years.

If you request a percentage of the total amount available, then the remaining period certain payments will be reduced by that percentage for the remainder of the certain period. After the certain period expires, any remaining payments, if applicable, will increase to the level they would have been had no liquidation taken place.

                                  ILLUSTRATION:



Amount Annuitized                              $12,589.80
Annuity Option                                 Life with 10 year certain period
Annuity Payments                               $1,000 Annually -- first payment immediately


For the purposes of illustration, assume after two years (immediately preceding the third payment), you choose to receive full liquidity, and the current rate of return that we are then crediting for 8 year fixed Period Certain Only Annuitizations is 4.00%. The total amount available for liquidity is calculated as follows:

           1000 + (1000/1.04) + (1000/1.04)2 + (1000/1.04)3 + (1000/1.04)4 +
           (1000/1.04)5 + (1000/1.04)6 + (1000/1.04)7 = $7002.06

The surrender penalty is calculated as 5% of $7,002.06, or $350.10.

The net result to you after subtraction of the surrender penalty of $350.10 would be $6,651.96.

You would receive no more payments for 8 years. After 8 years, if you are still living, you will receive $1,000 annually until your death.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX E

--------------------------------------------------------------------------------

                WHAT YOU NEED TO KNOW IF YOU ARE A TEXAS OPTIONAL
                         RETIREMENT PROGRAM PARTICIPANT

If you are a participant in the Texas Optional Retirement Program, Texas law permits us to make withdrawals on your behalf only if you die, retire or terminate employment in all Texas institutions of higher education, as defined under Texas law. Any withdrawal you ask for requires a written statement from the appropriate Texas institution of higher education verifying your vesting status and (if applicable) termination of employment. Also, we require a written statement from you that you are not transferring employment to another Texas institution of higher education. If you retire or terminate employment in all Texas institutions of higher education or die before being vested, amounts provided by the state's matching contribution will be refunded to the appropriate Texas institution. We may change these restrictions or add others without your consent to the extent necessary to maintain compliance with the law.

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


                                   APPENDIX F

--------------------------------------------------------------------------------



ADDITIONAL INFORMATION REGARDING THE UNDERLYING FUNDS



Some of the Underlying Funds listed below were subject to a merger, substitution or other change. The charts below identify the former name and new name of each of these Underlying Funds, and, where applicable, the former name and new name of the trust of which the Underlying Fund is part.



UNDERLYING FUND NAME CHANGES




                    FORMER NAME                                          NEW NAME
--------------------------------------------------  --------------------------------------------------


MET INVESTORS SERIES TRUST                          MET INVESTORS SERIES TRUST
Janus Capital Appreciation Portfolio                Janus Forty Portfolio

LEGG MASON PARTNERS VARIABLE PORTFOLIOS III, INC.   LEGG MASON PARTNERS VARIABLE EQUITY TRUST
Growth Portfolio+                                   Legg Mason Partners Variable International All Cap
Legg Mason Partners Variable Social Awareness       Opportunity Portfolio*+
Stock Portfolio                                     Legg Mason Partners Variable Social Awareness
LEGG MASON PARTNERS VARIABLE PORTFOLIO IV           Portfolio*
Balanced All Cap Growth and Value Portfolio         LEGG MASON PARTNERS VARIABLE PORTFOLIO IV  Legg
                                                    Mason Partners Variable Capital and Income
                                                    Portfolio






*     See "FUND FAMILY CHANGES AND PORTFOLIO SHARE CLASS NAME CHANGE" IN THIS
      APPENDIX


+     Closed to new investors.



UNDERLYING FUND MERGERS/REORGANIZATIONS


The former Underlying Funds were merged with and into the new Underlying Funds.




              FORMER UNDERLYING FUND                                NEW UNDERLYING FUND
--------------------------------------------------  --------------------------------------------------


LEGG MASON PARTNERS INVESTMENT SERIES               LEGG MASON PARTNERS VARIABLE EQUITY TRUST*
Legg Mason Partners Variable Premier Selections     Legg Mason Partners Variable Aggressive Growth
All Cap Growth Portfolio -- Class 1+                Portfolio -- Class I
LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC.     LEGG MASON PARTNERS VARIABLE EQUITY TRUST*
Legg Mason Partners Variable All Cap Portfolio --   Legg Mason Partners Variable Fundamental Value
Class I                                             Portfolio -- Class I
LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC      LEGG MASON PARTNERS EQUITY TRUST*
Legg Mason Partners Variable Total Return           Legg Mason Partners Variable Multiple Discipline
Portfolio --  Class I++                             Portfolio -- Balanced All Cap Growth and Value
                                                    Portfolio -- Class I and renamed Legg Mason
                                                    Partners Variable Capital and Income Portfolio**.
LEGG MASON PARTNERS VARIABLE PORTFOLIOS V           LEGG MASON PARTNERS VARIABLE EQUITY TRUST*
Legg Mason Partners Variable Small Cap Growth       Legg Mason Partners Variable Small Cap Growth
Opportunities Portfolio --  Class I                 Portfolio -- Class I
MET INVESTORS SERIES TRUST                          MET INVESTORS SERIES TRUST
Pioneer Mid-Cap Value Portfolio -- Class A          Lazard Mid-Cap Portfolio -- Class B
METROPOLITAN SERIES FUND, INC.                      MET INVESTORS SERIES TRUST
Western Asset Management High Yield Bond            BlackRock High Yield Portfolio -- Class A
Portfolio -- Class A




+     Closed to New Investors


*     See "Fund Family Changes and Portfolio Share Class Name Change" in this
      Appendix


**    See "Underlying Fund Name Changes" in this Appendix

UNDERLYING FUND SUBSTITUTIONS




                   FORMER UNDERLYING FUND                                          NEW UNDERLYING FUND
------------------------------------------------------------  ------------------------------------------------------------


AIM VARIABLE INSURANCE FUNDS                                  METROPOLITAN SERIES FUND, INC.
  AIM V.I. Core Equity Fund -- Series I+                        Capital Guardian U.S. Equity Portfolio -- Class A+
CREDIT SUISSE TRUST                                           MET INVESTORS SERIES TRUST
  Credit Suisse Emerging Markets Portfolio+                     MFS(R) Emerging Markets Equity Portfolio -- Class A
LAZARD RETIREMENT SERIES, INC.                                MET INVESTORS SERIES TRUST
  Lazard Retirement Small Cap Portfolio                         Third Avenue Small Cap Value Portfolio -- Class B
PIMCO VARIABLE INSURANCE TRUST                                MET INVESTORS SERIES TRUST
  Real Return Portfolio -- Administrative Class --              PIMCO Inflation Protected Bond Portfolio -- Class A
  Class VC
PUTNAM VARIABLE TRUST                                         MET INVESTORS SERIES TRUST
  Putnam VT International Equity Fund (Class IB)+               MFS(R) Research International Portfolio -- Class B+
  Putnam VT Small Cap Value Fund -- Class IB                    Third Avenue Small Cap Value Portfolio -- Class B
LORD ABBETT SERIES FUND, INC.                                 MET INVESTORS SERIES TRUST
  Lord Abbett Growth and Income Portfolio -- Class VC           Lord Abbett Growth and Income Portfolio -- Class B
  Lord Abbett Mid-Cap Value Portfolio -- Class VC               Lord Abbett Mid-Cap Value Portfolio -- Class B




UNDERLYING FUND FAMILY CHANGES AND PORTFOLIO SHARE CLASS NAME CHANGE




                FORMER UNDERLYING FUND FAMILY                                  NEW UNDERLYING FUND FAMILY
------------------------------------------------------------  ------------------------------------------------------------


LEGG MASON PARTNERS INVESTMENT SERIES                         LEGG MASON PARTNERS VARIABLE EQUITY TRUST.
  Legg Mason Partners Variable Dividend Strategy                Legg Mason Partners Variable Dividend Strategy
  Portfolio+                                                    Portfolio+
LEGG MASON PARTNERS VARIABLE PORTFOLIOS I, INC.               LEGG MASON PARTNERS VARIABLE EQUITY TRUST
  Legg Mason Partners Variable Investors Portfolio              Legg Mason Partners Variable Investors Portfolio
  Legg Mason Partners Variable Small Cap Growth                 Legg Mason Partners Variable Small Cap Growth
  Portfolio+                                                    Portfolio
LEGG MASON PARTNERS VARIABLE PORTFOLIOS II                    LEGG MASON PARTNERS VARIABLE EQUITY TRUST
  Legg Mason Partners Variable Appreciation Portfolio --        Legg Mason Partners Variable Appreciation Portfolio --
  Class I                                                       Class I**
  Legg Mason Partners Variable Equity Index Portfolio           Legg Mason Partners Variable Equity Index Portfolio
  Legg Mason Partners Variable Fundamental Value                Legg Mason Partners Variable Fundamental Value
  Portfolio --  Class I+                                        Portfolio -- Class I**
LEGG MASON PARTNERS VARIABLE PORTFOLIOS III, INC.             LEGG MASON PARTNERS VARIABLE EQUITY TRUST.
  Legg Mason Partners Variable Aggressive Growth                Legg Mason Partners Variable Aggressive Growth
  Portfolio -- Class I                                          Portfolio -- Class I**
  Legg Mason Partners Variable International All Cap            Legg Mason Partners Variable International All Cap
  Opportunity Portfolio                                         Opportunity Portfolio
  Legg Mason Partners Variable Large Cap Growth                 Legg Mason Partners Variable
  Portfolio                                                     Large Cap Growth Portfolio
  Legg Mason Partners Variable Social Awareness                 Legg Mason Partners Variable Social Awareness
  Portfolio                                                     Portfolio++
LEGG MASON PARTNERS VARIABLE PORTFOLIOS III, INC.             LEGG MASON PARTNERS VARIABLE INCOME TRUST
  Legg Mason Partners Variable Adjustable Rate Income           Legg Mason Partners Variable Adjustable Rate Income
  Portfolio                                                     Portfolio
  Legg Mason Partners Variable High Income                      Legg Mason Partners Variable High Income
  Portfolio                                                     Portfolio
LEGG MASON PARTNERS VARIABLE PORTFOLIOS IV                    LEGG MASON VARIABLE EQUITY TRUST
  Legg Mason Partners Variable Capital and Income               Legg Mason Partners Variable Capital and Income
  Portfolio                                                     Portfolio

UNDERLYING FUND SHARE CLASS EXCHANGE



The following former Underlying Fund share class was exchanged into the new Underlying Fund share class.



        FORMER UNDERLYING FUND SHARE CLASS                    NEW UNDERLYING FUND SHARE CLASS
--------------------------------------------------  --------------------------------------------------


MET INVESTORS SERIES TRUST                          MET INVESTORS SERIES TRUST
    BlackRock Large Cap Core Portfolio -- Class A     BlackRock Large Cap Core Portfolios -- Class E


++    See Underlying Fund Name Changes in this Appendix
**    Single Share Class Structure has been renamed Class I
+     Closed to New Investors

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX G

--------------------------------------------------------------------------------

                       PORTFOLIO LEGAL AND MARKETING NAMES



        SERIES FUND/TRUST                   PORTFOLIO/SERIES                    MARKETING NAME
---------------------------------  ---------------------------------  ---------------------------------


AMERICAN FUNDS INSURANCE SERIES    Global Growth Fund                 American Funds Global Growth Fund
AMERICAN FUNDS INSURANCE SERIES    Growth -- Income Fund              American Funds Growth-Income Fund
AMERICAN FUNDS INSURANCE SERIES    Growth Fund                        American Funds Growth Fund
DREYFUS VARIABLE INVESTMENT FUND   Appreciation Portfolio             Dreyfus VIF Appreciation
                                                                      Portfolio
DREYFUS VARIABLE INVESTMENT FUND   Developing Leaders Portfolio       Dreyfus VIF Developing Leaders
                                                                      Portfolio
JANUS ASPEN SERIES                 Mid Cap Growth Portfolio           Janus Aspen Series Mid Cap Growth
                                                                      Portfolio
JANUS ASPEN SERIES                 Worldwide Growth Portfolio         Janus Aspen Series Worldwide
                                                                      Growth Portfolio
METROPOLITAN SERIES FUND, INC.     FI Large Cap Portfolio             FI Large Cap Portfolio (Fidelity)
METROPOLITAN SERIES FUND, INC.     FI Value Leaders Portfolio         FI Value Leaders Portfolio
                                                                      (Fidelity)
PIMCO VARIABLE INSURANCE TRUST     Total Return Portfolio             PIMCO VIT Total Return Portfolio
REGISTERED FIXED ACCOUNT           Registered Fixed                   Fixed Account
VAN KAMPEN LIFE INVESTMENT TRUST   Van Kampen Life Investment Trust   Van Kampen LIT Comstock Portfolio
                                   Comstock Portfolio
VAN KAMPEN LIFE INVESTMENT TRUST   Van Kampen Life Investment Trust   Van Kampen LIT Strategic Growth
                                   Strategic Growth Portfolio         Portfolio
VAN KAMPEN LIFE INVESTMENT TRUST   Van Kampen Life Investment Trust   Van Kampen LIT Enterprise
                                   Enterprise Portfolio               Portfolio
VARIABLE INSURANCE PRODUCTS        Dynamic Capital Appreciation       Fidelity VIP Dynamic Capital
                                   Portfolio                          Appreciation Portfolio
VARIABLE INSURANCE PRODUCTS        Contrafund(R) Portfolio            Fidelity VIP Contrafund(R)
                                                                      Portfolio
VARIABLE INSURANCE PRODUCTS        Mid Cap Portfolio                  Fidelity VIP Mid Cap Portfolio

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX H

--------------------------------------------------------------------------------

               CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information contains more specific information and financial statements relating to MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut. A list of the contents of the Statement of Additional Information is set forth below:

                     The Insurance Company
                     Principal Underwriter
                     Distribution and Principal Underwriting Agreement

                     Valuation of Assets




                     Calculation of Money Market Yield

                     Federal Tax Considerations

                     Independent Registered Public Accounting Firm

                     Condensed Financial Information
                     Financial Statements

--------------------------------------------------------------------------------


Copies of the Statement of Additional Information dated April 30, 2007 are available without charge. To request a copy, please clip this coupon on the line above, enter your name and address in the spaces provided below, and mail to:
MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut, Annuity Operations and Services, One Cityplace, 185 Asylum Street, 3CP, Hartford, Connecticut 06103-3415.


  Name: -----------------------------------------------

  Address: --------------------------------------------

Check Box:

For the MetLife Insurance Company of Connecticut Statement of Additional Information, please request MIC Book 21 and for the MetLife Life and Annuity Company of Connecticut Statement of Additional Information, please request MLAC Book 21.

[ ] MIC Book 21

[ ] MLAC Book 21

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                 METLIFE RETIREMENT ACCOUNT ANNUITY PROSPECTUS:

           METLIFE OF CT SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES

            METLIFE OF CT SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES



BOOK 21                                                           APRIL 30, 2007


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



Estimate of Printing Costs: $10,000
Cost of Independent Auditors: $5,000



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS



The Registrant's parent, MetLife, Inc. ("MetLife") has secured a Financial Institutions Bond in the amount of $50,000,000, subject to a $5,000,000 deductible. MetLife also maintains Directors' and Officers' Liability insurance coverage with limits of $400 million under which the Registrant and Registrant's underwriter, as well as certain other subsidiaries of MetLife are covered. A provision in MetLife, Inc.'s by-laws provides for the indemnification (under certain circumstances) of individuals serving as directors or officers of certain organizations, including the Depositor and the Underwriter.


Sections 33-770 et seq. inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.


C.G.S. Section 33-778 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or lesser than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed basis.


RULE 484 UNDERTAKING

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

          None


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


(a)  Exhibits


EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------


1. Distribution and Principal Underwriting Agreement. (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------

1(a).     Agreement and Plan of Merger dated as of October 20, 2006.
          (Incorporated herein by reference to Exhibit 1(a) to the Registration
          Statement on Form S-1, File No. 333-138472 filed on November 7,
          2006.)
2.        None.
3(i).     Charter of The Travelers Insurance Company, as amended on October 19,
          1994. (Incorporated herein by reference to Exhibit 3(a) to the
          Registration Statement on Form N-4, File No. 333-40193 filed November
          17, 1997).
               a.  Certificate of Amendment of the Charter as Amended and
                   Restated of The Travelers Insurance Company effective May 1,
                   2006. (Incorporated herein by reference to Exhibit 6(c) to
                   Post-Effective Amendment No. 14 to The Travelers Fund ABD
                   for Variable Annuities Registration Statement on Form N-4 ,
                   File No. 033-65343 filed April 5, 2006.)
3(ii).    By-Laws of The Travelers Insurance Company, as amended on October 20,
          1994. (Incorporated herein by reference to Exhibit 3(b) to the
          Registration Statement on Form N-4, File No. 333-40193 filed November
          17, 1997.)
4.        Contracts. (Incorporated herein by reference to Exhibit 4 to the
          Registration Statement on Form N-4, File No. 333-58783 filed November
          3, 1998.)
4(a)      Company Name Change Endorsement The Travelers Insurance Company
          effective May 1, 2006.  (Incorporated herein by reference to Exhibit
          4(c) to Post-Effective Amendment No. 14 to The Travelers Fund ABD for
          Variable Annuities to the Registration Statement on Form N-4, File
          No. 033-65343 filed April 5, 2006.)
5.        Opinion re:  Legality of Shares. (Incorporated herein by reference to
          Exhibit 5 to the Registration Statement on Form S-2, File No. 333-
          69793 filed December 28, 1998.)
8.        None.
9.        None.
10.       Master Retail Sales Agreement (MLIDC). (Incorporated herein by reference to Exhibit 3(d) to Post-Effective Amendment No. 16 to
          MetLife of CT Fund ABD for Variable Annuities to the Registration
          Statement on Form N-4, File No. 033-65343/811-07465 filed April 4,
          2007.)
11.       None.
12.       None.
13.       None.
15.       None.
16.       None.
23(a).    1.  Consent of KPMG LLP, Independent Registered Public Accounting
              Firm. Filed herewith.
          2.  Consent of Deloitte & Touche LLP, Independent Registered Public
              Accounting Firm. Filed herewith.
23(b).    Consent of Counsel (Incorporated herein by reference to Exhibit 5 to the Registration Statement on Form S-2, File No. 333-69793 filed
          December 28,1998.)
24.       Powers of Attorney authorizing Michele H. Abate, John E. Connolly,
          Jr., James L. Lipscomb, Gina C. Sandonato, Myra L. Saul, Paul G.
          Cellupica, Richard S. Colllins, and Marie C. Swift to act as
          signatory for C. Robert Henrikson, Leland C. Launer, Jr., Lisa M.
          Weber, Stanley J. Talbi, and Jospeh J. Prochaska, Jr. (Incorporated
          herein by reference to Exhibit 24 to Post-Effective Amendment No. 7 to this Registration Statement on Form S-1, File No. 333-69793 filed
          April 26, 2006.)
24(a).    Powers of Attorney authorizing Michele H. Abate, Paul G. Cellupica,
          Richard S. Collins, John E. Connolly, Jr., James L. Lipscomb, Gina C.
          Sandonato, Myra L. Saul and Marie C. Swift, a signatory for William
          J. Mullaney. Filed herewith.
25.       None.
26.       None.
27.       None.
(b).      Financials pursuant to Regulation S-X - Incorporated by reference to
          Form 10-K for the fiscal year ended December 31, 2006 (File No. 033-
          03094) as filed with the Commission on April 2, 2007 (Accession No.
          0000950123-07-004885).

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

     iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

     (h)  Request for Acceleration of Effective Date:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on April 9, 2007.



                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                                  (Registrant)


                                        By:      /s/ *BENNETT KLEINBERG
                                            ------------------------------------
                                                  Vice President & Actuary



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 9, 2007.








          /s/ *C. ROBERT HENRIKSON                  Chairman, President and Chief Executive
-----------------------------------------------        Officer
             (C. Robert Henrikson)

          /s/ *WILLIAM J. MULLANEY                  Director
-----------------------------------------------
             (William J. Mullaney)

             /s/ *LISA M. WEBER                     Director
-----------------------------------------------
                (Lisa M. Weber)

           /s/ *STANLEY J. TALBI                    Executive Vice President and Chief Financial
-----------------------------------------------        Officer
               (Stanley J. Talbi)

       /s/ *JOSEPH J. PROCHASKA, JR.                Executive Vice President and Chief
-----------------------------------------------        Accounting Officer
           (Joseph J. Prochaska, Jr.)

*By:            /s/ MYRA L. SAUL
     ------------------------------------------
         Myra L. Saul, Attorney-in-Fact

                                  EXHIBIT INDEX



EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------


23(a).    Consent of KPMG LLP, Independent Registered Public Accounting Firm
23(b).    Consent of Deloitte & Touche LLP, Independent Registered Public
          Accounting Firm
24(a).    Power of Attorney for William J. Mullaney